SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  3)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [X]  Preliminary  proxy  statement
     [ ]  Definitive  proxy  statement
     [ ]  Definitive  additional  materials
     [ ]  Soliciting  material  pursuant  to  Rule  14a-11(c)  or Rule 14a-12

                             FIRST SOUTHERN BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [ ]  No  fee  required
     [ ]  Fee  computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     (4)  Proposed  maximum  aggregate  value  of  transaction:

--------------------------------------------------------------------------------

     (5)  Total  fee  paid:

--------------------------------------------------------------------------------
     [ ]  Fee  paid  previously  with  preliminary  materials:

--------------------------------------------------------------------------------
     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  previously  paid:
                                                        $204.00
--------------------------------------------------------------------------------

     (2)  Form,  Schedule  or  Registration  Statement  no.:
                                                    SCHEDULE 13E-3
--------------------------------------------------------------------------------

     (3)  Filing  Party:
                                                 FIRST SOUTHERN BANCORP
--------------------------------------------------------------------------------

     (4)  Date  Filed:
                                                    JUNE 22, 2005
--------------------------------------------------------------------------------

                                                                 PRELIMINARY
                                                                    COPY

                             FIRST SOUTHERN BANCORP
                              201 South Main Street
                           Statesboro, Georgia  30458
                                 (912) 489-7600

                                NOVEMBER __, 2005


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders, which will be held at 11:00 a.m. on December 28, 2005, at First Southern National Bank, Statesboro, Georgia 30458. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     At the meeting, shareholders will vote on the election of Class I directors and a proposed amendment to our articles of incorporation (the "Articles of Amendment"). The Articles of Amendment provide for the reclassification of shares (the "Reclassification") of our common stock held by shareholders who are the record holders of 500 or fewer shares of common stock into shares of Series A stock, on the basis of one share of Series A stock for each share of common stock held by such shareholders. All other shares of common stock will remain outstanding and be unaffected by the Reclassification.

     Generally, the Series A stock has limited voting rights; a dividend and liquidation preference to our common stock; participates equally with the common stock on a sale or change in control of the Company; and contains a call provision which allows the Company to call the Series A stock at a price equal to the greater of the book value of the Series A stock, the fair market value of the Series A stock, or the fair market value of our common stock.

     The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, which will allow us to realize significant cost savings resulting from the termination of our reporting obligations under the Securities Exchange Act of 1934 (the "Securities Exchange Act").

     Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $272,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

     We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. This date will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

     The board of directors has established November 28, 2005 as the record date for determining shareholders who are entitled to notice of the annual meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by December 23, 2005. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     The board of directors has determined that the Reclassification is fair to First Southern's unaffiliated shareholders and has voted in favor of the approval of the Articles of Amendment. On behalf of the board of directors, I urge you to vote FOR approval of the Articles of Amendment.

                                   Sincerely,


                                   /s/ F. Thomas David
                                   President and Chief Executive Officer

                             FIRST SOUTHERN BANCORP
                              201 South Main Street
                           Statesboro, Georgia  30458
                                 (912) 489-7600

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 28, 2005

     The annual meeting of shareholders of First Southern Bancorp will be held at 11:00 a.m. on December 28, 2005, at First Southern National Bank, Statesboro, Georgia 30358, for the following purposes:

     (1) To vote on a proposed amendment to the articles of incorporation (the "Articles of Amendment") of First Southern, which provides for the reclassification of shares (the "Reclassification") of First Southern common stock held by shareholders who are the record holders of 500 or fewer shares of common stock into shares of First Southern Series A stock, on the basis of one share of Series A stock for each share of common stock held by such shareholders. The text of the Articles of Amendment is set forth in Appendix A to the enclosed proxy statement;
                                     ----------

     (2) To elect five persons to serve as Class I directors of the board of directors; and

     (3) To transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS.

     First Southern's shareholders are entitled to statutory dissenters' rights with respect to the Reclassification. If First Southern's shareholders approve the proposed Articles of Amendment, shareholders who elect to dissent from approval of the Articles of Amendment are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code (the "Georgia Code") regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Code as Appendix B to the accompanying proxy statement.
                   -----------

     The board of directors has set the close of business on November 28, 2005 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                        By Order of the Board of Directors,


                                        /s/ F. Thomas David
                                        President and Chief Executive Officer

November __, 2005

                             FIRST SOUTHERN BANCORP
                              201 South Main Street
                           Statesboro, Georgia  30458
                                 (912) 489-7600

================================================================================

                                 PROXY STATEMENT
                     FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 28, 2005

================================================================================

     The board of directors of First Southern Bancorp ("First Southern" or the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2005 Annual Meeting of Shareholders. At the meeting, shareholders will be asked to vote on the election of Class I directors and on a proposed amendment to our articles of incorporation (the "Articles of Amendment") providing for the reclassification of certain shares (the "Reclassification") of the Company's common stock into Series A stock.

     The Reclassification is designed to reduce the number of First Southern common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The board has determined that it is in the best interests of First Southern and our shareholders to effect the Reclassification because the Company will realize significant cost savings as a result of the termination of our reporting obligations under the Securities Exchange Act.

     In the Reclassification, shareholders who are the record holders of 500 or fewer shares of First Southern common stock, $.01 par value, will receive one share of First Southern Series A stock, $.01 par value, for each share of common stock they own on the effective date of the Reclassification. All other shares of First Southern common stock will remain outstanding and will be unaffected by the Reclassification.

     Generally, the Series A stock has limited voting rights; a dividend and liquidation preference to our common stock; participates equally with the common stock on a sale or change in control of the Company; and contains a call provision which allows the Company to call the Series A stock at a price equal to the greater of the book value of the Series A stock, the fair market value of the Series A stock, or the fair market value of our common stock.

     This proxy statement provides you with detailed information about the proposed Reclassification and the election of Class I directors. We encourage you to read this entire document carefully.

     The board of directors has determined that the Reclassification is fair to First Southern's unaffiliated shareholders and has approved the Articles of Amendment. The Reclassification cannot be completed, however, unless the Articles of Amendment are approved by the holders of a majority of the votes entitled to be cast on the proposal to approve the Articles of Amendment. The current directors and executive officers of First Southern beneficially own approximately 52.5% of the outstanding shares and have indicated that they intend to vote their shares in favor of the Articles of Amendment.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HAS DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT IS NOVEMBER __, 2005. WE FIRST MAILED THIS PROXY STATEMENT TO THE SHAREHOLDERS OF FIRST SOUTHERN ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Neither our common stock nor our Series A stock is a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation (the
"FDIC")  or  any  other  governmental  agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we," "our," and "us," as used in this proxy statement, refer to First Southern and its wholly-owned subsidiary, First Southern National Bank, collectively, unless the context indicates otherwise.

                                   TABLE OF CONTENTS

                                                                                   Page
SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    PURPOSE OF THE RECLASSIFICATION . . . . . . . . . . . . . . . . . . . . . . .    10
    ALTERNATIVES CONSIDERED . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    BACKGROUND OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . . .    14
    REASONS FOR THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . . . .    20
    EFFECTS OF THE RECLASSIFICATION ON FIRST SOUTHERN . . . . . . . . . . . . . .    21
    EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS WHOSE SHARES ARE RECLASSIFIED    25
    EFFECTS OF THE RECLASSIFICATION ON AFFILIATES . . . . . . . . . . . . . . . .    27
    EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS. . . . . . . . .    28
    EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS RETAINING COMMON STOCK. . . .    29
    FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION . . . . . . . . . . .    30
    PRO FORMA EFFECT OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . .    33
    SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA. . . . . . . . . . . . . . . .    34
    RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION. .    34
    DETERMINATION OF FAIRNESS BY FIRST SOUTHERN AFFILIATES. . . . . . . . . . . .    42

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS. . . . . . . . . . . . .    43
    TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . . .    43
    RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . . .    43
    NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . . .    43
    PROPOSALS TO BE CONSIDERED. . . . . . . . . . . . . . . . . . . . . . . . . .    43
    DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
    PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . . .    43
    REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . .    44
    SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

PROPOSAL 1:  APPROVAL OF THE ARTICLES OF AMENDMENT. . . . . . . . . . . . . . . .    46
    DESCRIPTION OF THE ARTICLES OF AMENDMENT. . . . . . . . . . . . . . . . . . .    46
    SOURCE OF FUNDS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . .    48
    DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

PROPOSAL 2:  ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . .    53
    DIRECTOR NOMINEES AND CONTINUING DIRECTORS. . . . . . . . . . . . . . . . . .    53
    MEETINGS AND COMMITTEES OF THE BOARD. . . . . . . . . . . . . . . . . . . . .    54
    AUDIT COMMITTEE REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

INFORMATION ABOUT FIRST SOUTHERN AND ITS AFFILIATES . . . . . . . . . . . . . . .    57
    EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
    EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
    STOCK OWNERSHIP BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . .    59
    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . . .    60
    TRANSACTIONS IN FIRST SOUTHERN STOCK. . . . . . . . . . . . . . . . . . . . .    60
    RELATED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .    60
    MARKET FOR COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . . . . .    60
    DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . .    61
    TERMS OF THE SERIES A STOCK TO BE ISSUED IN THE RECLASSIFICATION. . . . . . .    62
    INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . . .    64
    DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS . . . . . . . . . . . . .    64
    OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66


                                        i

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . .    67

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . .    69

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . .    73


                                       ***

APPENDIX A  ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION. . . . . . . .   A-1

APPENDIX B  ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE . . . . . . . . .   B-1

APPENDIX C  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005. . . . . . . . . . . . .   C-1

APPENDIX D  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS
            FOR THE YEAR ENDED DECEMBER 31, 2004. . . . . . . . . . . . . . . . .   D-1

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Articles of Amendment. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

- STRUCTURE OF THE RECLASSIFICATION. The Articles of Amendment provide for the Reclassification of shares of First Southern common stock into shares of Series A stock. In the Reclassification, shareholders who are the record holders of 500 or fewer shares of First Southern common stock will receive one share of Series A stock for each share of First Southern common stock they own on the effective date of the Reclassification. All other shares of First Southern common stock will remain outstanding. Based on our number of shareholders of record as of April 30, 2005, an aggregate of approximately 120,696 shares, or 13% of our outstanding common stock, will be reclassified to Series A stock and approximately 799,851 shares, or 87% of our outstanding common stock, will not be reclassified. As a result, the percentage ownership of each remaining holder of common stock will increase after the Reclassification. See page 46 for additional information.

- TERMS OF THE SERIES A STOCK TO BE ISSUED IN THE RECLASSIFICATION. Our board has designated 150,000 shares of our authorized stock as Series A stock. The Series A stock has substantially different rights and limitations from our common stock with respect to voting, dividends, liquidation and redemption. The terms of the Series A stock provide as follows:

     - VOTING RIGHTS: Unlike the common stock, the Series A stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A stock are entitled to vote only upon proposals for a merger, share exchange, consolidation or other business combination involving First Southern in which more than 50% of the outstanding common stock of First Southern is transferred to a third party, or the sale or disposition of all or substantially all of the Company's assets (a "Change in Control"). For those matters on which holders of Series A stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with the bylaws of First Southern. When voting on a proposed Change in Control, the holders of Series A stock vote together with the holders of common stock and not as a separate class.

          Generally, under Section 14-2-1004 of the Georgia Code, the holders of the Series A stock will be entitled to vote as a separate voting group on any future amendments to our articles of incorporation that would adversely affect the designations, rights, preferences or limitations of all or part of the shares of Series A stock. This also applies to merger agreement provisions that would require approval by the Series A holders if the provisions had been included in an amendment to the articles of incorporation instead of a merger agreement. In such a case, however, the Series A stock would vote with the common stock as a single class. However, this section does not apply to the creation of a new series of shares pursuant to the authority reserved to the board of directors under our articles of incorporation.

          After the Reclassification, we will have approximately 9,850,000 shares of authorized but unissued preferred stock. Our articles authorize the board, without further action by the holders of our common stock or the Series A stock, to provide for the issuance of these shares in one or more classes or series and to establish the relative rights, preferences and limitations of each class or series of preferred stock. As a result, after the Reclassification our board, which will be elected by the holders of the common stock, may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with the Series A stock.

     - RANK: The Series A stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series A stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     - DIVIDEND RIGHTS: Prior to the receipt of dividends by the holders of common stock, holders of Series A stock are entitled to a preference in the distribution of dividends, when and if declared and paid by First Southern, so that holders of the Series A shares are entitled to receive (a) Ordinary Dividends in an amount per share not less than 105% of the amount per share of Ordinary Dividends that are paid on common shares and (b) Special Dividends in an amount per share not less than 100% of the amount per share of Special Dividends that are paid on common shares. First Southern is not required to pay any dividends on the Series A stock and has the right to waive the declaration or payment of dividends. Any dividends waived by First Southern will not accumulate to future periods and will not represent a contingent liability of First Southern. The term "Ordinary Dividends" means all dividends which, taken in the aggregate for a calendar year, do not exceed 50% of First Southern's prior year consolidated net income after tax but before dividends, as determined under generally accepted accounting principles, and "Special Dividends" means the amount of dividends for a calendar year that are in excess of Ordinary Dividends.

     - PERPETUAL STOCK: The Series A stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     - CONVERSION RIGHTS: The shares of Series A stock automatically convert to shares of common stock upon a Change in Control, with each share of Series A stock convertible into one share of common stock.

     - LIQUIDATION RIGHTS: Holders of Series A stock are entitled to a preference in the distribution of assets of First Southern in the event of any liquidation, dissolution or winding-up of First Southern, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $10.00 per share.

     - PREEMPTIVE RIGHTS: Holders of Series A stock do not have any preemptive rights to purchase any additional shares of Series A stock or shares of any other class of capital stock of First Southern that may be issued in the future.

     - ANTIDILUTION ADJUSTMENTS: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A stock.

     - REDEMPTION RIGHTS: Holders of Series A stock have no right to require that First Southern redeem their shares.

     - CALL RIGHTS: First Southern has the right to repurchase all or any part of the Series A stock at any time at a purchase price per share equal to the greater of the book value per share of the Series A stock, as determined under generally accepted accounting principles; the fair market value per share of the Series A stock; or the fair market value of our common stock. "Fair market value" is determined reasonably and in good faith by the Company's board of directors, and means the price a third party would pay for the Series A stock or common stock as of the applicable valuation date on a per-share basis. Additionally, the call provision provides for an appraisal procedure in the event that the holder of Series A stock which is called by the Company disagrees with the board's determination of the fair market value of the Series A stock or the common stock.

     See pages 61 through 63 for more information regarding the terms of the Series A stock.

- SERIES A STOCK ISSUED IN RELIANCE ON EXEMPTION FROM REGISTRATION. We are issuing the shares of Series A stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available to the Reclassification because we are only issuing the Series A stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange. See page 47 for additional information.

- DETERMINATION OF SHARES "HELD OF RECORD." Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

     As a result, a single shareholder with more than 500 shares held in various accounts could receive Series A stock in the Reclassification for all of his or her shares if those accounts individually hold 500 or fewer shares. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing more than 500 shares, or acquire additional shares in the market prior to the effective date of the Reclassification. Additionally, a shareholder who holds 500 or fewer shares of common stock through a broker may be unaffected by the Reclassification if the broker holds an aggregate of more than 500 shares.

-    EFFECTS OF THE RECLASSIFICATION.  As a result of the Reclassification:

     - Our number of common shareholders of record, measured as of April 30, 2005, will be reduced from approximately 662 to approximately 181, and the number of outstanding shares of First Southern common stock will decrease from approximately 920,547 to approximately 799,851, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market.

     - We estimate that approximate 120,696 shares of Series A stock will be issued in connection with the Reclassification.

     - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     - We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $272,000 on an annual basis.

     - We estimate that professional fees and other expenses related to the Reclassification will be approximately $100,000, which we intend to pay with existing working capital.

     - Basic earnings per share on a pro forma basis will increase from $0.56 per share to $0.64 per share for the nine months ended September 30, 2005, and will increase from $1.02 to $1.18 for the year ended December 31, 2004. Diluted earnings per share will not change from $0.56 per share for the nine months ended September 30, 2005 and from $1.02 per share for the year ended December 31, 2004 since the Series A shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - Book value per common equivalent share, which includes the Series A stock, will decrease on a pro forma basis from $9.62 to $9.52 as of September 30, 2005, and will decrease from $9.10 to $9.00 as of December 31, 2004.

     - The percentage ownership of First Southern common stock beneficially owned by its executive officers and directors as a group will increase from approximately 52.5% to 58.9%.

          For a more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A stock and those retaining common stock, see pages 21 through 30

- REASONS FOR THE RECLASSIFICATION. Our principal reasons for effecting the Reclassification are:

     - The direct and indirect cost savings of approximately $272,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

     - Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

          See  page  20  for  more  detailed  information.

- FAIRNESS OF THE RECLASSIFICATION. Based on a careful review of the facts and circumstances relating to the Reclassification, our board of directors and each of our affiliates believe that the Reclassification and the terms and provisions of the Series A stock are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the Reclassification and recommends that shareholders vote in favor of the Reclassification.

     Our affiliates are listed on page 42 and include all of our directors and executive officers. Because of our affiliates' positions with First Southern, each is deemed to be engaged in the Reclassification transaction and has a conflict of interest with respect to the Reclassification because they are in a position to structure the Reclassification in a way that benefits the interests of the affiliates differently than the interests of the unaffiliated shareholders. See "-Effects of the Reclassification on Affiliates" on page 27.

     At present, five of our directors beneficially own an aggregate of approximately 1,840 shares that would be reclassified to Series A stock in the Reclassification. However, these directors, like all other shareholders, may consolidate their ownership of these shares into another form of record ownership that consists of more than 500 shares, in which case the shares would not be reclassified. These five directors have indicated that, prior to the effective date of the Reclassification, they intend to consolidate these shares into a form of record ownership which is not subject to reclassification to Series A stock. After the Reclassification, we anticipate that our directors and executive officers will beneficially own approximately 58.9% of our outstanding shares. See "-Stock Ownership by Affiliates" on page 59 for more information regarding stock owned by our affiliates.

     In the course of determining that the Reclassification is fair to unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A stock, the board and each of our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board did not obtain any appraisal or independent valuation to determine whether the Series A stock had the same value as the common stock. The factors considered by the board include:

     - All shareholders will continue to hold an equity interest in First Southern, and no shareholder will be forced to involuntarily liquidate his or her equity interest in First Southern although, under the terms of the Series A stock, the board may call all or any part of the Series A stock at any time after the Reclassification at a price equal to the greater of the fair market value of the Series A stock or the book value of the preferred stock;

     - The Reclassification will have no effect on diluted earnings per share for the nine months ended September 30, 2005 or the year ended December 31, 2004;

     - Book value per common equivalent share will decrease approximately 1.0% from $9.62 on a historical basis to $9.52 on a pro forma basis as of September 30, 2005;

     - The Reclassification should not be a taxable event for any shareholders, except for those who exercise dissenters' rights;

     - The board believes the advantages and disadvantages of the rights, preferences and limitations of the Series A stock are balanced in comparison to the relative rights of our common stock; and

     - Any shareholder may liquidate his or her shares of common stock at fair value through the exercise of dissenters' rights.

     See page 36 for more detailed information regarding the fairness of the Reclassification.

- EFFECTIVENESS OF THE RECLASSIFICATION. The Reclassification will not be effected unless and until the Articles of Amendment are approved by the affirmative vote of a majority of First Southern's outstanding shares. Based on our number of outstanding shares as of September 30, 2005, the Articles Amendment must be approved by the affirmative vote of 460,274 shares. As of September 30, 2005, our affiliates beneficially owned 580,879 shares, or 52.5% of our outstanding shares, assuming the affiliates exercise all of their warrants and options that are exercisable within 60 days. Beneficial ownership by our affiliates includes 394,090 shares, which represents 42.8% of our outstanding shares, and 186,789 shares subject to warrants and options exercisable within 60 days. All of our affiliates have indicated that they intend to vote their outstanding shares in favor of the Reclassification. Accordingly, approval of the Reclassification is very likely, even if our affiliates do not exercise any outstanding warrants, since they hold 42.8% of the outstanding shares entitled to vote. Additionally, approval of the Reclassification would be assured if our affiliates were to exercise a sufficient number of warrants and options to increase their aggregate ownership to greater than 50% of our outstanding shares. None of our directors or executive officers have indicated that they intend to exercise any warrants or options.

     Assuming the shareholders approve the Articles of Amendment, as shortly thereafter as is practicable, First Southern intends to file the Articles of Amendment with the Georgia Secretary of State and thereby effect the Reclassification. However, notwithstanding shareholder approval of the Articles of Amendment, under the Georgia Code, at any time prior to the effective date of the Reclassification, the board of directors may abandon the Articles of Amendment without any further shareholder action. If at any time prior to the effective date of the Reclassification the board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or
     (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Articles of Amendment and the Reclassification. The board anticipates that it would elect to abandon the Reclassification if the estimated cost of payments to dissenting shareholders and legal expenses exceed $2,000,000. The board, however, in its sole discretion, may elect to abandon the Reclassification even if the estimated costs are less than $2,000,000 or to consummate the Reclassification even if the estimated costs are greater than $2,000,000. The board has neither discussed nor established the number of dissenting shareholders at which the Company would abandon the Reclassification.

     We anticipate that the Reclassification will be effected by the end of fiscal year 2005. See page 46 for more detailed information.

-    EFFECT  OF  THE  RECLASSIFICATION  ON  OUTSTANDING  OPTIONS  AND  WARRANTS.
     Outstanding options and warrants will not be affected by the Reclassification. See page 46 for additional information.

- DISSENTERS' RIGHTS. First Southern shareholders are entitled to dissent from the Reclassification. If you dissent from the Reclassification, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares.

     To perfect dissenters' rights under Article 13 of the Georgia Code, among other things, you must give First Southern written notice of your intent to dissent from the Reclassification prior to the vote of the shareholders at the annual meeting and you must not vote your shares in favor of the
                           ---
     Reclassification. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Reclassification and will not be entitled to assert dissenters' rights.

     Generally, under Article 13 of the Georgia Code, First Southern will make an initial offer of payment to dissenting shareholders, if any, of an amount it estimates to be the "fair value" of the common stock. If a dissenting shareholder believes the payment offer is less than the fair value of the common stock, he or she may notify First Southern of his or her estimate of fair value. If First Southern and the dissenting shareholder cannot settle the amount of fair value, fair value will be determined in a court proceeding in the Superior Court of Bulloch County.

     See  page 49 and Appendix B for additional information regarding procedures
                      ----------
for asserting dissenters' rights and the determination of "fair value" of the common stock.

                              QUESTIONS AND ANSWERS


Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our annual meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the annual meeting and the enclosed proxy card on or about November __, 2005, to all shareholders entitled to vote. The record date for those entitled to vote is November 28, 2005. On that date, there were 920,547 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?

A: The annual meeting will be held on December 28, 2005, at First Southern National Bank, Statesboro, Georgia 30458, at 11:00 a.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE ANNUAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of November 28, 2005 may cast their votes in person or by proxy at the annual meeting.

Q:   WHAT  IS  THE  VOTE  REQUIRED?

A: The proposal to approve the Articles of Amendment must receive the affirmative vote of the holders of a majority of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the Articles of Amendment. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Articles of Amendment.

     As of August 29, 2005, our affiliates beneficially owned 580,879 shares, or 52.5% of our outstanding shares, assuming the affiliates exercise all of their warrants and options that are exercisable within 60 days. Beneficial ownership by our affiliates includes 394,090 shares, which represents 42.8% of our outstanding shares, and 186,789 shares subject to warrants and options exercisable within 60 days. All of our affiliates have indicated that they intend to vote their outstanding shares in favor of the Reclassification. Accordingly, approval of the Reclassification is very likely, even if our affiliates do not exercise any outstanding warrants, since they hold 42.8% of the outstanding shares entitled to vote. Additionally, approval of the Reclassification would be assured if our affiliates were to exercise a sufficient number of warrants and options to increase their aggregate ownership to greater than 50% of our outstanding shares. None of our directors or executive officers have indicated that they intend to exercise any warrants or options.

     To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

Q:   WHAT  IS  THE  RECOMMENDATION  OF  OUR  BOARD  OF  DIRECTORS  REGARDING THE
     PROPOSALS?

A: Our board of directors has determined that the Articles of Amendment are fair to our unaffiliated shareholders and that approval is advisable and in the best interests of First Southern and its shareholders as a whole. Our board of directors has therefore approved the Articles of Amendment and all transactions contemplated thereby and recommends that you vote "FOR" approval of the Articles of Amendment.

     Our board of directors also recommends a vote "FOR" the election of the Class I director nominees.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the annual meeting.

     If you wish to dissent from the Reclassification and receive the fair value of your shares in cash, you must provide First Southern written notice of your intent to dissent prior to the vote of the shareholders at the annual meeting and you must not vote your shares in favor of the Reclassification.
             ---
     Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Reclassification and will not be entitled to assert dissenters' rights.

     Written notice of intent to dissent should be returned to First Southern at 201 South Main Street, Statesboro, Georgia 30458, Attention: F. Thomas David, President and Chief Executive Officer. Shareholders who wish to dissent must also comply with additional procedural requirements under the Georgia dissenters' rights provisions, which are described under "Dissenters' Rights" on page 43.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the annual meeting, or attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the Articles of Amendment and may be voted at the broker's discretion on the proposal to elect directors.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership.
     Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q: IF I AM RECEIVING SERIES A STOCK IN THE RECLASSIFICATION, WHEN WILL I GET MY STOCK?

A: After the annual meeting and the closing of the transaction, we will mail you instructions on how to exchange your First Southern common stock certificate(s) for Series A stock. After you sign the forms provided and return your stock certificate(s), we will send you your Series A stock.

Q:   I  DO  NOT  KNOW  WHERE MY STOCK CERTIFICATE IS. HOW WILL I GET MY SERIES A
     STOCK?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We may require that you provide a bond to cover any potential loss to First Southern.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE RECLASSIFICATION?

A:   Yes.  Please  see  page  49  and Appendix B for a discussion of dissenters'
                                      ----------
     rights in connection with the Reclassification.

Q:   WHAT IF I HAVE QUESTIONS ABOUT RECLASSIFICATION OR THE VOTING PROCESS?

A: Please direct any questions about the Reclassification or the voting process to our President and Chief Executive Officer, F. Thomas David, at our main office located at 201 South Main Street, Statesboro, Georgia 30458, telephone (912) 489-7600.

                                 SPECIAL FACTORS

PURPOSE OF THE RECLASSIFICATION

     The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and Series A shareholders informed as to our business and financial status after the Reclassification, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders since the Series A stock will have limited voting rights.

     After the Reclassification, we intend to keep our common and Series A shareholders informed about our business and financial condition by delivering annual audited financial statements to them. Although Georgia law only requires that we deliver annual financial statements to shareholders upon written request, we intend to continue to deliver annual audited financial statements to all shareholders. Moreover, our business operations are primarily conducted through our banking subsidiary, First Southern National Bank, which is required to file quarterly financial reports with the FDIC. These reports are available online at www.fdic.gov.

     Although we will still be required to file quarterly financial information with the FDIC and will still provide annual financial information to our shareholders, as a non-SEC registered company our financial reporting processes will be significantly simplified since we will no longer be required to comply with disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team; having these reports reviewed by outside counsel and independent auditors; and documenting, testing and reporting on our internal control structure.

     In particular, as a non-SEC registered company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management's discussion and analysis of our financial results in annual reports to shareholders or financial reports to the FDIC. Currently, our external auditors perform detailed reviews of management's discussion and analysis of our financial results to assure consistency with audited financial statements and to ensure we are in compliance with applicable disclosure requirements.

     We incur substantial costs in management time and legal and accounting fees related to the preparation, review and filing of our periodic reports and proxy statements. Unlike the periodic reports that we currently file with the SEC, the quarterly financial information that we file with the FDIC does not require the review of either our independent accountants or legal counsel. As a result of the elimination of the disclosure and reporting requirements under the Securities Exchange Act, we estimate that we will save approximately $20,000 per year in management time and $52,000 per year in legal and accounting fees.

     Furthermore, as a non-SEC registered company, we will not be required to comply with Section 404 of the Sarbanes-Oxley Act, which would require that we document, test and assess our internal control structure and that our external auditors report on management's assessment of our internal control structure. When the board approved the Reclassification in March 2005, these requirements would have become effective for our fiscal year ending 2005. Since that time, however, the SEC has adopted new rules that postpone the effective date of Section 404 until our fiscal year ending 2007. As a result of our limited personnel resources, we anticipate that we would need to engage an outside consultant and hire an additional experienced accountant to assist management in documenting and testing our internal control structure. Additionally, we estimate that our external audit fees will increase as a result of Section 404 because our external auditors will be required to perform additional audit procedures in order to report on management's assessment of our internal control structure. We also anticipate we would incur additional legal fees for advice related to compliance with Section 404. We estimate that we would incur approximately $170,000 annually in consulting, compensation, accounting and legal expenses related to compliance with Section 404 of the Sarbanes-Oxley Act. If we deregister our common stock prior to the effective date of Section 404 of the Sarbanes- Oxley Act, we will not incur these expenses.

     Additionally, we are currently required to file proxy statements and periodic reports electronically with the SEC through the SEC's "Edgar" filing system. We incur substantial expense in converting documents to be filed with the SEC into an Edgar format. By terminating our reporting requirements with the SEC, we will be able to save approximately $20,000 per year in costs related to preparing documents for filing via the Edgar system. We also expect to save approximately $10,000 annually in administrative costs related to soliciting proxies for routine annual meetings, including printing costs and transfer agent fees related to the proxy solicitation.

     We are required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible but nonetheless significant expenditure of management's time and attention which could otherwise be deployed toward revenue-enhancing activities.

     Our estimated cost of compliance with the Securities Exchange Act and the Sarbanes-Oxley Act is substantial, representing an estimated direct and indirect annual cost to us of approximately $272,000 with the expected effect of Section 404 of the Sarbanes-Oxley Act. Our anticipated cost savings are quantified in more detail under "-Reasons for the Reclassification" on page 20.

     As of March 31, 2005, First Southern had approximately 662 common shareholders of record, but approximately 62% of the outstanding shares as of that date were held by approximately 36 shareholders. Additionally, of our 662 common shareholders, approximately 481 shareholders each hold 500 or fewer shares, or an aggregate of approximately 13.11% of our outstanding common stock as of March 31, 2005. As a result, there is a limited market for First Southern's shares and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

     In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration.

     The Reclassification is designed to reduce the number of First Southern's common shareholders of record to below 300, which will enable us to terminate our registration under the Securities Exchange Act. Given the compliance costs related to our registration under the Securities Exchange Act and the lack of an organized trading market for First Southern's common stock, the board of directors believes First Southern receives little relative benefit from being registered under the Securities Exchange Act. We believe the Reclassification will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with disclosure, reporting and compliance requirements under the Securities Exchange Act as well as the Sarbanes-Oxley Act.

     Additionally, the Reclassification will give all of our shareholders the opportunity to retain an equity interest in First Southern and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company. Although the Company will have the right to call the Series A stock at any time, the Company currently has no intention of exercising its call option. Additionally, the Series A stock is callable at a price per share equal to the greater of the book value of the Series A stock, the fair market of the Series A stock, or the fair market value of our common stock. Therefore, holders of Series A stock that may be called by the Company will receive no less than the fair market value of the common stock for their shares of Series A stock if called in the future. See "-Call Rights" on page 63 for more information regarding the Series A stock call provision.

ALTERNATIVES  CONSIDERED

     In making our determination to proceed with the Reclassification, we considered other alternatives. These alternatives included:

     CASH-OUT MERGER. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning 500 or fewer shares of First Southern common stock would have received cash equal to the fair value of the common stock in exchange for their shares, and all other shares of First Southern common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in First Southern, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. The board recognized that the terms of the Series A stock provide that the Company may call the Series A stock at any time, which would deprive the holders of any shares that may be called of their equity interest in the Company. However, since the Company currently has no intention of calling the Series A stock, the board believed the Reclassification provided a better opportunity, at least in the short term, for all shareholders to retain an equity interest in the Company.

     Since most of First Southern's shareholders are members of the local community, the board was also concerned that a transaction designed to force shareholders to cash out their equity interest would be negatively received by the Company's shareholders, most of whom have supported First Southern since its organization in 2001. Like most other start-up banks, First Southern incurred significant losses during its first two years of operation and only became cumulatively profitable in August 2005. As the Company emerges from its start-up phase and begins to establish an earnings record that is more consistent with well-performing, seasoned banks, the board believes the value of the Company's common stock, and the Series A stock, will increase. Accordingly, the board believed it was not in the best interests of all of the shareholders to engage in a forced cash-out merger at this time. In light of these factors, the board believed the Reclassification was a better alternative than a forced cash-out merger and anticipates that the Company will only exercise the call provision to repurchase shares of Series A stock in order to keep the number of record holders of Series A stock below 500, thereby allowing the Company to maintain its status as a non-SEC registered company.

     Based on the number of shares owned by shareholders holding 500 or fewer shares of record, management estimated that a cash-out merger could have cost up to $1.7 million, assuming an estimated cash-out price of $13.00 per share and transaction costs of approximately $100,000. As a result, the board anticipated that the Company would have to either issue additional shares to existing shareholders or incur debt to finance such a reorganization, and the latter alternative could potentially weaken the Company's regulatory capital position. The board believes it is important to maintain a strong capital position in order to support the Company's anticipated future growth. Additionally, the reorganization of the Company through a cash-out merger would require approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). In light of the fact that the Company was only 3- years old and was not yet cumulatively profitable at the time of the decision, the board believed there was a risk that the Federal Reserve would not approve such a reorganization.

     The board also noted that First Southern would be required to pay any shareholder who dissents from the Reclassification the fair value of his or her shares of common stock in cash. The board believed, however, that the cost, if any, associated with cashing out dissenting shareholders would be much less than the cost of a cash-out merger since, for the reasons set forth above, the board believes the shareholders receiving Series A stock in the Reclassification will prefer to receive Series A stock rather than the current fair value of their common stock. The board also considered that First Southern can abandon the Reclassification transaction at any time prior to the effective date if the board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders.

     Subsequent to the board's decision to pursue the Reclassification, in September 2005, the Company issued trust preferred securities in an aggregate principal amount of $4,000,000. First Southern issued the trust preferred securities to supplement its regulatory capital position and currently intends to use the $4,000,000 in net proceeds to support future growth of the Company and First Southern National Bank. If shareholders dissent from the Reclassification, the Company may, at the board's sole discretion, use up to $2,000,000 of the net proceeds to cash out dissenting shareholders or to pay potential legal expenses related to dissenters' rights proceedings or litigation challenging the legality of the Reclassification.

     The board also believed that the tax consequences of a cash-out merger would be less favorable than the Reclassification since the receipt of cash in exchange for shares of common stock, generally, would be a taxable event for those shareholders receiving cash. Although the receipt of cash upon a call of all or any portion of the Series A stock would also be a taxable event, First Southern currently has no plans to call the Series A stock. Therefore, tax consequences related to calling the Series A stock will be deferred until such time as First Southern exercises the call. The board also recognized that the cash received by shareholders electing to dissent from the Reclassification will also be taxable.

     Based on the foregoing reasons, the board rejected the cash-out merger alternative.

     REVERSE STOCK SPLIT. We considered declaring a reverse stock split at a ratio of 1-for-500, with cash payments to shareholders who would hold less than a whole share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders not holding an even multiple of 500 shares. The estimated cost of this alternative was approximately the same as the cash-out merger. This alternative would have also required the Company to incur debt to finance the repurchase of shares and to obtain regulatory approval from the Federal Reserve. A reverse stock split also would not have offered all shareholders an opportunity to retain an equity interest in First Southern. Accordingly, a reverse stock split was rejected for the same reasons as the cash-out merger alternative. Additionally, in view of the administrative inconvenience involved in the issuance of fractional shares or in adding the additional step of a forward stock split, and given the cost involved in redeeming additional fractional interests, the board rejected the reverse stock split alternative.

     ISSUER TENDER OFFER. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in First Southern common stock being held by fewer than 300 shareholders of record. Additionally, if a sufficient number of shares were tendered, we estimate the cost of this alternative would be approximately the same as the cash-out merger. Therefore, this alternative also would require the Company to incur debt to finance and to obtain approval from the Federal Reserve. As a result, we also rejected this alternative.

     EXPENSE REDUCTIONS IN OTHER AREAS. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

     BUSINESS COMBINATION. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

     MAINTAINING THE STATUS QUO. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined below, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

BACKGROUND OF THE RECLASSIFICATION

     First Southern has filed reports under the Securities Exchange Act since 2001. These reports include annual, quarterly and current reports presenting and analyzing First Southern's business, financial condition, results of operations and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. We have also become subject to accelerated and expanded disclosure requirements relating to our corporate and trading activities. As a result of these new requirements, our cost of compliance has increased, particularly relative to our limited personnel resources and market capitalization. In addition to the substantial indirect costs in management time, costs associated with our reporting obligations include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and specialized word processing and filing costs. We anticipate further increases resulting from the upcoming requirement under
Section 404 of the Sarbanes-Oxley Act that we document, test and assess our internal control structure and that our external auditors report on management's assessment of our internal control structure. See "-Reasons for the Reclassification" on page 20.

     As a result of these expanding requirements under the Sarbanes-Oxley Act, in the summer of 2004 the President and Chief Executive Officer and the Chief Financial Officer had discussions with the Company's external auditors, Porter Keadle Moore, LLP, regarding the expanding requirements under the Sarbanes-Oxley Act, including the specific requirements under and anticipated costs related to
Section 404. At the July 19, 2004 board meeting, the board began initial discussions regarding the relative benefits and costs, both direct and indirect, related to continuing the registration of First Southern's common stock under the Securities Exchange Act. Through the end of 2004, the board continued discussion of the benefits, costs and potential disadvantages of terminating the registration of First Southern's common stock under the Securities Exchange Act, including discussions with outside legal counsel, Nelson Mullins Riley & Scarborough LLP and Powell Goldstein LLP, and the Company's independent accountants, Porter Keadle Moore, LLP.

     All of our directors and executive officers are affiliates of First Southern and are deemed to be "filing persons" engaged in this transaction. Each of our directors and executive officers participated in the board discussions regarding pursuing a transaction designed to allow First Southern to deregister its common stock. Each of our affiliates has a conflict of interest with respect to the Reclassification because they are in a position to structure the Reclassification in a way that benefits the interests of the affiliates differently than the interests of the unaffiliated shareholders. As described under "-Effects of Reclassification on Affiliates" on page 27, the Reclassification will have various positive effects on our affiliates that it will not have on unaffiliated shareholders.

     In particular, we anticipate that no shares of common stock held by our affiliates will be reclassified to Series A stock in the Reclassification. Since there will be fewer outstanding shares of common stock after the Reclassification, the affiliates will own a larger relative percentage of the outstanding common stock after the Reclassification, and the common stock will continue to have voting rights as compared to the Series A stock, which will have limited voting rights.

     As of August 29, 2005, our directors and executive officers beneficially owned 580,879 shares, or 52.5% of our outstanding shares, assuming the affiliates exercise all of their warrants and options that are exercisable within 60 days. At present, five of our directors beneficially own an aggregate of approximately 1,840 shares that would be reclassified to Series A stock in the Reclassification. However, these directors, like all other shareholders, may consolidate their ownership of these shares into another form of record ownership that consists of more than 500 shares, in which case the shares would not be reclassified. These five directors have indicated that, prior to the effective date of the Reclassification, they intend to consolidate these shares into a form of record ownership which is not subject to reclassification to Series A stock. After the Reclassification, we anticipate that our directors and executive officers will beneficially own approximately 58.9% of our outstanding shares. See "-Stock Ownership by Affiliates" on page 59 for more information regarding stock owned by our affiliates.

     In its preliminary discussions, the board of directors considered the following factors:

     - Given the Company's limited personnel resources, management anticipated it would need to hire a consultant and additional experienced accounting personnel to assist management in documenting and testing the internal control structure;

     - Management estimated consulting and additional personnel costs related to Section 404 compliance could amount to $300,000 annually;

     - Based on discussions with Porter Keadle Moore, management expected external audit fees to increase by approximately $35,000 per year due to the requirement that the external auditor report on management's assessment of our internal control structure;

     - In connection with our 2001 initial public offering, we did not seek to limit the number of shareholders below 300 because we believed community support would be important to our success and the Sarbanes-Oxley Act was not in place;

     - Like many other community banks, many of First Southern's shareholders are members of the local community and customers of First Southern National Bank, which the board believes has contributed to the success of the Bank;

     - Approximately 481 of First Southern's 662 shareholders owned 500 or fewer shares and together only owned an aggregate of approximately 13% of the outstanding common stock;

     - A transaction designed to cash out approximately 365 of the Company's shareholders could be received negatively by the community and adversely affect First Southern's business;

     - The board was aware of several other community banks of a similar size that had completed or that were in the process of completing transactions that would allow them to deregister their common stock;

     - Management was only aware of a single trade of 300 shares of the Company's common stock since the initial offering in 2001; and

     - Management estimated legal and professional expenses related to structuring and implementing a transaction designed to allow First Southern to deregister its common stock would be approximately $100,000.

     At the January 24, 2005 board meeting, the board reconsidered the factors listed above and discussed the specific cost estimates related to the Company's compliance with reporting obligations under the Securities Exchange Act, as summarized in "-Reasons for the Reclassification" on page 20. The board also discussed the alternatives described under "-Alternatives Considered" on page 12, but a stock reclassification was not discussed at this meeting. The board voted to pursue deregistering the Company's common stock through a cash-out merger and authorized the officers of the Company to prepare, upon the advice of legal counsel, a plan of reorganization designed to reduce the number of common shareholders of record to below 300.

     At the March 22, 2005 board meeting, the board reconsidered the advantages and disadvantages of a cash-out merger compared to a stock reclassification, as described under "-Alternatives Considered" on page 12. The board also discussed the expected positive and negative effects of the Reclassification, as described on pages 21 through 30.

     The board determined that a reclassification would be a better method by which to reduce the number of common shareholders of record than a cash-out merger because a reclassification (1) would give all shareholders a better opportunity to maintain their equity interest in the Company, even though First Southern has the right to call the Series A stock; (2) would not require the Company to finance the purchase of any shares since it could abandon the Reclassification if a significant number of shareholders dissent; and (3) would not require approval of the Federal Reserve. Accordingly, the board unanimously approved pursuing a stock reclassification rather than a cash-out merger. See "Alternatives Considered-Cash-Out Merger" on page 12 for additional information.

     At the April 18, 2005 board meeting, pursuant to Article II of the Company's articles of incorporation, the board approved the initial terms of the First Southern Series A stock, which included limited voting rights; a dividend and liquidation preference to our common stock; equal participation with the common stock on a change in control of the Company; and a call provision that would allow the Company to call the Series A stock at a price per share equal to the greater of the book value or the fair market value of the Series A stock. The final terms of the Series A stock are described under "-Description of Capital Stock" on page 61. Additionally, the board authorized the executive officers of the Company to file articles of amendment to the Company's articles of incorporation to establish such series of stock. The board also unanimously approved an amendment to the Company's articles of incorporation to provide for the reclassification of each share of the Company's common stock held by a shareholder who is the record holder of 500 or fewer shares of common stock into a share of the Company's Series A stock and directed that this amendment be submitted to shareholders for approval with a recommendation for approval.

     In structuring the terms of the Series A stock, the board first recognized that to establish a second class of stock which would allow the Company to terminate its reporting obligations under the Securities Exchange Act, the Series A stock could not be substantially similar in character to our common stock. In order to maintain a strong regulatory capital position, it was also important to the board to structure the Series A stock so that it would qualify for regulatory capital treatment. To qualify for regulatory capital treatment, the Series A stock could not (1) have a maturity date, (2) be callable at the option of the holder or (3) permit the accumulation or require the future payment of unpaid dividends. The board sought to structure the Series A stock so that its terms fit within the foregoing limitations, but at the same time were fair to all of First Southern's shareholders, including those receiving Series A stock and those retaining common stock.

     The board chose to differentiate the voting, dividend and liquidation rights of the Series A stock and common stock since these rights are typically the principal features that characterize a class of stock. Under the Georgia Code, the Company's articles of incorporation must authorize one or more classes of stock that together have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. To distinguish the voting rights, the board chose to grant unlimited voting rights to the common shareholders and to limit the voting rights of the holders of the Series A stock to Change in Control proposals and voting rights provided by law. The board's decision to limit the voting rights of the Series A stock was made in light of the fact that currently the shareholders receiving the Series A stock do not hold in the aggregate a sufficient number of shares of common stock to control or substantially influence any given shareholder vote.

     To balance the negative features of the Series A stock, including the limited voting rights and call provision, the board chose to provide a liquidation and dividend preference on the Series A stock. Under the terms of the Series A stock, in the event of the liquidation or dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series A stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A stock, the amount to be paid to the common holders, or $10.00 per share. The board chose the $10.00 per share limitation because Company's initial public offering price was $10.00 per share, and most, if not all, shareholders receiving Series A stock purchased their shares of common stock in the Company's initial public offering. The liquidation preference effectively ensures that, to the extent funds are available for distribution after payment of all other obligations, Series A holders receive at least $10.00 per share (or the amount of their initial investment), prior to any liquidation payment to the holders of common stock.

     The initial dividend preference provided that, prior to the receipt of any dividends by common shareholders, the holders of the Series A stock would be entitled to receive dividends in an amount per share not less than the amount per share to be paid on common shares. As discussed below, however, in October 2005, the board approved a modification to the terms of the Series A stock to provide for a dividend preference equal to 105% of Ordinary Dividends paid on the common stock, which generally includes any dividends that in the aggregate for the calendar year are not in excess of 50% of the Company's prior year consolidated net income after tax but before dividends. The board subjectively determined that a 5% premium on Ordinary Dividends was appropriate and fair in light of the involuntary nature of the Reclassification and the negative features of the Series A stock, including limited voting rights and the call provision.

     Additionally, the board also believed that the Series A stock should be structured so that the holders of the Series A stock continue to participate in future growth and earnings of the Company with the holders of the common stock, including any value to be received upon a change in control of the Company. As a result, the board decided to include a conversion feature upon a change in control so that the holders of the common stock could not demand a premium on a change in control at the expense of the holders of the Series A stock.

     The board selected the 500-or-fewer share cutoff because it was the lowest share threshold that would allow the Company to accomplish the objective of reducing its number of common shareholders of record to below 300 while also maintaining the number of Series A holders below 500, so as to avoid having to register the Series A stock with the SEC. Approximately 140 shareholders are record holders of exactly 500 shares; therefore a threshold any lower than 500 shares would not have adequately reduced our number of common shareholders of record, and a threshold any higher than 500 would have resulted in too many holders of Series A stock.

     Since we anticipate there will be up to approximately 481 holders of Series A stock after the Reclassification, the board decided to include the call provision in the Series A stock to give the Company flexibility in the future to maintain the size of its Series A stock shareholder base and to maintain its status as a non-SEC registered company. The board also discussed that it could maintain the size of the Company's Series A shareholder base through voluntary tender offers. While the board recognizes that a voluntary tender offer may be preferable to a forced call of the Series A stock, tender offers are unpredictable. Therefore, the board felt the call provision was necessary to ensure First Southern can maintain its status as a non-SEC registered company.

     Given that the Company is aware of only four (4) transactions in its common stock since its initial offering in 2001, and since there will not be an active market for the Series A stock, the board does not anticipate any significant changes in the number of holders of Series A stock, nor does it anticipate exercising the call provision in the near term. Additionally, the board believes that some shareholders who own 500 or fewer shares in multiple forms of record ownership may, prior to the effective time of the Reclassification, consolidate their forms of ownership into a single form of record ownership of greater than 500 shares. Consolidation of shares into single forms of ownership will reduce the number of shareholders receiving Series A stock.

     At the May 16, 2005 board meeting, the board considered each of the factors described under "-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 34, but please refer to the following paragraph regarding the subsequent revision to the call provision on the Series A stock. After a thorough discussion of these factors, the board, including those directors who are not employees of First Southern, made a preliminary determination that the Reclassification was fair from a substantive and procedural point of view to First Southern's unaffiliated shareholders receiving Series A stock in the Reclassification and to those retaining their shares of common stock.

     In May 2005, the Company engaged The Carson Medlin Company to advise the Company with respect to the terms of the Series A stock and, if necessary for tax purposes, to provide an appraisal of the Series A stock. The Company selected Carson Medlin based on its reputation and experience in consulting financial institutions in connection with strategic planning and its knowledge of the financial services industry and the Company's business. Carson Medlin is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm, which specializes in the securities of financial institutions in the United States. Carson Medlin advised the Company generally on structuring the terms of the Series A stock so that holders of the Series A stock have the opportunity to continue to participate in the earnings and growth of the Company. Based on management's discussions with Carson Medlin, on June 20, 2005 the board approved a modification to the terms of the Series A stock to provide that the call price per share shall be equal to the greater of the book value of the Series A stock, the fair market value of the Series A stock, or the fair market value of the common stock.

     This change was made to ensure that, upon the call of any shares of Series A stock, the holders of those shares receive no less than the fair market value of the common stock for their shares of Series A stock. The board believes the revised call provision reflects its intent that the holders of the Series A stock continue to participate in the earnings and growth of the Company. After reconsidering each of the factors described under "-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 34, the board, including those directors who are not employees of First Southern, reaffirmed its initial determination that the Reclassification was fair from a substantive and procedural point of view to First Southern's unaffiliated shareholders receiving Series A stock in the Reclassification and to those retaining their shares of common stock.

     We did not request that Carson Medlin provide a valuation or appraisal of our common stock or the Series A stock because no shares will be cashed out in the Reclassification except those held by shareholders who exercise dissenters' rights, the fair value of which will be determined as provided under the dissenters' rights provisions of the Georgia Code. See "-Dissenters' Rights" on page 43 and Appendix B for a description of these provisions. An appraisal of
              ----------
the fair value of the Series A stock was not necessary for tax purposes since the Company concluded the transaction should not be taxable. See "-Procedural Fairness" on page 40 regarding the board's determination not to seek a valuation of the Series A stock.

     On October 17, 2005, the board approved a modification to the terms of the Series A stock to provide for a dividend preference on the Series A stock equal to 105% of Ordinary Dividends paid on the common stock, which generally includes any dividends that in the aggregate for the calendar year are not in excess of 50% of the Company's prior year consolidated net income after tax but before dividends. The original terms of the Series A stock included a dividend preference that entitled Series A holders to dividends in a per-share amount that was no less than the per-share amount of all dividends paid on the common stock. The modified preference entitles the Series A holders to a 5% premium on Ordinary Dividends. The board believed that this modification was appropriate in light of the involuntary nature of the Reclassification and the other positive and negative features of the Series A stock and that the modification enhanced the fairness of the Reclassification to those shareholders receiving Series A stock. The board also reaffirmed its determination that the Reclassification was fair from a substantive and procedural point of view to First Southern's unaffiliated shareholders receiving Series A stock and to those retaining their shares of common stock.

REASONS  FOR  THE  RECLASSIFICATION

     As described above in "-Purpose of the Reclassification," the Reclassification will allow us to save significant costs related to the preparation, review and filing of our periodic reports and annual proxy statement. We also expect to experience savings related to Edgar conversion costs and proxy solicitation costs, including printing and mailing costs. We expect printing and mailing costs to be lower because financial and proxy statements that we deliver to shareholders after the Reclassification will not include many of the disclosures required under the proxy or periodic reporting rules, such as disclosures regarding executive compensation, corporate governance and management ownership, and management's discussion and analysis of our financial results. Additionally, we plan to deregister prior to the effective date of Section 404 of the Sarbanes-Oxley Act so that we will save approximately $170,000 in anticipated costs related to documenting, testing and reporting on our internal control structure.

     We estimate that we will save up to approximately $272,000 per year in the following areas as a result of the reduction in the number of common shareholders and the elimination of registration of our common stock under the Securities Exchange Act. This estimate includes anticipated costs related to compliance with Section 404 of the Sarbanes-Oxley Act, which would be effective for our fiscal year ending December 31, 2006.

     We expect to save the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-KSB and Form 10-QSB and annual proxy statements:

     Legal Fees                                      $ 30,000
     Independent Auditor Fees                          22,000
     Edgar Conversion Costs                            20,000
     Proxy Solicitation, Printing and Mailing Costs    10,000
     Indirect Management and Staff Time                20,000
                                                     --------
                                                     $102,000

     We expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes Oxley Act:

     Consulting Fees                                 $ 75,000
     Legal Fees                                        20,000
     Independent Auditor Fees                          25,000
     Indirect Management and Staff Time                50,000
                                                     --------
                                                     $170,000
                                                     --------
     Total Estimated Annual Savings                  $272,000
                                                     ========

     As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 8%, or approximately six days per quarter, of their time on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing First Southern's disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues. If we do not deregister our common stock, we estimate our management and staff will spend an additional 22 days per quarter, or 30% of their time, on activities related to compliance with Section 404 of the Sarbanes-Oxley Act.

     In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

     If the Reclassification is completed, all First Southern shareholders, including those who will retain common stock in the Reclassification, are entitled to dissent from the Reclassification and receive the fair value of their common stock in cash. Therefore, the Company may incur costs in the Reclassification related to payments to dissenting shareholders. The Company may also incur legal expenses related to dissenters' rights proceedings or any litigation challenging the legality of the Reclassification.

     Shareholders wishing to dissent from the Reclassification must provide First Southern written notice of their intent to dissent prior to the shareholder vote on the Reclassification. Accordingly, First Southern will not know the maximum number of shares, if any, that are held by shareholders that intend to dissent until immediately before the vote at the annual meeting. Assuming all shareholders receiving Series A stock in the Reclassification were to dissent, we estimate the total payment to dissenting shareholders would be approximately $1.6 million. This estimate is based on a payment of $13.00 per share, which was the sales price of the common stock in a transaction that took place in September 2005, the last known transaction in the Company's common stock prior to the date of this proxy statement. The actual amount, if any, to be paid to dissenting shareholders may be higher or lower, depending on the actual "fair value" of the common stock as determined under the dissenters' rights provisions of the Georgia Code and the actual number of shares held by shareholders who perfect dissenters' rights.

     Currently, First Southern has existing working capital available to fund up to $2,000,000 in legal expenses and payments to dissenting shareholders. First Southern also may abandon the Reclassification transaction at any time prior to the effective date if the board determines that (1) the estimated cost (even if less than $2,000,000) of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders. The board anticipates that it would elect to abandon the Reclassification if the estimated cost of payments to dissenting shareholders and legal expenses exceed $2,000,000. The board, however, in its sole discretion, may elect to abandon the Reclassification even if the estimated costs are less than $2,000,000 or to consummate the Reclassification even if the estimated costs are greater than $2,000,000. The board has neither discussed nor established the number of dissenting shareholders at which the Company would abandon the Reclassification.

     If First Southern utilizes its working capital for payments to dissenting shareholders or for legal expenses related to litigation in connection with the Reclassification, it will have less capital to support future growth of the Company and First Southern National Bank. As a result, First Southern may have to limit its growth or seek additional capital to support its growth. Limiting growth or the inability to obtain new capital may adversely affect First
Southern's  capital  adequacy,  liquidity,  results  of operations or cash flow.

EFFECTS  OF  THE  RECLASSIFICATION  ON  FIRST  SOUTHERN

     The Reclassification is designed to reduce the number of First Southern common shareholders of record below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act. Based on information as of April 30, 2005 and assuming no shareholders exercise dissenters' rights, we believe that the Reclassification will reduce our number of common shareholders of record from approximately 662 to approximately 181. We estimate that approximately 120,696 shares held by approximately 481 common shareholders of record will be exchanged for Series A stock in the Reclassification and that approximately 799,851 shares of our common stock will be issued and outstanding after the Reclassification. The estimated number of record holders of Series A stock and the number of outstanding shares of Series A stock would be reduced if any shareholder that would receive Series A stock dissents from the Reclassification since those shareholders would receive cash for the fair value of their common stock. Additionally, if any shareholders that would retain their common stock in the Reclassification dissent, the estimated number of record holders of common stock and outstanding shares of common stock would be reduced. In addition to the exchange of shares of our common stock for shares of our Series A stock, we believe the Reclassification will have the following effects on First Southern:

     POSITIVE  EFFECTS:
     ------------------

     - ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. Additionally, we will maintain our existing internal control procedures but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act. We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to $272,000 on an annual basis, including costs related to compliance with Section 404 of the Sarbanes-Oxley Act. Additionally, as a non-SEC reporting company, we believe our management team, which currently spends a significant amount of time on activities related to compliance with the Securities Exchange Act, will have significantly more time to devote to business development and revenue-enhancing activities. See "-Background of the Reclassification" on page 14 and "-Reasons for the Reclassification" on page 20 for a discussion of the nature of the information we will no longer be required to provide.

     - EARNINGS PER SHARE. Basic earnings per share will increase 14.3% from $0.56 per share on a historical basis to $0.64 per share on a pro forma basis for the nine months ended September 30, 2005, and will increase 15.7% from $1.02 on a historical basis to $1.18 on a pro forma basis for the year ended December 31, 2004. Diluted earnings per share will not change from $0.56 per share for the nine months ended September 30, 2005 or from $1.02 per share for the year ended December 31, 2004 since the Series A shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - OUTSTANDING STOCK OPTIONS. The Reclassification will have no effect on outstanding options to purchase First Southern common stock.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Since the Company will no longer be required to file any reports under the Securities Exchange Act, it will no longer be subject to liability under Section 18 of the Securities Exchange Act. Generally,
          Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company shall be liable to any person who purchases or sells a security at a price that is affected by the statement.

     NEGATIVE EFFECTS:
     -----------------

     - EFFECT ON MARKET FOR SHARES. Our common stock is not currently listed on an exchange and no organized trading market currently exists for our common stock. After the

          Reclassification, neither our common stock nor the Series A stock will be listed on an exchange. The failure to be listed on an exchange, together with the reduction in public information concerning First Southern as a result of its not being required to file reports under the Securities Exchange Act, may adversely affect the already limited liquidity of our common stock and result in limited liquidity for our Series A stock. Additionally, liquidity for First Southern's common stock may also be reduced because the number of shares of First Southern common stock available to be traded will decrease after the Reclassification. A decrease in the market liquidity for the shares of First Southern common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of First Southern common stock could also prompt a corresponding increase in its market price, assuming a stable or increased demand for the stock.

     - BOOK VALUE PER COMMON EQUIVALENT SHARE. Book value per common equivalent share, which includes the Series A stock, will decrease 1.0% from $9.62 on a historical basis to $9.52 on a pro forma basis as of September 30, 2005.

     - FINANCIAL EFFECTS OF THE RECLASSIFICATION. We estimate that professional fees and other expenses related to the transaction will total approximately $100,000. We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Please see the next paragraph for information regarding potential payments to dissenting shareholders and potential legal expenses. You should also read the discussion under "Proposal 1: Approval of the Articles of Amendment-Source of Funds and Expenses" on page 48 for a description of our source of funds for the fees and expenses we expect to incur in connection with the transaction.

     - PAYMENTS TO DISSENTING SHAREHOLDERS; POTENTIAL LEGAL EXPENSES. If the Reclassification is completed, all First Southern shareholders may dissent from the Reclassification and receive the fair value of their common stock in cash. First Southern may also incur legal expenses related to dissenters' rights proceedings or any litigation challenging the legality of the Reclassification. If all shareholders receiving Series A stock in the Reclassification were to dissent, we estimate the total payment to dissenting shareholders would be approximately $1.6 million. This estimate is based on a payment of $13.00 per share, which was the sales price of the common stock in a transaction that took place on September 27, 2005, the last known transaction in the Company's common stock prior to the date of this proxy statement. The actual amount, if any, to be paid to dissenting shareholders may be higher or lower, depending on the actual "fair value" of the common stock as determined under the dissenters' rights provisions of the Georgia Code and the actual number of shares held by shareholders who perfect dissenters' rights.

          First Southern may utilize up to $2,000,000 of existing working capital for payments to dissenting shareholders and legal costs related to dissenters' rights proceeding or any litigation challenging the Reclassification. First Southern also may abandon the Reclassification transaction at any time prior to the effective date if the board determines that (1) the estimated cost (even if less than $2,000,000) of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders. The board anticipates that it would elect to abandon the Reclassification if the estimated cost of payments to dissenting shareholders and legal expenses exceed $2,000,000. The board, however, in its sole discretion, may elect to abandon the Reclassification even if the estimated costs are less than $2,000,000 or to consummate the Reclassification even if the estimated costs are greater than $2,000,000. The board has neither discussed nor established the number of dissenting shareholders at which the Company would abandon the Reclassification.

          If First Southern utilizes its working capital for payments to dissenting shareholders or for legal expenses related to litigation in connection with the Reclassification, it will have less capital to support future growth of the Company and First Southern National Bank. As a result, First Southern may have to limit its growth or seek additional capital to support its growth. Limiting growth or the inability to obtain new capital may adversely affect First Southern's capital adequacy, liquidity, results of operations or cash flow.

     - ELIMINATION OF PROTECTION UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. Since neither our common stock nor Series A stock will be registered under the Securities Exchange Act, the Company will no longer be entitled under Section 16 of the Securities Exchange Act to any "short-swing" profits realized by its directors, officers or 10% shareholders on purchases and sales of the Company's securities that occur within a six-month period.

     - POTENTIAL REGISTRATION OF THE SERIES A STOCK UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, we anticipate there will be up to approximately 481 record holders of the Series A stock. If the number of record holders of Series A stock exceeds 500 on the last day of any given fiscal year, First Southern will be required to register the Series A stock under Section 12(g) of the Securities Exchange Act. As a result, First Southern would be subject to all of the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes-Oxley Act to which it is currently subject. If the number of record holders of Series A stock exceeds 500 prior to the fiscal year end, we anticipate that First Southern would issue a tender offer to purchase shares of Series A stock or exercise its call right in order to maintain the number of record holders of Series A stock below 500. Since we are aware of four (4) transactions in the Company's common stock since its organization in 2001, we do not anticipate any significant change in the number of record holders of Series A stock in the near term. Therefore we do not anticipate exercising the call right in the near term.

     - ELIMINATION OF INTERNAL CONTROL ASSESSMENT AND REPORTING REQUIREMENT. After the Reclassification, we will not be subject to Section 404 of the Sarbanes-Oxley Act, which would be effective for our fiscal year ending December 31, 2006. Section 404 requires that SEC-registered companies document, assess and report on their internal control structure and that their external auditors report on management's assessment of the company's internal control structure. The purpose of the assessment of the internal control structure is to identify material weaknesses that have more than a remote likelihood of leading to a material misstatement in our financial statements. While we will continue to evaluate our internal control procedures, we will not formally assess or report on the effectiveness of our internal controls and therefore, our external auditors will not report on management's assessment of our internal controls. As a result, we may fail to identify material weaknesses in our internal control structure, which could result in a material misstatement in our financial statements. Moreover, if we were to identify any material weaknesses in our internal controls through our current, less formal evaluation processes, we would not be required to publicly disclose those material weaknesses.

     OTHER  EFFECTS:
     ---------------

     - CONDUCT OF BUSINESS AFTER THE RECLASSIFICATION. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

     - RAISING ADDITIONAL CAPITAL AND OBTAINING FINANCING AFTER THE RECLASSIFICATION. In light of the limited market for First Southern's common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives which will not be affected by our status as a non-SEC reporting company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

     - PLANS OR PROPOSALS. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate.

EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS WHOSE SHARES ARE RECLASSIFIED

     The following section describes the positive and negative effects of the Reclassification on shareholders whose shares of common stock will be exchanged for Series A stock. We expect that no shares held by our affiliates will be reclassified to Series A stock because none of our affiliates will hold 500 or fewer shares of record at the effective time of the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Reclassification. The effects described below assume that 120,696 shares are exchanged for Series A stock in the Reclassification.

     POSITIVE  EFFECTS:
     -----------------

     - DIVIDEND PREFERENCE. Shareholders receiving Series A stock will have a preference to the holders of common stock in the distribution of any dividend by the Company and will be entitled to receive Ordinary Dividends in an amount per share that is no less than 105% of the amount per share of Ordinary Dividends paid on the common stock. Ordinary Dividends are any dividends that in the aggregate for the calendar year do not exceed 50% of First Southern's consolidated prior year net income after tax but before dividends. Additionally, with respect to any dividend other than Ordinary Dividends, holders of Series A stock will be entitled to receive dividends in an amount per share that is no less than the amount per share paid on our common stock. Since we organized in 2001, however, we have neither declared nor paid any cash dividends. Although we began to realize profits in 2004 and became cumulatively profitable in August 2005, we have no current plans to initiate payment of cash dividends in the near future. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series A stock. Currently, holders of our common stock are entitled to share equally in dividends on the common stock, when and if declared by the board of directors. See "-Market for Common Stock and Dividends" on page 60 for more information regarding our dividend policies.

     - CONVERSION TO COMMON STOCK ON CHANGE IN CONTROL. The Series A stock will automatically convert into shares of common stock upon a change in control of the company, on the basis of one share of common stock for each share of Series A stock, and thus holders of the Series A stock will participate equally with the holders of common stock in any sale of the Company. The conversion feature prevents the holders of common stock from receiving a premium on their shares on a change in control, to the detriment of the holders of the Series A stock.

     - LIQUIDATION PREFERENCE. To the extent assets are available for distribution to the Series A stockholders and common shareholders after paying other obligations, holders of the Series A stock will have a preference to holders of common stock upon any liquidation of the Company in an amount equal to the greater of the net book value of the Series A stock, the amount to be paid to the common shareholders, or $10.00 for each share of Series A stock. Upon liquidation or dissolution of the Company, the common shareholders are entitled to share equally in the assets available for distribution.

     - APPROVAL OF CHANGES TO THE TERMS OF SERIES A STOCK. Under Georgia law, the designations, rights, preferences and limitations of the Series A stock cannot be changed without the approval of the holders of the Series A stock voting as a separate group. However, see the discussion below under "Negative Effects" regarding our board's authority to issue new classes or series of preferred stock or equity securities in the future that ranks senior to or on parity with the Series A stock.

     NEGATIVE  EFFECTS:
     -----------------

     - LIMITED VOTING RIGHTS. Holders of Series A stock will be entitled to vote only upon a change in control of the Company, which generally is a merger of the Company, acquisition of its stock, or other business combination involving the Company in which more than 50% of the outstanding common stock of First Southern is transferred to a third party , or the acquisition of substantially all of the Company's assets. Holders of Series A stock will not be entitled to vote on the election of directors. Common shareholders are entitled to one vote per share on all matters submitted to the common shareholders, including the election of directors.

     - ISSUANCE OF SENIOR SECURITIES. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with the Series A stock. As a result, the rights and preferences of the Series A stock may be subordinate to the rights and preferences of any new class or series of preferred stock or equity securities issued in the future. Any new class or series of preferred stock or equity securities that ranks senior to or on parity with the Series A stock would also be senior to our common stock.

     - CALL PROVISION. The Series A stock is subject to call by the Company at any time at a price equal to the greater of the book value of the Series A stock, the fair market value of the Series A stock, or the fair market value of our common stock. The common stock does not have a similar provision, and as a result, the common stock will not be subject to involuntary repurchase absent a further transaction approved by shareholders.

     - SHAREHOLDERS EXERCISING DISSENTERS' RIGHTS. Shareholders that dissent from the Reclassification will receive the fair value of their shares in cash. Therefore, dissenting shareholders will no longer have an equity interest in the Company, and as a result, will not participate in any future growth or earnings of the Company or any future value received upon a sale of the Company.

     - TAX CONSEQUENCES OF RECEIVING CASH. Generally, the receipt of cash by shareholders exercising dissenters' rights or upon the call of the Series A stock will be a taxable event. See "-Federal Income Tax Consequences to Shareholders Receiving Cash in the Reclassification" on page 30 for additional information.

EFFECTS  OF  THE  RECLASSIFICATION  ON  AFFILIATES

     In addition to the effects the Reclassification will have generally on shareholders retaining common stock, which are described below, the Reclassification will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of First Southern. We anticipate that all of our affiliates will retain their shares of common stock in the Reclassification because none of our affiliates will hold 500 or fewer shares of record at the effective time of the Reclassification. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of First Southern or the beneficial owner of 10% or more of First Southern's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

     POSITIVE EFFECTS:
     -----------------

     - EARNINGS PER SHARE. Assuming the Reorganization had been completed as of September 30, 2005, our affiliated shareholders would experience the same effect on earnings per share as our unaffiliated shareholders, including (1) a 15.7% increase in basic earnings per share for the year ended December 31, 2004, from $1.02 on a historical basis to $1.18 on a pro forma basis; (2) a 14.3% increase in basic earnings per share for the nine months ended September 30, 2005, from $0.56 on a historical basis to $0.64 on a pro forma basis; and (3) no change in diluted earnings per share from $1.02 for the year ended December 31, 2005 or from $0.56 per share for the nine months ended September 30, 2005, since the Series A shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - NO FURTHER REPORTING OBLIGATIONS OR RESTRICTIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. After the Reclassification, First Southern's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of First Southern will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of
          Section 16. After the Reclassification, our affiliates may realize "short-swing" profits on purchases and sales of the Company's securities that occur within a six-month period. Currently, under
          Section 16 of the Securities Exchange Act, the Company would be entitled to receive any such short-swing profits from the affiliate.

     - NO FURTHER DISCLOSURE OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, First Southern will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates' compensation and stock ownership will no longer be publicly available.

     -    CONSOLIDATION  OF  MANAGEMENT  OWNERSHIP.  As  a  result  of  the
          Reclassification, we expect that the percentage of beneficial ownership of First Southern common stock held by our directors and executive officers as a group will increase from approximately 52.5% before the Reclassification to approximately 58.9% after the Reclassification. See "Information About First Southern and its Affiliates-Stock Ownership by Affiliates" on page 59 for information about the number of shares of First Southern common stock held by our directors, executive officers and significant shareholders.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Since the Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company's filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

     NEGATIVE  EFFECTS:
     ------------------

     - BOOK VALUE PER SHARE. Assuming the Reclassification had been completed as of September 30, 2005, our affiliated shareholders would experience the same reduction in book value per common equivalent share as our unaffiliated shareholders, or a 1.0% decrease in book value per common equivalent share, from $9.62 on a historical basis to $9.52 on a pro forma basis as of September 30, 2005.

     - RULE 144 NOT AVAILABLE. Because First Southern's common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of First Southern will be deprived of the ability to dispose of their shares of First Southern common stock under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer. Historically, however, none of our affiliates have resold any shares of common stock and therefore have not had to rely on Rule 144.

EFFECTS  OF  THE  RECLASSIFICATION  ON  UNAFFILIATED  SHAREHOLDERS

     In addition to the effects on earnings and book value per share described in "Effects of the Reclassification on First Southern" above, the Reclassification will have the following negative effects on our unaffiliated shareholders, including those who receive Series A stock and those who retain their common stock:

     REDUCTION IN PUBLICLY AVAILABLE INFORMATION. First Southern will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. As a result of the termination of the following reporting obligations, unaffiliated shareholders will have less legally-mandated access to information about First Southern's business management, corporate governance and results of operations than they had prior to the Reclassification. Furthermore, we anticipate the information regarding the Company that is made publicly available will be disseminated less frequently than required under the following reporting requirements. As a result, unaffiliated shareholders will have less information upon which to base their investment decisions regarding our common stock or Series A stock. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business. Specifically, we will no longer be required to file the following reports:

     - ANNUAL REPORTS ON FORM 10-KSB. Form 10-KSB requires annual disclosures regarding our business, management, corporate governance and financial condition, which we will no longer be required to publicly disclose after the Reclassification. We intend to continue to deliver annual audited financial statements to all shareholders even though Georgia law only requires that we deliver annual audited financial statements upon written request of a shareholder. However, our audited financial statements will not include many of the disclosures required in Form 10-KSB, such as disclosures regarding: executive compensation; management stock ownership; related party transactions and conflicts of interest; legal proceedings involving the Company or its affiliates; the market for our common stock; our internal controls over financial reporting and disclosure controls and procedures; changes in and disagreements with our independent accountants; and fees paid to our independent accountants. Additionally, we will not be required to include any management discussion and analysis of our financial results in our annual audited financial statements.

     - QUARTERLY REPORTS ON FORM 10-QSB. While we will still be required to file quarterly financial information with the FDIC after the Reclassification, our quarterly financial reports filed with the FDIC will not include management's discussion and analysis of our financial results or information regarding our internal controls over financial reporting and disclosure controls and procedures; legal proceedings involving the Company or its affiliates; or unregistered sales of our securities.

     - CURRENT REPORTS ON FORM 8-K. We will no longer be required to publicly disclose material corporate developments, such as entering into a material agreement or changes in our board of directors or principal officers on Form 8-K. Generally, Form 8-K requires disclosure of certain material corporate developments within four days of the event. Since we will no longer be subject to these requirements, our material corporate developments may not be publicly disclosed as promptly as required by Form 8-K, if at all.

     - PROXY STATEMENTS ON SCHEDULE 14A. We will no longer be required to comply with the proxy solicitation rules under the Securities Exchange Act or to file our proxy statements with the SEC. Therefore, we anticipate our annual proxy statements will no longer include information regarding executive compensation, management stock ownership or our corporate governance policies.

     ELIMINATION OF PROTECTIONS UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Since the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company's filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS RETAINING COMMON STOCK

     As to shares of our common stock that are not exchanged for Series A stock in the Reclassification, shareholders will experience the following positive and negative effects:

     POSITIVE  EFFECTS:
     -----------------

     - Common shareholders will continue to exercise sole voting control over the Company, except with respect to a change in control of the Company.

     - Shareholders continuing to hold common stock after the Reclassification will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

     NEGATIVE  EFFECTS:
     -----------------

     - Our common stock will rank junior in priority to the Series A stock since holders of Series A stock will have a preference with respect to the distribution of any dividend by the Company and upon any liquidation of the Company.

     - We anticipate the liquidity of the common stock will be reduced as a result of the Reclassification. The reduced liquidity may cause a decrease in the market value of our common stock. See "-Effect on Market for Shares" on page 23 for more information.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  RECLASSIFICATION

     Presented below are the material federal income tax consequences of the Reclassification to: (1) shareholders (including any affiliated shareholders) who will receive Series A stock in the Reclassification, (2) shareholders (including any affiliated shareholders) who will retain shares of First Southern common stock after the Reclassification, and (3) First Southern itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain First Southern shareholders in light of their particular circumstances. The discussion assumes that the First Southern shareholders hold their shares of First Southern common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reclassification. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial  institutions;

     -    insurance  companies;

     -    tax-exempt  organizations;

     -    dealers  in  securities  or  currencies;

     -    traders  in  securities  that  elect  to  mark-to-market;

     - persons that hold First Southern common stock as part of a hedge, straddle or conversion transaction;

     - persons who are considered foreign persons for U.S. federal income tax purposes;

     - persons who acquired or acquire shares of First Southern common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

     - persons who do not hold their shares of First Southern common stock as a capital asset.

     No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Reclassification.

     ACCORDINGLY, WE RECOMMEND THAT FIRST SOUTHERN SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING SERIES A STOCK IN
THE  RECLASSIFICATION.   The  Reclassification  will  be  treated  as  a
"recapitalization," which is considered a "tax-free" reorganization for federal income tax purposes. Accordingly, a First Southern shareholder who receives Series A stock in the Reclassification should not recognize any gain or loss for federal income tax purposes. Further, the First Southern shareholder's basis in the Series A stock should be the same as such shareholder's basis in his First Southern common stock surrendered in the Reclassification, and the period such shareholder is considered to have held the Series A stock should include the period the shareholder held his First Southern common stock surrendered in the Reclassification.

     Although the Reclassification will be treated as a "tax-free" reorganization and the exchange of Series A stock for common stock should not result in the recognition of gain or loss for federal income tax purposes, no assurance can be given that the IRS will agree and/or will not challenge such characterization. While ordinarily the receipt of stock such as the Series A stock in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as "nonqualified preferred stock," may not be exchanged "tax-free" in a reorganization.

     The term "nonqualified preferred stock" is "preferred stock" in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock; (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock; (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, "preferred stock" means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

     The Series A stock should not be considered "preferred stock" for federal income tax purposes and therefore should not be considered "nonqualified preferred stock" since:

     - The Series A stock is entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which First Southern common stock is entitled;

     - The amount distributed with respect to one share of the Series A stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of First Southern common stock; and

     - The amount paid on redemption of one share of Series A stock is never less than the fair market value of one share of First Southern common stock at the time of redemption.

Nevertheless, if the IRS were to successfully contend that the Series A stock should be treated as "nonqualified preferred stock" for federal income tax purposes, the receipt of the Series A stock would be treated the same as the receipt of cash in the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH IN THE RECLASSIFICATION. The receipt by a shareholder of cash in the Reclassification will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code"). Only those shareholders who exercise their statutory dissenters' rights in connection with the Reclassification will receive cash in the Reclassification.

     Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in the Reclassification if:

     (1) the Reclassification results in a "complete redemption" of all of the shares held by the shareholder immediately prior to the Reclassification;

     (2) the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

     (3) the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

     These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

     If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Reclassification and the tax basis in the shares held by such shareholder immediately prior to the Reclassification. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

     Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of cash by a shareholder in the Reclassification will result in a "complete redemption" of all of the shareholder's shares held immediately prior to the Reclassification as long as the shareholder does not directly or constructively own any shares of common stock immediately after the Reclassification. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of common stock provided that (1) the shareholder constructively owns shares of common stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules); and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in First Southern immediately after the Reclassification, including as an officer, director or employee, other than an interest as a creditor).

     It is anticipated that most shareholders who receive cash in the Reclassification will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash in the Reclassification will be "substantially disproportionate" with respect to the shareholder if the percentage of shares of common stock owned by the shareholder immediately after the Reclassification is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the Reclassification (giving effect to the difference in number of outstanding shares due to the Reclassification), and the shareholder does not own directly and constructively 50% or more of First Southern's outstanding common stock after the Reclassification. Alternatively, the receipt of cash in the Reclassification will, in general, be "not essentially equivalent to a dividend" if the Reclassification results in a "meaningful reduction" in the shareholder's proportionate interest in First Southern.

     If none of the three tests described above are satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the entire amount of cash he or she received pursuant to the Reclassification. Currently, both long-term capital gain and dividends are taxed at a maximum rate of 15% for federal income tax purposes.

     FEDERAL  INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO DO NOT RECEIVE CASH OR
                                                             ---
SERIES A STOCK IN THE RECLASSIFICATION. Affiliated and unaffiliated shareholders who remain First Southern shareholders following the Reclassification and do not receive any cash in the Reclassification will not recognize gain or loss as a result of the Reclassification. The Reclassification will not affect the adjusted tax basis or holding period of any shares of First Southern common stock that a shareholder continues to own after the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO FIRST SOUTHERN AND FIRST SOUTHERN NATIONAL BANK. Neither First Southern nor First Southern National Bank will recognize gain or loss for U.S. federal income tax purposes as a result of the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS UPON A SUBSEQUENT CALL OF THE SERIES A STOCK ISSUED IN THE RECLASSIFICATION. Assuming that the Series A stock is not considered "preferred stock" for federal income tax purposes and there are no applicable changes in the federal income tax laws, the tax consequences to a First Southern shareholder of a call of the Series A stock will be determined in the same manner as the tax consequences to a First Southern shareholder receiving cash in the Reclassification (see discussion above).

     BACKUP WITHHOLDING. Non-corporate shareholders of First Southern may be subject to backup withholding at a rate of 28% on cash payments received in the Reclassification. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal; (2) provides a certificate of foreign status on an appropriate Form W-8; or (3) is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE RECLASSIFICATION. THUS, FIRST SOUTHERN SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO
THEIR SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO  FORMA  EFFECT  OF  THE  RECLASSIFICATION

     The following selected pro forma financial data illustrates the pro forma effect of the Reclassification on First Southern's financial statements as of September 30, 2005, for the nine months ended September 30, 2005, and for the year ended December 31, 2004. Management has prepared this information based on its estimate that 120,696 shares of First Southern common stock will be reclassified into 120,696 shares of Series A stock in the Reclassification and that the cost of the Reclassification will be $100,000. Please see "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION" beginning on page 69 for the complete pro forma financial information relating to this transaction.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA


     (In thousands except per share data)  As of and for the nine       As of and
                                                months ended       for the year ended
                                             September 30, 2005     December 31, 2004
                                           ----------------------  -------------------
     Net interest income                   $                2,902               2,859
     Provision for loan losses                                240                 405
     Other income                                             518                 607
     Other expense                                          2,353               2,567
     Income tax expense (benefit)                             311                (450)
     Net income                            $                  516                 943

     PER COMMON SHARE
     Basic earnings per share              $                 0.64                1.18
     Diluted earnings per share                              0.56                1.02
     Book value                            $                 9.52                9.00

     AT PERIOD END
     Assets                                $              113,407              96,069
     Shareholders' equity                  $                8,760               8,245
     Common shares outstanding                            799,851             799,851
     Series A shares outstanding                          120,696             120,696

     Weighted average shares outstanding                  920,547             920,547


RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION

     The board believes that the Reclassification is substantively and procedurally fair to First Southern's unaffiliated shareholders who will receive Series A stock in the Reclassification. The board also believes that the Reclassification is substantively and procedurally fair to unaffiliated shareholders who will retain their shares following the Reclassification. The board of directors, including those directors who are not employees of First Southern, has approved the Reclassification and the Articles of Amendment, and the board as an entity recommends that the shareholders vote for approval of the Articles of Amendment, which will effect the Reclassification.

     Each director and executive officer is deemed a "filing person" in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Reclassification is substantively and procedurally fair to our unaffiliated shareholders. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See "-Determination of Fairness by First Southern Affiliates" on page 42 for information regarding the filing persons' fairness determination.

     All of First Southern's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares to which they have or share voting power) in favor of the Articles of Amendment. As of August 29, 2005, our directors and executive officers beneficially owned approximately 52.5% of the shares outstanding, assuming they exercise all of their warrants and options that are exercisable within 60 days. At present, five of our directors beneficially own an aggregate of approximately 1,840 shares that would be reclassified to Series A stock in the Reclassification. However, these directors, like all other shareholders, may consolidate their ownership of these shares into another form of record ownership that consists of more than 500 shares, in which case the shares would not be reclassified. These five directors have indicated that, prior to the effective date of the Reclassification, they intend to consolidate these shares into a form of record ownership which is not subject to reclassification to Series A stock. Thirteen of our directors and executive officers do not hold any shares subject to reclassification. After the Reclassification, we anticipate that our directors and executive officers will beneficially own approximately 58.9% of our outstanding shares. See "-Stock Ownership by Affiliates" on page 59 for more information regarding stock owned by our affiliates.

     We considered a number of factors in determining whether to approve the Reclassification, including the effects described under "-Effects of the Reclassification on First Southern" on page 21, "-Effects of the Reclassification on Shareholders Whose Shares are Reclassified" on page 25, "-Effects of the Reclassification on Affiliates" on page 27, "-Effects of the Reclassification on Unaffiliated Shareholders" on page 28, "-Effects of the Reclassification on Shareholders Retaining Common Stock" on page 30, and the reasons described under "-Reasons for the Reclassification" on page 20. The board also reviewed the tax and pro forma financial effects of the Reclassification on First Southern and its shareholders.

     After the Reclassification, First Southern's common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders. First Southern's management determined that the Reclassification would result in cost savings of approximately $272,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-registered company, First Southern has not had an organized trading market for its common stock and that First Southern's shareholders derive little relative benefit with respect to market liquidity from First Southern's status as an SEC-registered company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential reduction in the already limited liquidity for the common stock.

     We considered alternatives to the proposed going-private transaction but ultimately approved the Reclassification proposal. Please read the discussion under "-Alternatives Considered" on page 12 for a description of these alternatives.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusions that the Reclassification and the Articles of Amendment are substantively fair to our unaffiliated shareholders who will receive Series A stock in the Reclassification and to our unaffiliated shareholders who will retain their shares. In reaching these conclusions, the board considered all of the factors as a whole and did not assign specific weights to particular factors.

     FACTORS  AFFECTING  SHAREHOLDERS  RECEIVING SERIES A STOCK AND SHAREHOLDERS
     ---------------------------------------------------------------------------
     RETAINING COMMON STOCK:
     ----------------------

     -    Equity  Interest  in  the  Company.  All shareholders will continue to
          ----------------------------------
          hold an equity interest in the Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Company. Although shareholders receiving Series A stock will be forced to exchange their common stock, which has substantially different rights and limitations, the board viewed this factor as supporting its determination of fairness since no shareholders will be forced to involuntarily liquidate their equity interest in the Company for cash, as would be the case in a cash-out merger. Shareholders wishing to liquidate their shares of common stock at fair value may do so through exercising dissenters' rights. The board noted that after the Reclassification the holders of the Series A stock could be forced to liquidate their equity interest in First Southern if the Company were to exercise its right to call the Series A stock. See "-Alternatives Considered" on page 12.

     -    Earnings  Per  Share.  Diluted earnings per share will not change from
          --------------------
          $0.56 per share for the nine months ended September 30, 2005 or from $1.02 per share for the year ended December 31, 2004 since the Series A shares will be considered common stock equivalents in the computation of diluted earnings per share. The board viewed the effect on diluted earnings per share as a factor, among others, which supported its conclusion of fairness of the Reclassification since the Series A shareholders will continue to share in the earnings of the Company with the common shareholders. Basic earnings per share on a pro forma basis will increase from $0.56 per share to $0.64 per share for the nine months ended September 30, 2005, and will increase from $1.02 per share to $1.18 per share for the year ended December 31, 2004. Although the board noted basic earnings per share will increase, it did not consider that to be a material factor in determining fairness because earnings will not be available for distribution to the common shareholders unless the Series A shareholders first receive an equal (or greater) distribution. Therefore, the board believes diluted earnings per share is a more meaningful financial ratio since it factors in outstanding shares of Series A stock.

     -    Book  Value  Per  Common  Equivalent  Share.  Book  value  per  common
          -------------------------------------------
          equivalent share, which includes the Series A stock, will decrease approximately 1.0% from $9.62 on a historical basis to $9.52 on a pro forma basis as of September 30, 2005. The decrease in book value per common equivalent share is due to transaction costs of approximately $100,000. The board viewed the 1.0% decrease as nominal and believes the effect on book value supports its determination of fairness, especially since the decrease in book value affects both the shareholders receiving Series A stock and those retaining common stock.

     -    Tax  Consequences.  The  board  noted that the Reclassification should
          -----------------
          not result in a taxable event for shareholders receiving Series A stock and would not result in a taxable event for shareholders retaining their shares of common stock, as all of our directors and executive officers are entitled to do. The receipt of cash by shareholders exercising dissenters' rights, however, will be a taxable event. These tax consequences contributed to the board's recommendation and conclusion as to the fairness of the Reclassification to unaffiliated shareholders who will receive Series A stock and those who will retain their shares of common stock following the Reclassification. Since the Reclassification should not be a taxable event for either group of shareholders, the board noted that if the transaction had been structured as a cash-out merger, it would have been a taxable event for those shareholders receiving cash. See "-Alternatives Considered" on page 12 and "-Federal Income Tax Consequences of the Reclassification" on page 30 for more information regarding the tax consequences of the Reclassification.

     SHAREHOLDERS RECEIVING SERIES A STOCK:
     -------------------------------------

     In making its fairness determination, the board considered the relative advantages and disadvantages of the following terms of the Series A stock:

     -    Liquidation  Preference  on  the  Series  A Stock. In the event of the
          -------------------------------------------------
          liquidation or dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series A stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A stock, the amount to be paid to the common holders, or $10.00 per share. As a result, upon liquidation or dissolution of the Company, to the extent that assets are available for distribution to the holders of Series A stock and common stock after the payment of other obligations, the holders of the Series A stock will receive at least $10.00 per share before any payment is made to the common shareholders. The board viewed this liquidation preference as a benefit to the shareholders receiving Series A stock.

     -    Dividend  Preference  on the Series A Stock. The holders of the Series
          -------------------------------------------
          A stock will be entitled to preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock and will be entitled to receive Ordinary Dividends in an amount per share that is no less than 105% of the amount per share of Ordinary Dividends paid on the common stock. Ordinary Dividends are any dividends that in the aggregate for the calendar year do not exceed 50% of First Southern's consolidated prior year net income after tax but before dividends. Additionally, with respect to any dividend other than Ordinary Dividends, holders of Series A stock will be entitled to receive dividends in an amount per share that is no less than the amount per share paid on our common stock. Since we organized in 2001, however, we have neither declared nor paid any cash dividends. Although we began to realize profits in 2004 and became cumulatively profitable in August 2005, we have no current plans to initiate payment of cash dividends in the near future. The board viewed the dividend preference as a benefit to the shareholders receiving Series A stock.

     -    Conversion  to  Common  Stock on a Change in Control. Upon a change in
          ----------------------------------------------------
          control of the Company, the Series A stock will automatically convert into shares of the Company's common stock. Therefore, holders of the Series A stock will participate in any future value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as a benefit to the shareholders receiving Series A stock.

     -    Limited  Voting  Rights  on  the  Series  A  Stock. The holders of the
          --------------------------------------------------
          Series A stock will have limited voting rights, and generally, be entitled to vote only upon a proposed change in control of the Company. The holders of the Series A stock will not be entitled to vote on the election of directors and therefore, will have no influence on the future composition of the board of directors or senior management team of the Company. The board noted, however, that the shareholders receiving Series A stock currently have limited influence on shareholder votes, since those shareholders hold an aggregate of approximately 13.11% of our outstanding common stock as of March 31, 2005. The board viewed the limited voting rights as a negative factor to the shareholders receiving Series A stock.

     -    Call  Provision.  The  Series A stock includes a call provision, which
          ---------------
          allows the Company to repurchase the Series A stock at any time at a purchase price per share equal to the greater of the book value per share of the Series A stock, as determined under generally accepted accounting principals; the fair market value per share of the Series A stock; or the fair market value of our common stock. Under the terms of the Series A stock, fair market value is determined reasonably and in good faith by the Company's board of directors and means the price that a third party would pay for the Series A stock or common stock as of the applicable valuation date. The board believes a call provision is necessary to provide the Company flexibility in the future to manage the size of its Series A stock shareholder base and maintain its status as a non-SEC registered company. While the holders of the Series A stock are not entitled to approve a repurchase by the Company, the Company will be required to pay no less than the fair market value per share of the Series A stock or its common stock for any shares repurchase. Therefore the board believes that holders of Series A stock will receive a fair price, which will reflect any increase in value of the common stock, for any repurchased shares of Series A stock. Additionally, the call provision provides for an appraisal procedure in the event that any holder of Series A stock disagrees with the board's determination of the fair market value of the Series A stock or common stock. The board viewed the call provision as a negative factor to the shareholders receiving Series A stock.

     While the board viewed the limited voting rights and call provision as negative factors to the shareholders receiving Series A stock, the board concluded that the overall terms of Series A stock were fair to the unaffiliated shareholders receiving Series A stock, since the Series A stock includes a liquidation and dividend preference to the common stock and a conversion provision in the event of a change of control of the Company. Additionally, although shareholders receiving Series A stock in the Reclassification will be required to surrender their shares of common stock involuntarily in exchange for the Series A stock, the board believes that since the shares of Series A stock are convertible into common stock upon a change in control, and are callable at a price per share equal to no less than the fair market value of the Series A stock or common stock, these shareholders will have an opportunity to participate in any future growth and earnings of the Company. These shareholders also have the opportunity to liquidate their shares of common stock at fair value through the exercise of dissenters' rights. Based upon the foregoing reasons, the board considered the fairness of the overall terms of the Series A stock as a factor supporting its conclusion of fairness of the Reclassification.

     SHAREHOLDERS RETAINING SHARES OF COMMON STOCK:
     ---------------------------------------------

     -    Voting  Rights.  Holders  of our common stock are entitled to one vote
          --------------
          per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of the Company and the election of directors. The board viewed these voting rights as a benefit to the shareholders retaining common stock.

     -    Junior  in  Priority  to  Series A Stock. The Series A stock will rank
          ----------------------------------------
          senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of the Company. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of common stock, the holders of the Series A stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A stock; the amount to be paid to the common holders; or $10.00 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series A stock will be entitled to a payment of at least $10.00 per share before any payment is made to the holders of common stock. Additionally, the holders of Series A stock will be entitled to preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference as a disadvantage to the shareholders retaining common stock.

     The board believes the subordination of the common stock to the Series A stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

     In reaching its conclusion that the Reclassification and the Articles of Amendment are substantively fair to our unaffiliated shareholders who will receive Series A stock and who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our going concern value, or the liquidation value of our assets to be material since shareholders are not being "cashed out" in connection with the Reclassification, and shareholders receiving Series A stock will continue to hold an equity interest in First Southern and will participate equally with the holders of common stock on the sale or a change in control of First Southern. Additionally, the board determined that the overall terms of the Series A stock were fair to all of our unaffiliated shareholders. In the board's opinion, the qualitative advantages and disadvantages of the terms of the Series A stock are balanced as compared to the rights related to our common stock. Therefore, the board determined no quantitative analysis, such as a review of the current or historical market price of our common stock, our going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the foregoing reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series A stock.

     Moreover, with respect to the current and historical market prices of our common stock, there is no active market for our common stock. At the time the board made its fairness determination, it was only aware of one trade of 300 shares of First Southern's common stock since the Company's initial public offering in 2001. This transaction took place in May 2005 at a sales price of $10.00, which was the initial public offering price. Accordingly, there was no market price information for the board to consider. Since May 2005, we are also aware of the following private transactions among unaffiliated shareholders:

     -    500 shares sold for $11.00 per share in August 2005
     -    500 shares sold for $12.00 per share in September 2005
     -    1,500 shares sold for $13.00 per share in September 2005

     Neither the Company nor any of our affiliated shareholders have acquired any shares of First Southern common stock during the past two years. Additionally, the board is not aware of any material contracts, negotiations or transactions, other than in conjunction with the Reclassification as described in "-Background of the Reclassification" on page 14 and under "Proposal 2:
Election of Directors -Director Nominees and Continuing Directors" on page 53, during the preceding two years for (1) the merger or consolidation of First Southern into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of First Southern; (3) a tender offer for any outstanding shares of First Southern common stock; or (4) the election of directors to our board.

     PROCEDURAL FAIRNESS. The board of directors, including those who are not employees of First Southern, has unanimously approved the Reclassification and the Articles of Amendment and is seeking shareholder approval of the Reclassification contemplated by the Articles of Amendment. All of our affiliates, which includes all of our directors and executive officers, participated in the board discussions regarding pursuing a transaction designed to allow First Southern to deregister its common stock. Each of our affiliates has a conflict of interest with respect to the Reclassification because they are in a position to structure the Reclassification in a way that benefits the interests of the affiliates differently than the interests of the unaffiliated shareholders. As described under "-Effects of Reclassification on Affiliates" on page 27, the Reclassification will have various positive effects on our affiliates that it will not have on unaffiliated shareholders. In particular, we anticipate that no shares of common stock held by our affiliates will be reclassified to Series A stock in the Reclassification. Since there will be fewer outstanding shares of common stock after the Reclassification, the affiliates will own a larger relative percentage of the outstanding common stock after the Reclassification, and the common stock will continue to have voting rights as compared to the Series A stock, which will have limited voting rights. We estimate that the affiliates' aggregate beneficial ownership of our outstanding common stock will increase from 52.5% to 58.9%.

     The vote of a majority of the votes entitled to be cast on the Articles of Amendment will be required to approve the Articles of Amendment and Reclassification. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of First Southern's shares to consider and approve the Reclassification. The board also considered such a provision unnecessary in light of each shareholder's right, whether affiliated or unaffiliated, to dissent from the Reclassification and obtain the fair value of his or her shares under Georgia law.

     In addition, the board noted that shareholders who wish to increase their record holdings in order to avoid the exchange of their First Southern common stock for Series A stock may do so by purchasing shares of First Southern common stock from other shareholders prior to the effective time of the Reclassification. The board also noted, however, that there is no active trading market for First Southern's common stock and therefore identifying shareholders wishing to sell shares may be difficult.

     First Southern engaged The Carson Medlin Company to advise the Company with respect to the terms of the Series A stock and, if necessary for tax purposes, to provide an appraisal of the Series A stock. The Carson Medlin Company is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm, which specializes in the securities of financial institutions in the United States. As part of its investment banking activities, it is regularly engaged in the valuation of financial institutions in the United States and transactions relating to their securities. We selected Carson Medlin based on its reputation and its representatives' experience in consulting financial institutions in connection with strategic planning and its knowledge of the financial services industry and the Company's business. Carson Medlin advised the Company generally on structuring the terms of the Series A stock so that holders of the Series A stock have the opportunity to continue to participate in the earnings and growth of the Company. Carson Medlin reviewed the Company's initial proposed terms of the Series A stock, which initially provided for the call of the Series A stock at a price equal to the greater of the book value or the fair market value of the Series A stock and that holders of the Series A stock were entitled to receive dividend payments in an amount per share not less than that paid on common shares prior to the payment of any dividend on the common shares. Neither the board nor management placed any limitations on the scope of Carson Medlin's review of the proposed terms of the Series A stock.

     Based solely on its review of the proposed terms of the Series A stock and its experience analyzing financial instruments, on May 31, 2005, Carson Medlin orally recommended to management that the call price for the Series A stock be equal to the greater of the book value of the Series A stock, the fair market value of the Series A stock, or the fair market value of the common stock. Carson Medlin advised our management that it believed such a provision would support the board's desire to structure the Series A stock so that the holders of the Series A stock continue to participate equally with the common shareholders in future growth and earnings of the Company. Carson Medlin made no other recommendations and provided no other advice to management regarding modifications to the terms of the Series A stock or the fairness of the Reclassification. Other than the foregoing advice regarding the call provision of the Series A stock, Carson Medlin did not provide any report, opinion or appraisal regarding the Reclassification to the Company. Ultimately, we did not request that Carson Medlin provide an appraisal of the Series A stock, because we determined the Reclassification should not be taxable to shareholders receiving Series A stock. We paid Carson Medlin a fee of $7,500 for its consulting services regarding the terms of the Series A stock and agreed to reimburse it reasonable out-of-pocket expenses and to indemnify Carson Medlin against certain liabilities, including liabilities under the federal securities laws. No other relationship has existed between Carson Medlin and First Southern or any of its affiliates during the past two years.

     In connection with its fairness determination, the board did not obtain any independent valuation or appraisal and did not review any quantitative analysis of the value of the Series A stock or our common stock since no shares will be cashed out in the Reclassification except those held by shareholders who exercise dissenters' rights, the fair value of which will be determined as provided under the dissenters' rights provisions of the Georgia Code. Rather, the board subjectively weighed the collective advantages of the Series A stock, including the existence and amounts of the dividend and liquidation preferences, the existence of the conversion feature, the call price formula and the ability to vote on a change of control, against the advantages of the common stock, such as unlimited voting rights and the absence of a call provision. The board also subjectively weighed the relative disadvantages of the two classes, including the general lack of voting power and the existence of a call right in favor of the Company in the case of the Series A stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock. Finally, the board also considered the benefits that would be shared by both classes, such as voting and consideration payable upon a change of control, and the ability to benefit from the cost savings of the Reclassification and to share in future growth of the Company.

     As a result of these analyses, the board determined, subjectively and in its business judgment based on its discretionary view of the matter, that the advantages and disadvantages of the terms of the Series A stock were in balance with those of our common stock. In this regard, the board subjectively determined that the relative qualitative value of the Series A stock was equivalent to that of the common stock, and the terms of the Series A stock, while substantially different from those of the common stock, were fair as compared to the terms of common stock. Since the board did not obtain a valuation or appraisal and did not consider any quantitative analysis of the value of the Series A stock or common stock, the actual appraised or quantitative value of the Series A stock may be greater or lesser than the value of the common stock.

     No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering its fairness was retained by First Southern or by a majority of directors who are not employees of First Southern. Additionally, we have not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to our corporate files, except as provided under the Georgia Code and our bylaws, or to obtain legal counsel or appraisal services at our expense. The board concluded that the retention of an unaffiliated shareholder representative was not necessary because both unaffiliated and affiliated shareholders may exercise dissenters' rights under Georgia law. With respect to unaffiliated shareholders' access to our corporate files, the board determined that this proxy statement, together with First Southern's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Articles of Amendment. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at First Southern's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as First Southern's size and the cost of such procedures.

     After consideration of the factors described above, the board of directors has determined that the Articles of Amendment are procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at First Southern's expense, to First Southern's unaffiliated shareholders who will receive Series A stock in the Reclassification. The board has also determined that the Articles of Amendment are procedurally fair to unaffiliated shareholders who will retain their shares of common stock. Additionally, the board believes that the Articles of Amendment are substantively fair to these constituencies. Finally, the board has determined that the Articles of Amendment are substantively and procedurally fair to affiliated shareholders.

DETERMINATION OF FAIRNESS BY FIRST SOUTHERN AFFILIATES

     Our affiliates consist of our directors and executive officers:

     Michael R. Anderson      William I. Griffis  R. Whitman Lord        Lamar O. Reddick
     Christopher T. Cliett    Tracy D. Ham        Laura Taulbee Marsh    Devra P. Walker
     F. Thomas David          James A. High       Jeffrey D. Pope        L. Anthony Waters, III
     Charles A. Deal          W. Pratt Hill, III  Ronnie J. Pope
     Charles R. Fennell, Jr.  Michael R. Kennedy  Hudson J. Powell, Sr.

     These affiliates are deemed to be "filing persons" for purposes of this transaction.

     For each of First Southern's affiliates, their purpose and reasons for engaging in the Reclassification, alternatives considered and analyses regarding substantive and procedural fairness of the Reclassification to unaffiliated shareholders receiving Series A stock in the Reclassification and to those retaining their shares of common stock were the same as those of the board of directors, and each of First Southern's affiliates adopted the analyses of the board of directors with respect to these issues. Based on these factors and analyses, each of First Southern's affiliates have concluded that the Reclassification is procedurally and substantively fair to First Southern's unaffiliated shareholders who will receive Series A stock in the Reclassification and to its unaffiliated shareholders who will retain their shares of common stock.

                            INFORMATION REGARDING THE
                         ANNUAL MEETING OF SHAREHOLDERS

TIME AND PLACE OF MEETING

     We are soliciting proxies through this proxy statement for use at the annual meeting of First Southern shareholders. The annual meeting will be held at 11:00 a.m. on December 28, 2005, at First Southern National Bank, Statesboro, Georgia 30458.

RECORD  DATE  AND  MAILING  DATE

     The close of business on November 28, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about November __, 2005.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, First Southern had 10,000,000 shares of common stock, $.01 par value, authorized, of which 920,547 shares were issued and 920,547 shares were outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PROPOSALS TO BE CONSIDERED

     THE RECLASSIFICATION. Shareholders will be asked to vote on the Articles of Amendment, which provide for the Reclassification of each share of First Southern common stock held by record holders of 500 or fewer shares of First Southern common stock into one share of Series A stock for each share of common stock they own on the effective date of the Reclassification. The terms of the Articles of Amendment and the Reclassification are described beginning on page
46.  The  full  text  of the Articles of Amendment is set forth in Appendix A to
                                                                   ----------
the enclosed proxy statement. The Reclassification is designed to reduce First Southern's number of shareholders of record to below 300.

     ELECTION OF DIRECTORS. Shareholders will be asked to elect five persons to serve as Class I directors for a three-year term. The nominees for Class I directors as well as the continuing directors are described on page 53.

DISSENTERS' RIGHTS

     Shareholders are entitled to dissenters' rights in connection with the Articles of Amendment. See "Proposal 1: Approval of the Articles of Amendment-Dissenters' Rights" on page 49.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of the Articles of Amendment, FOR the election of the director nominees and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the annual meeting.

     You can revoke your proxy at any time before it is voted by delivering to First Southern's Corporate Secretary, 201 South Main Street, Statesboro, Georgia 30458, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the annual meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of First Southern common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the Articles of Amendment requires the affirmative vote of a majority of the votes entitled to be cast. On March 31, 2005, First Southern's directors and executive officers beneficially owned, directly or indirectly, 580,879 shares, representing approximately 52.5% of the outstanding shares of common stock as of that date. Every director and executive officer has indicated that he or she intends to vote his or her shares in favor of the Articles of Amendment.

     To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. Only those votes actually cast for the election of a director will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. We are not aware of any competing nominees at this time.

     Any other matter that may properly come before the annual meeting requires that more shares be voted in favor of the matter than voted against the matter.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter. Based on the 920,547 shares outstanding as of the record date, a quorum will consist of 460,274 shares represented either in person or by proxy. This also represents the minimum number of votes required to be cast in favor of the Articles of Amendment in order to approve them. Assuming only the minimum number of shares necessary to constitute a quorum are present in person or by proxy at the annual meeting, and assuming one of those shares is subject to a proxy marked as an abstention, the proposal to approve the Articles of Amendment would not pass because it would not have received the affirmative vote of a majority of the votes entitled to be cast at the meeting. As a result, such an abstention would effectively function as a vote against approval of the Articles of Amendment, even though it would not be counted in the voting tally as such. On the other hand, abstentions will not affect the outcome of the election of director nominees because a director nominee must only receive more votes than any other competing nominee. Additionally, abstentions will not affect the outcome of any other proposal properly brought before the meeting because only a majority of the votes actually cast must be voted in favor of such a proposal.

     BROKER NON-VOTES. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in the
                                                                 ---
their own discretion with respect to the proposal to approve the Articles of Amendment, but may vote in their own discretion with respect to the election of
                ---
the director nominees. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will effectively function as votes against the approval of the Articles of Amendment but will not affect the outcome of the election of directors or of any other proposal properly brought before the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by our board of directors, and First Southern pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

               PROPOSAL 1:  APPROVAL OF THE ARTICLES OF AMENDMENT

DESCRIPTION OF THE ARTICLES OF AMENDMENT

     FIRST SOUTHERN BANCORP. First Southern was incorporated in Georgia in April 2001 to act as a bank holding company and to purchase 100% of the issued and outstanding stock of First Southern National Bank, an association organized under the laws of the United States, to conduct a general banking business in Statesboro, Georgia. First Southern National Bank opened for business on February 5, 2002. As of September 30, 2005, First Southern had $113.5 million in consolidated assets, $91.9 million in deposits and $8.9 million in shareholders' equity.

     STRUCTURE OF THE RECLASSIFICATION. The Articles of Amendment provide for the Reclassification of First Southern common stock into shares of a new class of Series A stock. In the Reclassification, shareholders who are the record holders of 500 or fewer shares of First Southern common stock will receive one share of Series A stock for each share of common stock they own on the effective date of the Reclassification. All other shares will remain outstanding and will be unaffected by the Reclassification.

     DETERMINATION OF SHARES "HELD OF RECORD." Shareholders who are the record holders of 500 or fewer shares of First Southern common stock will receive one share of Series A stock for each share of First Southern common stock they own on the effective date of the Reclassification. A record holder of more than 500 shares will be unaffected. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on the number of shares held of record without regard to the ultimate control of the shares.

     A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

     As a result, a single shareholder with more than 500 shares held in various accounts could receive Series A stock in the Reclassification for all of his or her shares if those accounts individually hold 500 or fewer shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing more than 500 shares, or acquire additional shares in the market prior to the effective date of the Reclassification. Additionally, a shareholder who holds 500 or fewer shares of common stock through a broker may be unaffected by the Reclassification if the broker holds an aggregate of more than 500 shares.

     EFFECT ON OUTSTANDING STOCK OPTIONS. The holders of outstanding stock options issued by First Southern will continue to hold those securities. The terms of the options will not be affected by the Reclassification.

     LEGAL EFFECTIVENESS. As soon as practicable after shareholder approval, we intend to file the Articles of Amendment with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of First Southern common stock who are entitled to receive Series A stock in the Reclassification. The Reclassification will be effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We anticipate that this will occur in the fourth quarter of 2005.

     However, under the Georgia Code, notwithstanding shareholder approval of the Articles of Amendment, the board may abandon the Articles of Amendment and the Reclassification at any time prior to the effective date of the Reclassification. Accordingly, if at any time prior to the effective date the board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders, the board may abandon the Articles of Amendment and the Reclassification.

     On the effective date of the Reclassification, each shareholder who owns 500 or fewer shares of record immediately prior to the Reclassification will not have any rights as a First Southern common shareholder and will have only the right to receive Series A stock as provided under the Articles of Amendment.

     EXCHANGE OF STOCK CERTIFICATES FOR SERIES A STOCK. The Letter of Transmittal will provide the means by which shareholders will surrender their First Southern common stock certificates and obtain the Series A stock certificates to which they are entitled. If certificates evidencing First
Southern common stock have been lost or destroyed, First Southern may, in its full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to First Southern in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying First Southern and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact First Southern as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series A stock certificates in the Reclassification. First Southern will bear these costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION. DO NOT SEND IN YOUR COMMON STOCK
CERTIFICATES UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR COMMON STOCK CERTIFICATES PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR SERIES A STOCK CERTIFICATES APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION.

     CONDITIONS AND REGULATORY APPROVALS. Aside from shareholder approval of the Articles of Amendment, the Reclassification is not subject to any conditions or regulatory approvals.

     TERMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. First Southern's common stock is currently registered under the Securities Exchange Act. We will be permitted to terminate our registration once we can certify that First Southern has fewer than 300 shareholders of record. Upon the completion of the Reclassification, First Southern will have approximately 181 common shareholders of record. We intend to apply for termination of the registration of First Southern's common stock under the Securities Exchange Act as promptly as possible after the effective date of the Reclassification.

     Termination of registration under the Securities Exchange Act will substantially reduce the information we are required to furnish to our shareholders and to the SEC, and would make some provisions of the Securities Exchange Act no longer applicable to us (e.g., the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a), and required compliance with the Sarbanes-Oxley Act). Furthermore, First Southern's affiliates may be deprived of the ability to dispose of their First Southern common stock under Rule 144 promulgated under the Securities Act of 1933.

     We estimate that termination of registration of First Southern common stock under the Securities Exchange Act will save the Company approximately $272,000 per year in legal and accounting fees, printing costs, management time and other expenses. See "Special Factors-Effects of the Reclassification on First Southern" on page 21.

     SERIES A STOCK ISSUED IN RELIANCE ON SEC EXEMPTION. We are issuing the shares of Series A stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available to the Reclassification because we are only issuing the Series A stock to our holders of common stock and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

SOURCE OF FUNDS AND EXPENSES

     First Southern will pay all of the expenses related to the Reclassification. We estimate these expenses will be as follows:

          SEC filing fees              $1,000
          Legal fees                    60,000
          Financial advisory fees        7,500
          Printing and mailing costs    15,000
          Miscellaneous                 16,500
                                      --------
              Total                   $100,000
                                      ========

     First Southern intends to finance these expenses related to the Reclassification with existing working capital.

     If the Reclassification is completed, all First Southern shareholders, including those who will retain common stock in the Reclassification, are entitled to dissent from the Reclassification and receive the fair value of their common stock in cash. Therefore, the Company may incur costs in the Reclassification related to payments to dissenting shareholders. The Company may also incur legal expenses related to dissenters' rights proceedings or any litigation challenging the legality of the Reclassification.

     Shareholders wishing to dissent from the Reclassification must provide First Southern written notice of their intent to dissent prior to the shareholder vote on the Reclassification. Accordingly, First Southern will not know the maximum number of shares, if any, that are held by shareholders that intend to dissent until immediately before the vote at the annual meeting. Assuming all shareholders receiving Series A stock in the Reclassification were to dissent, we estimate the total payment to dissenting shareholders would be approximately $1.6 million. This estimate is based on a payment of $13.00 per share, which was the sales price of the common stock in a transaction that took place in September 2005, the last known transaction in the Company's common stock prior to the date of this proxy statement. The actual amount, if any, to be paid to dissenting shareholders may be higher or lower, depending on the actual "fair value" of the common stock as determined under the dissenters' rights provisions of the Georgia Code and the actual number of shares held by shareholders who perfect dissenters' rights.

     Currently, First Southern has existing working capital available to fund up to $2,000,000 in legal expenses and payments to dissenting shareholders. First Southern also may abandon the Reclassification transaction at any time prior to the effective date if the board determines that (1) the estimated cost (even if less than $2,000,000) of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders. The board anticipates that it would elect to abandon the Reclassification if the estimated cost of payments to dissenting shareholders and legal expenses exceed $2,000,000. The board, however, in its sole discretion, may elect to abandon the Reclassification even if the estimated costs are less than $2,000,000 or to consummate the Reclassification even if the estimated costs are greater than $2,000,000. The board has neither discussed nor established the number of dissenting shareholders at which the Company would abandon the Reclassification.

     If First Southern utilizes its working capital for payments to dissenting shareholders or for legal expenses related to litigation in connection with the Reclassification, it will have less capital to support future growth of the Company and First Southern National Bank. As a result, First Southern may have to limit its growth or seek additional capital to support its growth. Limiting growth or the inability to obtain new capital may adversely affect First Southern's capital adequacy, liquidity, results of operations or cash flow.

DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Code, First Southern's shareholders have the right to dissent from approval of the Articles of Amendment and to receive the fair value of their shares in cash. Holders of First Southern common stock who fulfill the requirements described below will be entitled to assert dissenters' rights. Shareholders considering the initiation of a dissenters' proceeding should review this section in its entirety. A dissenters' proceeding may involve litigation.

     PRELIMINARY PROCEDURAL STEPS. Pursuant to the provisions of Article 13 of the Georgia Code, if the Articles of Amendment are consummated, you must:

     - give to First Southern, prior to the vote at the annual meeting with respect to the approval of the Articles of Amendment, written notice of your intent to demand payment for your shares of First Southern common stock (hereinafter referred to as "shares");

     -    not  vote  in  favor  of  the  Articles  of  Amendment;  and

     -    comply  with  the  statutory  requirements  summarized  below.

     If you perfect your dissenters' rights, you will receive the fair value of your shares. Under the Georgia Code, "fair value" means the value of the shares immediately before the effective date of the Reclassification, excluding any appreciation or depreciation in anticipation of the Reclassification.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify First Southern in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     WRITTEN DISSENT DEMAND. Voting against the Articles of Amendment will not satisfy the written demand requirement. In addition to not voting in favor of the Articles of Amendment, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Articles of Amendment and will not be entitled to assert dissenters' rights.

     Any written objection to the Articles of Amendment satisfying the requirements discussed above should be addressed to the Corporate Secretary,
     First Southern Bancorp, 201 South Main Street, Statesboro, Georgia 30458.

     If the shareholders of First Southern approve the Articles of Amendment at the annual meeting, First Southern must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective date of the Reclassification and must:

     - state where dissenting shareholders should send the demand for payment;

     - state where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent the transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which First Southern must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     -    be accompanied by a copy of Article 13 of the Georgia Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with First Southern in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the Reclassification. A record shareholder who does not demand payment or deposit his or her share certificates as required by the dates set forth in the Dissenters' Notice is not entitled to payment for his or her shares under Article 13 of the Georgia Code.

     Except as described below, First Southern must, within ten (10) days of the later of the effective date of the Reclassification or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount First Southern estimates to be the fair value of the shares, plus accrued interest from the effective date of the Reclassification. First Southern's offer of payment must be accompanied by:

     -    recent financial statements of First Southern;

     -    First Southern's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Code; and

     -    a copy of Article 13 of the Georgia Code.

     Since there is no active trading market for First Southern's common stock, we anticipate that the Company's estimate of fair value would be based on factors such as:

     - recent transactions in the Company's common stock that are known to management;

     - the market price of other comparable publicly traded financial institutions;

     - the price paid for the acquisition of other comparable financial institutions;

     - the Company's historic earnings record and future earnings prospects, not taking into account the Reclassification; and

     - the book value of the Company's common stock immediately before the Reclassification.

     First Southern may also obtain an independent appraisal in connection with determining the estimated fair value for its initial payment offer if the number of shares held by dissenting shareholders justifies the cost of an independent appraisal, which we estimate would be approximately $10,000 to

$25,000. Currently, First Southern does not anticipate any dissenting shareholders and therefore has made no specific determination regarding under what circumstances it believes an independent appraisal would be appropriate.

     If a dissenting shareholder accepts First Southern's offer by written notice within 30 days after First Southern's offer, First Southern must pay for the shares within 60 days after the latter of the making of the offer or the effective date of the Reclassification.

     If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, First Southern must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. First Southern must send a new Dissenters' Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify First Southern in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - he or she believes that the amount offered by First Southern is less than the fair value of his or her shares or that First Southern has calculated incorrectly the interest due; or

     - First Southern, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A  dissenting  shareholder  waives his or her right to demand payment under
Section 14-2-1327 of the Georgia Code unless he or she notifies First Southern of his or her demand in writing within 30 days after First Southern makes or offers payment for the dissenting shareholder's shares. If First Southern does not offer payment within ten (10) days of the latter of the Reclassification's effective date or the receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany First Southern's payment offer, and First Southern must provide such information within ten (10) days after receipt of the written demand. The shareholder may notify First Southern of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     LITIGATION. If a demand for payment under Section 14-2-1327 of the Georgia Code remains unsettled, First Southern must commence a nonjury equity valuation proceeding in the Superior Court of Bulloch County, Georgia, within 60 days after receiving the payment demand, and must petition the court to determine the fair value of the shares and accrued interest. If First Southern does not commence the proceeding within those 60 days, the Georgia Code requires First Southern to pay each dissenting shareholder whose demand remains unsettled the amount demanded. First Southern is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against First Southern, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against First Southern if the court finds First Southern did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either First Southern or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against First Southern, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective date of the Reclassification, regardless of whether notice of the Articles of Amendment and of the right to dissent were given by First Southern in compliance with the Dissenters' Notice and payment offer requirements.

     This  summary  of  the  material  rights  of  a  dissenting  shareholder is qualified in its entirety by reference to Article 13 of the Georgia Code, included as Appendix B to this proxy statement. If you intend to dissent from
              -----------
approval of the Articles of Amendment, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any
----------
further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of First Southern, except as may be required by the Georgia Code, or to obtain legal counsel or appraisal services at the expense of First Southern.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Special Factors-Federal Income Tax Consequences of the Reclassification" on page 30.

                       PROPOSAL 2:  ELECTION OF DIRECTORS

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

     The board of directors consists of 16 members and is divided into three classes, which are as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of their successors. The board of directors unanimously recommends that the shareholders elect the persons identified below as Director Nominees to serve as Class I directors for a three-year term expiring in 2008.

     The following table sets forth for each nominee and each continuing director: (a) his or her name and age at December 31, 2004; (b) how long he or she has been a director of the Company; (c) his or her position(s) with the Company, other than as a director; and (d) his or her principal occupation and business experience for the past five years. Each of the directors listed below is also a director of First Southern National Bank. The address for each of the directors listed below is c/o First Southern, 201 South Main Street, Statesboro, Georgia 30458.

                                                       POSITION WITH FIRST SOUTHERN
NAME (AGE)                             DIRECTOR SINCE  AND BUSINESS EXPERIENCE
----------                             --------------  -----------------------

CLASS I DIRECTOR NOMINEES
(For Three-Year Term Expiring 2008):

F. Thomas David (55)                         2001      President and Chief Executive Officer of First Southern
                                                       Bancorp and First Southern National Bank; Vice Chairman
                                                       and/or President, Sea Island Bank from 1993 to 1997;
                                                       retired from 1997 to 2001

William I. Griffis, CPA (58)                 2001      Chairman of the Board of Directors of First Southern; Vice
                                                       President for Advancement at Georgia Southern
                                                       University; President of the Georgia Southern University
                                                       Foundation

R. Whitman Lord, O.D. (53)                   2001      Optometrist; President of Lord Eye Centers, Inc.; Editorial
                                                       board member of Optometric Management Magazine

Laura Taulbee Marsh (34)                     2001      Partner, Franklin, Taulbee, Rushing, Snipes & Marsh, P.C.,
                                                       Attorneys at Law

Jeffrey D. Pope (43)                         2001      President and co-owner, Pope Construction Co., Inc.,
                                                       member of the State of Georgia Environmental Advisory
                                                       Council


CLASS II CONTINUING DIRECTORS
(Term Expires 2006):

Michael R. Anderson (40)                     2001      President, Bulloch Fertilizer Company, Inc.

Charles A. Deal (64)                         2001      Senior Partner, Cross Creek Farms, an agricultural family
                                                       partnership


                                       53

                                                       POSITION WITH FIRST SOUTHERN
NAME (AGE)                             DIRECTOR SINCE  AND BUSINESS EXPERIENCE
----------                             --------------  -----------------------

James A. High, D.D.S. (59)                   2001      Private practitioner in Orthodontics; Assistant Clinical
                                                       Professor of Orthodontics, Medical College of Georgia
                                                       School of Dentistry

Michael R. Kennedy (65)                      2001      President, Kennedy Industries, Inc., a multi-faceted
                                                       masonry supply and large truck parts and service company
                                                       with ownership interests in 14 ready-mixed concrete plants

Hudson J. Powell, Sr., D.M.D (51)            2001      Private Practitioner in General Dentistry

Devra P. Walker, CPA (44)                    2001      Co-Owner of Walker Pharmacy & Gift Shop, Little Doses
                                                       Children's Wear, Brooklet Drug and The Wash Room


CLASS III CONTINUING DIRECTORS
(Term Expires 2007):

Tracy D. Ham (41)                            2001      Regional Sales Manager, XOS Technology; Head Coach,
                                                       Clark Atlanta University 2002-2004; President, Hambone
                                                       Enterprises, a marketing firm; Vice President, TNT
                                                       Enterprises, an entity specializing in ownership,
                                                       development and management of commercial property

W. Pratt Hill, III (55)                      2001      Partner in the insurance agencies Lee, Hill & Johnston and
                                                       Lee, Hill & Rowe

Ronnie J. Pope (61)                          2001      President, R.J. Pope Traditional Menswear, Inc.; President,
                                                       Cobblers Bench, Inc.

Lamar O. Reddick (65)                        2001      Registered land surveyor; County Surveyor; Owner from
                                                       1963 to 2002, Lamar O. Reddick & Associates, a land
                                                       surveying firm

L. Anthony Waters, III (46)                  2001      Co-owner of L.A. Waters Furniture Co., Inc., operating
                                                       eight furniture and appliance rental stores doing business as Rentown; Partner in Waters Properties, LLP and L.A.
                                                       Waters Partnership, LLP, which own and lease residential,
                                                       farm and commercial property

     During the past five years, none of the above-named persons have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2004, the board of directors of First Southern held no meetings and the board of directors of First Southern National Bank held 12 meetings. All of the directors attended at least 75% of the total number meetings of the boards and committees on which they serve, with the exception of two directors that attended 67% of the board meetings.

     Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend First Southern's annual meeting of shareholders. All 16 of our directors attended the 2004 annual meeting of shareholders.

     NOMINATING COMMITTEE. First Southern does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full board of directors participates in the consideration of director nominees. Each of the Company's directors, except for Mr. David, is an independent director under the National Association of Securities Dealers' definition of "independent director." Since First Southern is a small business issuer and only one of its directors is not independent, the Company believes a standing nominating committee for director nominees is not necessary. See "Information About First Southern and Its Affiliates-Director Nominations and Shareholder Communications" on page 64.

     EXECUTIVE COMMITTEE. First Southern does not have a standing compensation committee for officer compensation and has not adopted a compensation committee charter. However, the board of directors has established an Executive Committee, which performs functions similar to those of a compensation committee and which is responsible for establishing and approving all major policies concerning salary administration, incentive compensation and employee benefits. The members of the Executive Committee are: F. Tommy David, William I. Griffis, R. Whitman Lord, Laura Taulbee Marsh and Jeffrey D. Pope. During the fiscal year ended December 31, 2004, the Executive Committee held five meetings.

     AUDIT COMMITTEE. The board of directors has established an Audit Committee, which reviews the financial statements and reports of regulatory authorities, evaluates internal accounting controls, determines that all audits and exams required by law are performed, recommends to the board of directors the independent public accountants to be selected to audit First Southern's annual financial statements, and reviews the auditor's audit plans, the results of the audit and management's responses. The board of directors has not adopted a written charter for the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held three meetings.

     The Audit Committee members are: James A. High, Tracy D. Ham and Hudson J. Powell and Devra P. Walker. Each of these members is an independent director under the National Association of Securities Dealers' listing definition of "independent director." Although none of the Audit Committee members meet the criteria specified under applicable SEC regulations for an "audit committee financial expert," the board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. Additionally, our Audit Committee chairperson, Devra P. Walker, is a non-practicing CPA and has the experience and ability to understand generally accepted accounting principles and to analyze and evaluate our financial statements.

AUDIT COMMITTEE REPORT

     The Audit Committee reports as follows with respect to the audit of First Southern's 2004 audited consolidated financial statements.

     - The Audit Committee has reviewed and discussed First Southern's 2004 audited consolidated financial statements with the Company's management;

     - The Audit Committee has discussed with the independent auditor Porter Keadle Moore, LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of First Southern's consolidated financial statements;

     - The Audit Committee has received written disclosures and the letter from the independent auditor required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditor the auditor's independence from the Company; and

     - Based on review and discussions of First Southern's 2004 audited consolidated financial statements with management and discussions with the independent auditor, the Audit Committee recommended to the board of directors that the Company's 2004 audited consolidated financial statements be included in First Southern's Annual Report on Form 10-KSB.

     March 11, 2005           Audit Committee:     Devra P. Walker (chairperson)
                                                   James A. High
                                                   Tracy D. Ham
                                                   R. Whitman Lord
                                                   Hudson J. Powell, Sr.

               INFORMATION ABOUT FIRST SOUTHERN AND ITS AFFILIATES

EXECUTIVE OFFICERS

     F. Thomas David has served as the President and Chief Executive Officer of First Southern Bancorp since 2001 and First Southern National Bank since 2002. Prior to assuming these positions, Mr. David was retired from 1997 to 2001 and served as President of Sea Island Bank from 1993 to 1997.

     Charles R. Fennell, Jr. (36) has served as the Chief Financial Officer of First Southern Bancorp since 2001 and First Southern National Bank since 2002. Prior to assuming these positions, Mr. Fennell served as Chief Financial Officer of Eagle Bank & Trust in Statesboro, Georgia.

     Christopher T. Cliett (43) has served as Senior Vice President and Chief Credit Officer of First Southern Bancorp since 2002 and First Southern National Bank since 2002. Prior to assuming these positions, Mr. Cliett served as City President of BB&T Swainsboro, Georgia from November of 1994 until June of 2001.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth information concerning compensation for services in all capacities to for the fiscal years 2004, 2003 and 2002 of our President and Chief Executive Officer, Senior Vice President and Chief Credit Officer, and Chief Financial Officer. No other executive officer received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during 2004.

                                                       Annual Compensation
                                          ------------------------------------------
Name and Position                  Year        Salary         Bonus         Other
                                                 ($)           ($)           ($)
------------------------------------------------------------------------------------
F. Thomas David,                    2004  $     135,000  $     47,000  $   1,000 (1)
President and Chief Executive       2003        130,000        20,000      1,000
Officer                             2002        115,200             0      1,000

Christopher T. Cliett,              2004  $      97,600  $     20,000          0
Senior Vice President and           2003         94,000        15,000          0
Chief Credit Officer                2002         85,000             0          0

Charles R. Fennell, Jr.,            2004  $      80,000  $     16,000          0
Chief Financial Officer             2003         71,000        11,000          0
                                    2002         65,000             0          0

_____________________
(1) Represents premiums paid on term life insurance for the benefit of the named officer.

     We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under SEC regulations.

     OPTION GRANTS IN FISCAL YEAR 2004. The Company did not grant any stock options to the named executive officers during fiscal year 2004. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 2004.

     FISCAL YEAR-END OPTION VALUES. The following table presents information regarding the value of our named executive officers' unexercised options held at December 31, 2004. No options were exercised by our named officers in 2004.

                                                                              Value of Unexercised
                          Shares                 Number of Unexercised            In-the-Money
                         Acquired                      Options at                  Options at
                            On        Value         Fiscal Year End             Fiscal Year End
                         Exercise   Realized              (#)                         ($)
Name                        (#)        ($)     Exercisable/Unexercisable   Exercisable/Unexercisable
-----------------------  ---------  ---------  --------------------------  --------------------------
F. Thomas David                  -          -             30,651 / 15,326                       - / -

Christopher T. Cliett            -          -              7,356 / 11,035                       - / -

Charles R. Fennell, Jr.          -          -              7,356 / 11,035                       - / -

     No public market exists for our common stock, and the Company is unaware of any trades in its common stock since the close if its initial public offering in 2002. Therefore, we calculated the in-the-money value of unexercised options at fiscal year end based on the public offering price of $10.00 per share. Since the exercise price is also equal to $10.00, the in-the-money value of the unexercised options at December 31, 2004 is zero.

     EMPLOYMENT AGREEMENTS. On February 5, 2002, the Company and First Southern National Bank entered into employment agreements with Mr. David as the President and Chief Executive Officer of the Company and First Southern National Bank; Mr. Cliett as the Chief Credit Officer of the Company and First Southern National
Bank; and Mr. Fennell as Chief Financial Officer of the Company and First Southern National Bank. The agreements provide for an initial term of three years, to be extended automatically at the end of each year for an additional year so that the remaining term of each agreement will continue to be three years. The agreements provide for initial annual base salaries of $115,200, $85,000 and $65,000 per year for Messrs. David, Cliett and Fennell, respectively. Their current salaries under the agreements are $140,400, $105,000 and $90,000 for Messrs. David, Cliett and Fennell, respectively.

     Pursuant to the agreements, compensation is reviewed annually by the board of directors and may be increased from time to time based on the board's recommendation. Mr. David is eligible to receive a bonus equal to up to 5% of the greater of First Southern National Bank's net pre-tax income for the preceding fiscal year if the bank achieves certain performance levels established by the board of directors. Mr. Cliett and Mr. Fennell are also eligible to receive cash bonuses based upon achievement criteria established by the board of directors. Additionally, the executives may participate in our health, disability, life insurance and other benefit programs.

     The agreements prohibit the executives during their employment and for a period of 24 months following the termination of employment (except for termination that is without cause) from soliciting customers or employees of First Southern National Bank for any competing business enterprise or competing with First Southern National Bank by serving as an organizer, director, officer, consultant or greater than 1% shareholder of any depository financial institution or holding company within our territory.

     DIRECTOR COMPENSATION. Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of the Board of Directors. During the last fiscal year, the directors were not compensated for their services as directors of the Company or as members of committees of the

Company's boards of directors. However, we may, pursuant to our bylaws, begin to compensate our directors at some time in the future.

STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of First Southern common stock beneficially owned by each director, executive officer, and 5% shareholder of First Southern and by all directors and executive officers as a group as of November 17, 2005

     The table also sets forth the number and approximate percentage of shares of First Southern common stock that the persons named in the table would beneficially own after the effective date of the Reclassification on a pro forma basis, assuming 120,696 shares are exchanged for Series A stock in the Reclassification and there are no changes in the named person's ownership as of November 17, 2005 and the effective date of the Reclassification.

     Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days (in this case, pursuant to the exercise of options). Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.

                                               Shares
                                             Subject to
                                              Warrants
                                             and Options                Percent Beneficial Ownership
                                  Number of  Exercisable                ----------------------------
                                   Shares     within 60   Aggregate       Before             After
             Name                   Owned       Days      Ownership  Reclassification   Reclassification
--------------------------------  ---------  -----------  ---------  -----------------  ----------------
Michael R. Anderson (1)              10,300        3,000     13,300               1.4%              1.7%
Christopher T. Cliett (2)            25,140       16,035     41,175               4.4%              5.0%
F. Thomas David (3)                  50,500       60,977    111,477              11.4%             12.9%
Charles A. Deal                      22,500        6,750     29,250               3.2%              3.6%
Charles R. Fennell, Jr.               2,000       11,035     13,035               1.4%              1.6%
William I. Griffis                   25,000       13,017     38,017               4.1%              4.7%
Tracy Ham                            10,750        3,225     13,975               1.5%              1.7%
James A, High                        12,500        3,750     16,250               1.8%              2.0%
W. Pratt Hill, III                   25,000        7,500     32,500               3.5%              4.0%
Michael R. Kennedy (4)               15,500        3,750     19,250               2.1%              2.4%
R. Whitman Lord                      40,000       12,000     52,000               5.6%              6.4%
Laura T. Marsh                        8,000        2,400     10,400               1.1%              1.3%
Jeffrey T. Pope(5)                   69,000       20,100     89,100               9.5%             10.9%
Ronnie J. Pope                       27,500        8,250     35,750               3.8%              4.4%
Hudson J. Powell, Sr.                10,000        3,000     13,000               1.4%              1.6%
Lamar O. Reddick                     13,500        4,050     17,550               1.9%              2.2%
Devra P. Walker                      10,500        3,150     13,650               1.5%              1.7%
L. Anthony Waters, III (6)           16,400        4,800     21,200               2.3%              2.6%

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (18 PERSONS)    394,090      186,789    580,879              52.5%             58.9%

_____________________
(1) Includes 300 shares held as custodian for child and 3,400 shares held in an IRA account.
(2) Includes 100 shares held as custodian for son and 40 shares held as custodian for nephew.
(3) Includes 100 shares held jointly with wife and 400 shares held as custodian for daughter.
(4)  Includes  2,500  shares  held by wife and 500 shares held jointly with son.
(5)  Includes  2,000  shares  held  by  spouse  in  spouse's  IRA  account.
(6)  Includes  400  shares  held  as  custodian  for  son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to their beneficial ownership of First Southern securities. Based on the Company's review of the
Section 16 Reports furnished by its Reporting Persons, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS IN FIRST SOUTHERN STOCK

     During the past two years, First Southern has not repurchased any shares of its common stock and no First Southern affiliate has had any transactions in First Southern's common stock.

RELATED PARTY TRANSACTIONS

     From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with First Southern National Bank. First Southern National Bank's policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and First Southern National Bank's lending policies; (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing; and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and First Southern National Bank. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

MARKET FOR COMMON STOCK AND DIVIDENDS

     There is no organized trading market for First Southern's common stock and we do not expect an active market for First Southern common stock to develop after the Reclassification. The common stock has never been listed on an exchange or quotation system. We will not take any steps to cause the shares of First Southern common stock to become eligible for trading on an exchange or automated quotation system after the Reclassification, and First Southern will not be required to file reports under the Securities Exchange Act. The Company is not aware of any trades in the Company's common stock during the past two fiscal years or in 2005.

     Since its organization in 2001, First Southern has not declared or paid any cash dividends and we have no current plans to initiate payment of cash dividends. Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of First Southern and First Southern National Bank, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends under any debt obligations, and the requirements imposed by regulatory authorities.

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of First Southern Bancorp consists of 10,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, 920,547 shares of First Southern common stock were issued and outstanding and were held of record by approximately 662 shareholders. We estimate the number of shares of First Southern common stock outstanding after the Reclassification will be approximately 799,851 shares. As of the record date, no shares of First Southern preferred stock were issued or outstanding. We estimate that the number of shares of First Southern Series A stock outstanding after the Reclassification will be approximately 120,696 shares. The exact number of shares of common stock and Series A stock outstanding after the Reclassification will depend on the number of shares of common stock that are reclassified into Series A stock. The following summary describes the material terms of First Southern Bancorp's capital stock.

     COMMON STOCK. All holders of First Southern common stock are entitled to share equally in dividends from funds legally available therefor when, as, and if declared by the board of directors, and upon liquidation or dissolution of First Southern, whether voluntary or involuntary, to share equally in all assets of First Southern available for distribution to the common shareholders. First Southern may pay dividends in cash, property or shares of common stock, unless First Southern is insolvent or the dividend payment would render it insolvent. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders. Holders of our common stock do not have any preemptive right to acquire authorized but unissued capital stock of First Southern. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. Generally, we may issue additional shares of First Southern common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property.

     PREFERRED STOCK. Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock and provide that the board of directors is authorized, without further action by the holders of the common stock, to provide for the issuance of shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative, participating, optional and other rights, qualifications, limitations, and restrictions, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

     Our board has designated 150,000 shares of our authorized preferred stock as Series A stock with the rights and limitations described below under "Terms of the Series A Stock to be Issued in the Reclassification." These shares of Series A stock will be issued to record holders of 500 or fewer shares of our common stock in the Reclassification. As to the remaining shares of authorized
Series A stock which will not be issued in this transaction, our board of directors has the authority, without approval of our shareholders, to authorize from time to time the issuance of such stock. Because our board of directors has the power to establish the relative rights, preferences and limitations of each series of preferred stock, it may afford to holders of any series preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Series A stock to be issued in the Reclassification. Although our board of directors has no intention of doing so at the present time, it could cause the issuance of additional shares of stock, which could discourage an acquisition attempt or other transactions that some or a majority of the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

TERMS OF THE SERIES A STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issued ranking on a parity with, or senior to the Series A stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     DIVIDEND RIGHTS. Prior to the receipt of dividends by the holders of common stock, holders of Series A stock are entitled to a preference in the distribution of dividends, when and if declared and paid by First Southern, so that holders of the Series A shares are entitled to receive (a) Ordinary Dividends in an amount per share not less than 105% of the amount per share of Ordinary Dividends that are paid on common shares and (b) Special Dividends in an amount per share not less than 100% of the amount per share of Special Dividends that are paid on common shares. First Southern is not required to pay any dividends on the Series A stock and has the right to waive the declaration or payment of dividends. Any dividends waived by First Southern will not accumulate to future periods and will not represent a contingent liability of First Southern. The term "Ordinary Dividends" means all dividends which, taken in the aggregate for a calendar year, do not exceed 50% of First Southern's prior year consolidated net income after tax but before dividends, as determined under generally accepted accounting principles, and "Special Dividends" means the amount of dividends for a calendar year that are in excess of Ordinary Dividends.

     PERPETUAL STOCK. The Series A stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A stock are entitled to vote only upon proposals for a merger, share exchange, consolidation or other business combination involving First Southern in which more than 50% of the outstanding common stock of First Southern is transferred to a third party or the sale or disposition of all or substantially all of the Company's assets (a "Change in Control"). For those matters on which holders of Series A stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with the bylaws of First Southern. When voting on a proposed Change in Control, the holders of Series A stock vote together with the holders of common stock and not as a separate class.

     Generally, under Section 14-2-1004 of the Georgia Code, the holders of the Series A stock will be entitled to vote as a separate voting group on any future amendments to our articles of incorporation that would adversely affect the designations, rights, preferences or limitations of all or part of the shares of Series A stock. This also applies to merger agreement provisions that would require approval by the Series A holders if the provisions had been included in an amendment to the articles of incorporation instead of a merger agreement. In such a case, however, the Series A stock would vote with the common stock as a single class. However, this section does not apply to the creation of a new series of shares pursuant to the authority reserved to the board of directors under our articles of incorporation.

     After the Reclassification, we will have approximately 9,850,000 shares of authorized but unissued preferred stock. Our articles authorize the board, without further action by the holders of our common stock or the Series A stock, to provide for the issuance of these shares in one or more classes or series and to establish the relative rights, preferences and limitations of each class or series of preferred stock. As a result, after the Reclassification our board, which will be elected by the holders of the common stock, may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with the Series A stock.

     CONVERSION RIGHTS. The shares of Series A stock automatically convert to shares of common stock upon a Change in Control, with each share of Series A stock convertible into one share of common stock.

     LIQUIDATION RIGHTS. Holders of Series A stock are entitled to a preference in the distribution of assets of First Southern in the event of any liquidation, dissolution or winding-up of First Southern, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $10.00 per share.

     PREEMPTIVE RIGHTS. Holders of Series A stock do not have any preemptive rights to purchase any additional shares of Series A stock or shares of any other class of capital stock of First Southern that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A stock.

     REDEMPTION RIGHTS. Holders of Series A stock have no right to require that First Southern redeem their shares.

     CALL RIGHTS. First Southern has the right to repurchase all or any part of the Series A stock at any time at a purchase price per share equal to the greater of the book value per share of the Series A stock, as determined under generally accepted accounting principles; the fair market value per share of the Series A stock; or the fair market value per share of our common stock. "Fair market value" is determined reasonably and in good faith by the Company's board of directors, and means the price a third party would pay for the Series A stock or common stock as of the applicable valuation date on a per-share basis. If any holder of Series A stock (the "Dissenting Holder") does not agree with the fair market value per share of the Series A stock or the common stock as determined by the board of directors, the Dissenting Holder may provide written notice of such disagreement to the Company within ten (10) days of the date on which the notice of the repurchase was delivered to the Dissenting Holder. Within 30 days of the timely receipt of such notice from a Dissenting Holder, the Company will engage a qualified, independent appraiser (the "Appraiser") experienced in appraising companies similar to First Southern and reasonably acceptable to the Dissenting Holder, to determine the fair market value per share. The Company and the Dissenting Holder must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within 30 days. The fair market value per share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction. Upon the completion of the appraisal, the Appraiser will provide the Company and the other parties instituting the appraisal procedures a written determination of the fair market value per share. All costs associated with such an appraisal will be borne equally by the Dissenting Holder and the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

     First Southern has selected the accounting firm of Porter Keadle Moore, LLP ("PKM") to serve as independent accountants of the Company for the fiscal year ending December 31, 2005. PKM has served as the Company's independent accountant for the years ended December 31, 2004, 2003 and 2002. We do not expect a representative of the firm to be present at the annual meeting.

     The following table sets forth the fees billed to First Southern for the years ended December 31, 2004 and 2003 by PKM:

                                    2004     2003
                                   -------  ------
               Audit fees          $40,605  38,008
               Audit-related fees    1,350       -
               Tax fees              3,800   3,400
               All other fees            -       -
                                   -------  ------
                  Total Fees       $45,755  41,408
                                   =======  ======

     AUDIT FEES. Audit fees represent fees billed by PKM for professional services rendered in connection with the (1) audit of the Company's annual financial statements for 2004 and 2003, and (2) review of the financial statements included in the Company's quarterly filings on Form 10-QSB and annual filings on Form 10-KSB.

     AUDIT-RELATED FEES. Audit-related fees relate to fees billed by PKM for various consultation on accounting and reporting matters during 2004. PKM billed no fees for audit related services during 2003.

     TAX FEES. Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by PKM for tax compliance and tax consultation.

     ALL OTHER FEES. This category includes the aggregate fees billed for all other services, exclusive of fees disclosed above, rendered to us by PKM during the fiscal years ended December 31, 2004 and 2003. PKM billed no other fees during 2004 and 2003.

     The fees billed by PKM are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2004 and 2003, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

     DIRECTOR NOMINATIONS. We have not formed an official nominating committee or adopted a nominating committee charter. Historically, our entire board of directors has served as the nominating committee. We are reviewing this policy and considering whether to adopt a formal nominating committee charter.

     For directors previously elected by shareholders to serve on the board and whose terms of service are expiring, the nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

     Any shareholder may recommend the nomination of any person to serve on the board in accordance with our bylaws. Our bylaws require a shareholder to submit the name of the person to the secretary of the Company in writing between 30 and 60 days prior to the meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, the notice must be delivered within ten (10) days following the day on which notice of the meeting was mailed to shareholders. Each notice must set forth: (i) with respect to the nominee, the name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Company or any transaction involving the company, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Company; and (ii) the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected.

     Our board considers a number of factors in determining whether to recommend the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the board in considering any potential nominee:

     -    educational  background,  work  experience,  business  acumen;

     - ability to grasp business and financial concepts, knowledge or experience related to banking or financial services;

     -    previous  service  on  boards  (particularly  of  public  companies);

     - willingness and ability to devote time and energy to the duties of a director;

     -    a  desire  and  ability  to  help  enhance  shareholder  value;

     -    reputation  in  the  community;

     -    character;

     - whether the nominee has any history of criminal convictions or violation of SEC rules;

     -    actual  or  potential  conflicts  of  interest;  and

     - any other factor that the nominating committee considers relevant to a person's potential service on the board of directors.

     The board of directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

     In determining whether to nominate any person for election by the shareholders, the board assesses the appropriate size of the board of directors, consistent with the bylaws of the Company, and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board will consider various potential candidates for director. Candidates may come to the attention of the board through a variety of sources including, but not limited to, current members of the board, shareholders, or other persons. The board of directors considers properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.

     We do not pay a third party to assist in identifying and evaluating candidates.

     SHAREHOLDER PROPOSALS. In order for a shareholder proposal to be considered at the 2005 annual meeting, notice of the proposal is required to be delivered to the Secretary of the Company on or before

October 14, 2005. The Company had not received notice of any shareholder proposals to be presented at the 2005 meeting prior to the printing of this proxy statement.

     For a shareholder proposal to be included in the Company's 2006 proxy statement, a shareholder must submit a written copy of the proposal to the Corporate Secretary at our principal executive offices and must be received by December 1, 2005. The proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after February 15, 2006 but before the shareholder proposal notice deadline provided in the Company's bylaws. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company's 2006 proxy statement. However, if the Reclassification is completed and we terminate the registration of our common stock, we will no longer be subject to these SEC regulations.

     Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, then notice must be delivered within ten (10) days following the day on which notice of the meeting was mailed to shareholders.

     SHAREHOLDER COMMUNICATIONS. Shareholders wishing to communicate with the board of directors or with a particular director may do so in writing addressed to the board, or to the particular director, and by sending it to the Secretary of the Company at First Southern's principal office at 201 South Main Street, Statesboro, Georgia 30458. The Secretary will promptly forward such communications to the applicable director or to the chairman of the board for consideration at the next scheduled meeting.

OTHER MATTERS

     The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, First Southern's Consolidated Financial Statements and the Notes thereto included in its Annual Reports on Form 10-KSB for the years ended December 31, 2004 and December 31, 2003 and its Quarterly Report on Form 10-QSB for the nine months ended September 30, 2005. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the reports listed above. The portions of our annual and quarterly reports described above are attached as Appendices C and D to this proxy statement.
              ---------------------

                                              ---------------------------------------------
                                                As of and for the year ended December 31
                                              ---------------------------------------------
     (In thousands except per share data)              2004                   2003
                                              ----------------------  ---------------------
     Net interest income                      $           2,858,961              1,705,535
     Provision for loan losses                              404,865                324,390
     Other income                                           606,769                467,128
     Other expense                                        2,567,230              2,153,070
     Income taxes (benefit)                                (449,817)                     -
     Net earnings (loss)                      $             943,453               (304,797)

     PER COMMON SHARE
     Basic earnings (loss) per share          $                1.02                  (0.33)
     Diluted earnings (loss) per share                         1.02                  (0.33)
     Cash dividends declared                                      -                      -
     Book value                               $                9.10                   8.09

     AT YEAR END
     Loans, net                               $          70,251,586             44,876,389
     Earning assets                                      86,034,552             57,614,117
     Assets                                              96,069,398             63,290,834
     Deposits                                            84,274,191             55,674,666
     Shareholders' equity                     $           8,381,121              7,449,548
     Common shares outstanding                              920,547                920,547

     AVERAGE BALANCES
     Loans                                    $          60,357,925             34,843,677
     Earning assets                                      69,821,200             41,305,997
     Assets                                              74,539,221             46,113,806
     Deposits                                            64,404,123             38,251,452
     Shareholders' equity                     $           7,915,334              7,608,959
     Weighted average shares outstanding                                           919,847
                                                            920,547
     KEY PERFORMANCE RATIOS
     Return on average assets                                  1.27%                (0.66%)
     Return on average shareholders' equity                   11.92%                (4.01%)
     Net interest margin                                       4.09%                  4.13%
     Dividend payout ratio                                        -                      -
     Average equity to average assets                         10.62%                 16.50%

                                                          -------------------------------------------------
                                                           As of and for the nine months ended September 30
                                                          -------------------------------------------------
                                                                   2005                   2004
                                                          ------------------------  -----------------------
     Net interest income                                  $             2,902,008                2,035,135
     Provision for loan losses                                            240,000                  317,299
     Other income                                                         517,824                  465,273
     Other expense                                                      2,353,069                1,908,195
     Income tax expense (benefit)                                         311,000                 (526,417)
     Net earnings                                         $               515,763                  801,331

     PER COMMON SHARE
     Basic earnings per share                             $                  0.56                     0.87
     Diluted earnings per share                                              0.56                     0.87
     Cash dividends declared                                                    -                        -
     Book value                                           $                  9.62                     8.98

     AT PERIOD END
     Loans, net                                           $            87,380,522               67,133,190
     Earning assets                                                   106,966,060               79,336,723
     Assets                                                           113,507,026               86,277,882
     Deposits                                                          91,867,150               74,666,223
     Shareholders' equity                                 $             8,859,817                8,265,143
     Common shares outstanding                                            920,547                  920,547

     AVERAGE BALANCES
     Loans                                                $            88,660,854               68,155,055
     Earning assets                                                   104,911,140               78,300,678
     Assets                                                           110,032,102               83,605,832
     Deposits                                                          91,847,785               71,852,631
     Shareholders' equity                                 $             8,387,575                7,857,345
     Weighted average shares outstanding                                  920,547                  920,547

     KEY PERFORMANCE RATIOS
     Return on average assets (annualized)                                   0.62%                    1.28%
     Return on average shareholders' equity (annualized)                     8.20%                   13.60%
     Net interest margin                                                     3.72%                    4.15%
     Dividend payout ratio                                                      -                        -
     Average equity to average assets                                        7.62%                    9.40%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of September 30, 2005 (the "Pro Forma Balance Sheet"), the unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 (collectively, the "Pro Forma Statements of Operations") show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reclassification occurred at September 30, 2005, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Reclassification were consummated on January 1, 2004, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by First Southern after consummation of the Reclassification.

     The pro forma information does not purport to represent what First Southern's results of operations actually would have been if the Reclassification had occurred on January 1, 2004.

                                                   FIRST SOUTHERN BANCORP
                                            PRO FORMA CONSOLIDATED BALANCE SHEET
                                                     SEPTEMBER 30, 2005
                                                   (DOLLARS IN THOUSANDS)
                                                         (UNAUDITED)

============================================================================================================================
                                                                   First Southern                                  Pro Forma
                                                                     Historical          Pro Forma Adjustments     Combined
                                                                  ----------------       ---------------------    ----------
                                                                                           Debit       Credit
                                                                                         ----------  -----------
ASSETS
Cash and due from banks                                           $         3,063   (2)                      100      2,963
Federal funds sold                                                          6,057                                     6,057
      Cash and cash equivalents                                             9,120                 -          100      9,020
Securities available for sale                                              11,355                                    11,355
Other investments                                                             991                                       991
Loans                                                                      87,381                                    87,381
Premises and equipment                                                      3,004                                     3,004
Other assets                                                                1,656                                     1,656
                                                                  ----------------                                ----------
          Total assets                                            $       113,507                 -          100    113,407
                                                                  ================                                ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
      Non-interest bearing                                        $         7,855                                     7,855

      Interest bearing                                                     84,012                                    84,012
                                                                  ----------------                                ----------
      Total deposits                                                       91,867                 -            -     91,867

Other borrowed funds                                                        8,000                                     8,000
Junior subordinated debentures                                              4,124                                     4,124
Accrued expenses and other liabilities                                        656                                       656

                                                                  ----------------                                ----------
          Total liabilities                                               104,647                 -            -    104,647

Shareholders' equity:
Preferred stock                                                                 -   (1)                        1          1
Common stock                                                                    9   (1)           1                       8
Additional paid-in capital                                                  9,126   (2)         100                   9,026
Accumulated deficit                                                          (211)                                     (211)
Accumulated other comprehensive income (loss)                                 (64)                                      (64)
                                                                  ----------------                                ----------
          Total shareholders' equity                                        8,860                                     8,760
                                                                  ----------------                                ----------

          Total liabilities and equity                            $       113,507               101            1  $ 113,407
                                                                  ================                                ==========

(1) Assumes the issuance of 120,696 shares of Series A stock, issued in exchange for 120,696 shares of common stock

(2) Cost of the transaction including $100,000 in filing, legal and other fees

Shares outstanding (common and preferred)                                 920,547                                   920,547
Book value per common equivalent share                            $          9.62                                      9.52
                                                                  ================                                ==========

     See accompanying notes to pro forma consolidated financial statements.

                                            FIRST SOUTHERN BANCORP
                          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                 (UNAUDITED)


                                                                 First
                                                               Southern
                                                              Historical   Pro Forma Adjustments   Pro Forma
                                                              -----------  ----------------------  ---------
Interest income                                               $     4,542                              4,542
Interest expense                                                    1,640                              1,640
                                                              -----------                          ---------
      Net interest income                                           2,902                              2,902

Provision for loan losses                                             240                                240
Other income                                                          518                                518
Other expense                                                       2,353                              2,353
                                                              -----------                          ---------
      Earnings before taxes                                           827                                827
      Income tax expense                                              311                                311
                                                              -----------                          ---------

      Net earnings                                            $       516                                516
                                                              ===========                          =========

The proposed transaction would not have an effect on the historical statement of operations of First Southern as all transaction costs would be financed with existing non-interest bearing cash.



Basic earnings per share                                      $      0.56                               0.64
Diluted earnings per share                                    $      0.56                               0.56

     See accompanying notes to pro forma consolidated financial statements.

                                           FIRST SOUTHERN BANCORP
                              PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                (UNAUDITED)

                                                                First
                                                              Southern
                                                             Historical   Pro Forma Adjustments   Pro Forma
                                                             -----------  ----------------------  ---------
Interest income                                              $     3,971                          $   3,971
Interest expense                                                   1,112                              1,112
                                                             -----------                          ---------
      Net interest income                                    $     2,859                          $   2,859

Provision for loan losses                                            405                                405
Other income                                                         607                                607
Other expense                                                $     2,567                          $   2,567
                                                             -----------                          ---------
Earnings before income taxes                                         494                                494

Income tax benefit                                                   450                                450
                                                             -----------                          ---------
      Net earnings                                           $       944                          $     944
                                                             ===========                          =========

The proposed transaction would not have an effect on the historical statement of operations of First Southern as all transaction costs would be financed with existing non-interest bearing cash.



Basic earnings per share                                     $      1.02                          $    1.18
Diluted earnings per share                                   $      1.02                          $    1.02

See accompanying notes to pro forma consolidated financial statements.

                             FIRST SOUTHERN BANCORP
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


(1) The unaudited pro forma consolidated balance sheet as of September 30, 2005 and consolidated statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC's public reference facility located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330, or via the SEC's website at www.sec.gov.

     We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

                                   APPENDIX A
                                   ----------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

                                       AND

                                 SERIES A STOCK
                 RELATIVE RIGHTS AND PREFERENCES AND OTHER TERMS
                     AS DESIGNATED BY THE BOARD OF DIRECTORS

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             FIRST SOUTHERN BANCORP


                                       I.

     The name of the corporation is FIRST SOUTHERN BANCORP.

                                       II.

Effective the date hereof, the following Article Seven shall be added to the Articles of Incorporation of the Corporation:

                                 "ARTICLE SEVEN
                        RECLASSIFICATION OF COMMON STOCK

     Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder who is the record holder of 500 or fewer shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Stock, on the basis of one share of Series A Stock for each share of Common Stock so reclassified, which shares of Series A Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who is the record holder of more than 500 shares of Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock."

                                      III.

     The board of directors of the Corporation unanimously adopted this resolution on April 18, 2005. The shareholders of the Corporation duly adopted this resolution on __________, 2005 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

                                       IV.

     All other provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be the Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this ____ day of ___________ 2005.



                                          FIRST SOUTHERN BANCORP


                                          By:
                                               -------------------------------
                                               Charles R. Fennell
                                               Chief Financial Officer

                             FIRST SOUTHERN BANCORP

                                 SERIES A STOCK
                 Relative Rights and Preferences and Other Terms
                     As Designated By the Board of Directors


     1.     Designation  and  Initial  Number.  The class of shares of preferred
            ---------------------------------
stock hereby authorized shall be designated the "Series A Stock." The initial number of authorized shares of the Series A Stock shall be 150,000 shares.

     2.     Rank.  The  Series  A  Stock,  with  respect  to dividend rights and
            ----
rights of liquidation, dissolution or winding up of the corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Series A Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation. The relative rights and preferences of the Series A Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors. The Series A Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

     3.     Voting Rights.  Except as provided by law, the holders of the Series
            -------------
A Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a Change of Control as defined in subsection 13(a) hereof. On those matters in which the holders of Series A Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Series A Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

     4.     Dividend  Rights.  Prior  to  the  payment  of  any dividends to the
            ----------------
holders of the Common Stock, the holders of shares of Series A Stock shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the corporation legally available therefore, (a) Ordinary Dividends in a per-share amount not less than 105% of the amount per share of any Ordinary Dividends paid on the shares of Common Stock and (b) Special Dividends in a per-share amount not less than 100% of the amount per share of any Special Dividends paid on the shares of Common Stock. The shares of Series A Stock shall be noncumulative with respect to dividends, and the corporation shall have the right to waive the declaration or payment of dividends. Any dividends waived by the corporation shall not accumulate to future periods and shall not represent a contingent liability of the corporation.

     5.     Redemption  Rights.  None.
            ------------------

     6.     Liquidation  or  Dissolution.  In  the  event  of  any  voluntary or
            ----------------------------
involuntary liquidation, dissolution, or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Stock shall be entitled to be paid in full (on a per share basis) the greater of the net book value of the shares of Series A Stock as determined under generally accepted accounting principals; the amount paid to the holders of Common Stock or the sum of $10.00 per share. To the extent such payment shall have been made in full to the holders of the Series A Stock, all other series of preferred stock and any parity stock, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Stock, and all other shares on a parity with the Series A Stock, then the holders of Series A Stock and all other shares on a parity with the Series A Stock, share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this Section 6.

     7.     Convertibility.  The Series A Stock shall automatically convert into
            --------------
shares of the corporation's Common Stock, on the basis of one share of Common Stock for each share of Series A Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Series A Stock shall be deemed to have converted such shares of Series A Stock immediately prior to the closing of such Change of Control. If the shares of Series A Stock shall be converted into Common Stock pursuant to this Section 7, the shares which are converted shall be cancelled and shall not be issuable by this corporation thereafter.

     8.     Repurchase Provision.  The corporation shall have the right, subject
            --------------------
to prior approval by the Board of Governors of the Federal Reserve System, to repurchase all or any part of the Series A Stock at any time at a purchase price per share equal to the greater of book value per share of the Series A Stock, as determined under generally accepted accounting principals, fair market value per share of the Series A Stock or fair market value per share of the Common Stock. For purposes of this Section 8, fair market value per share means the fair market value per share as determined reasonably and in good faith by the Company's Board of Directors, which means the price a third party would pay for the Series A Stock or Common Stock as of the applicable valuation date on a per share basis. If any holder of Series A Stock (the "Dissenting Holder") does not agree with the fair market value per share of the Series A Stock or Common Stock as determined by the Board of Directors under this Section 8, the Dissenting Holder shall provide written notice of such disagreement to the Company within 10 days of the date on which the notice of the repurchase was delivered to the Dissenting Holder. Within 30 days of the timely receipt of such notice from a Dissenting Holder, the Company shall engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Company and reasonably acceptable to the Dissenting Holder, to determine the fair market value per share of the Series A Stock or Common Stock, as the case may be. The Company and the Dissenting Holder must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within 30 days. The fair market value per share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction. Upon the completion of the appraisal, the Appraiser will provide the Company and the other parties instituting the appraisal procedures a written determination of the fair market value per share. All costs associated with such an appraisal will be borne equally by the Dissenting Holder and the Company.

     9.     Antidilution Adjustments.  If the outstanding shares of Common Stock
            ------------------------
are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Series A Stock.

     10.     Registration  Rights.  None.
             --------------------

     11.     No  Implied  Limitations.  Nothing herein shall limit, by inference
             ------------------------
or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the corporation.

     12.     General  Provisions.  In  addition  to  the  above  provisions with
             -------------------
respect to the Series A Stock, such Series A Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the corporation's
Articles  of  Incorporation  with  respect  to  preferred  stock  generally.

     13.     Definitions.  As  used  herein  with respect to the Series A Stock,
             -----------
the following terms have the following meanings:

          a. The term "Change of Control" shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets.

          b. The term "junior stock" shall mean the Common Stock and any other class of stock of the corporation hereafter authorized over which preferred stock, including without limitation the Series A Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation

          c. The term "parity stock" means all series of preferred stock (including but not limited to Series A Stock) and any other class of stock of the corporation hereafter authorized ranking on a parity with the Series A Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation

          d. The term "Ordinary Dividends" shall mean all dividends, when and as declared by the Board of Directors of the corporation, which taken in the aggregate for a calendar year do not exceed 50% of the corporations prior year's consolidated net income after tax but before dividends, as determined under generally accepted accounting principles.

          e. The term "Special Dividends" shall mean the amount of dividends of the corporation for a calendar year that are in excess of Ordinary Dividends.

     14.     Notices.  All  notices  required  or  permitted  to be given by the
             -------
corporation with respect to the Series A Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series A Stock.

                                   APPENDIX B
                                   ----------

                                ARTICLE 13 OF THE
                        GEORGIA BUSINESS CORPORATION CODE

14-2-1301.     DEFINITIONS.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

                    (i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

                    (ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

                    (iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters' rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)     Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

     (a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)     Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a)     A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)     The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)     An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

          (5)     A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1)     The dissenter believes that the amount offered under Code
Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APPENDIX C
                                   ----------

                FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION
            AND ANALYSIS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                             FIRST SOUTHERN BANCORP

                          PART I. FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                             FIRST SOUTHERN BANCORP
                           Consolidated Balance Sheet
                               September 30, 2005
                                   (Unaudited)

                             Assets
                             ------

Cash and due from banks                                 $  3,063,284
Federal funds sold                                         6,057,000
                                                        ------------

  Cash and cash equivalents                                9,120,284

Investment securities available-for-sale                  11,355,162
Other investments                                            991,250
Loans, net                                                87,380,522
Premises and equipment, net                                3,004,214
Accrued interest receivable and other assets               1,655,594
                                                        ------------

                                                        $113,507,026
                                                        ============

                 Liabilities and Shareholders' Equity
                 -------------------------------------

Liabilities:
  Deposits:
    Noninterest-bearing                                 $  7,854,825
    Interest-bearing                                      84,012,325
                                                        ------------

    Total deposits                                        91,867,150

  Federal Home Loan Bank advance                           8,000,000
  Junior subordinated debentures                           4,124,000
  Accrued interest payable and other liabilities             656,059
                                                        ------------

    Total liabilities                                    104,647,209
                                                        ------------

Commitments

Shareholders' equity:
  Preferred stock, $.01 par value; 10,000,000
    authorized; no shares issued and outstanding                   -
  Common stock, $.01 par value; authorized 10,000,000
    shares; 920,547 shares issued and outstanding              9,205
  Additional paid-in capital                               9,125,765
  Accumulated deficit                                       (211,336
  Accumulated other comprehensive income (loss)              (63,817
                                                        ------------

    Total shareholders' equity                             8,859,817
                                                        ------------

                                                        $113,507,026
                                                        ============

See accompanying notes to unaudited consolidated financial statements.

                                         FIRST SOUTHERN BANCORP

                                 Consolidated Statements of Operations

                    For the Three and Nine Months Ended September 30, 2005 and 2004
                                              (Unaudited)

                                                             Three Months              Nine Months
                                                          Ended September 30,      Ended September 30,
                                                       ------------------------  ----------------------
                                                           2005         2004        2005        2004
                                                       -----------  -----------  ----------  ----------
Interest income:
  Interest and fees on loans                           $1,609,559    1,008,428   4,182,166    2,632,059
  Interest on investment securities                        98,834       46,127     238,975      105,208
  Other interest income                                    32,179       14,343     120,895       28,323
                                                       -----------  -----------  ----------  ----------

  Total interest income                                 1,740,572    1,068,898   4,542,036    2,765,590
                                                       -----------  -----------  ----------  ----------

Interest expense on deposits                              611,669      286,154   1,516,928      716,333
Interest expense on other borrowings                       67,360       10,400     123,100       14,122
                                                       -----------  -----------  ----------  ----------

  Total interest expense                                  679,029      296,554   1,640,028      730,455
                                                       -----------  -----------  ----------  ----------

  Net interest income                                   1,061,543      772,344   2,902,008    2,035,135

Provision for loan losses                                  90,000       80,000     240,000      317,299
                                                       -----------  -----------  ----------  ----------

  Net interest income after provision for loan losses     971,543      692,344   2,662,008    1,717,836
                                                       -----------  -----------  ----------  ----------

Other income:
  Service charges on deposit accounts                     112,643      103,045     291,511      275,339
  Residential mortgage origination fees                    71,701       51,389     194,206      172,497
  Other                                                     7,117        3,579      32,107       17,437
                                                       -----------  -----------  ----------  ----------

  Total other income                                      191,461      158,013     517,824      465,273
                                                       -----------  -----------  ----------  ----------

Other expense:
  Salaries and other personnel expense                    394,945      304,433   1,081,339      884,200
  Net occupancy and equipment expense                      92,710       93,578     278,770      261,392
  Other operating expense                                 345,277      263,266     992,960      762,603
                                                       -----------  -----------  ----------  ----------

  Total other expense                                     832,932      661,277   2,353,069    1,908,195
                                                       -----------  -----------  ----------  ----------

  Earnings before income tax (expense) benefit            330,072      189,080     826,763      274,914

Income tax (expense) benefit                             (123,500)     (71,860)   (311,000)     526,417
                                                       -----------  -----------  ----------  ----------

  Net earnings                                         $  206,572      117,220     515,763      801,331
                                                       ===========  ===========  ==========  ==========

  Basic and diluted earnings per share                 $     0.22         0.13        0.56         0.87
                                                       ===========  ===========  ==========  ==========

See accompanying notes to unaudited consolidated financial statements.

                             FIRST SOUTHERN BANCORP

             Consolidated Statements of Comprehensive Income (Loss)

              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                                          2005      2004
                                                        ---------  -------
Net earnings                                            $515,763   801,331
                                                        ---------  -------
Other comprehensive income (loss), net of tax of
  $20,850 and $8,024,consistingof unrealized gains
  (losses) on investment securities available-for-sale   (37,067)   14,264
                                                        ---------  -------

Comprehensive income                                    $478,696   815,595
                                                        =========  =======

See accompanying notes to unaudited consolidated financial statements.

                               FIRST SOUTHERN BANCORP

                        Consolidated Statements of Cash Flows
                For the Nine Months Ended September 30, 2005 and 2004
                                     (Unaudited)


                                                              2005          2004
                                                         -------------  ------------
Cash flows from operating activities:
  Net earnings                                           $    515,763       801,331
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Provision for loan losses                               240,000       317,299
      Depreciation, amortization and accretion                141,002       139,957
      Change in other                                         (85,478)     (727,995)
                                                         -------------  ------------

        Net cash provided by operating activities             811,287       530,592
                                                         -------------  ------------

Cash flows from investing activities:
  Proceeds from maturity and call of investment
    securities available-for-sale                           1,676,699     1,739,252
  Purchases of investment securities available-for-sale    (5,822,955)   (3,000,000)
  Purchases of other investments                             (566,900)      (36,200)
  Net change in loans                                     (17,368,936)  (22,574,100)
  Purchases of premises and equipment                        (122,637)     (154,349)
                                                         -------------  ------------

        Net cash used by investing activities             (22,204,729)  (24,025,397)
                                                         -------------  ------------

Cash flows from financing activities:
  Net change in deposits                                    7,592,959    18,991,657
  Proceeds from junior subordinated debentures              4,124,000             -
  Net change in borrowings                                  5,000,000     3,000,000
                                                         -------------  ------------

        Net cash provided by financing activities          16,716,959    21,991,657
                                                         -------------  ------------

Net change in cash and cash equivalents                    (4,676,483)   (1,503,148)

Cash and cash equivalents at beginning of the period       13,796,767     9,205,162
                                                         -------------  ------------

Cash and cash equivalents at end of the period           $  9,120,284     7,702,014
                                                         =============  ============

Noncash investing activities:
  Change in unrealized gain/loss on securities
    available-for-sale, net of tax                       $    (37,067)       14,264

See accompanying notes to unaudited consolidated financial statements.

                             FIRST SOUTHERN BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  ORGANIZATION  AND  BASIS  OF  PRESENTATION
     First Southern Bancorp (the "Company"), a bank holding company, owns 100% of the outstanding stock of First Southern National Bank (the "Bank"), a national bank operating in Bulloch County, Georgia. The Bank opened for business on February 5, 2002.

     The accompanying financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they omit disclosures which would substantially duplicate those contained in the most recent annual report to shareholders on Form 10-KSB. The financial statements as of September 30, 2005 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Operating results for the three and nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. The financial information as of December 31, 2004 has been derived from the audited financial statements as of that date. For further information, refer to the financial statements and the notes included in the Company's 2004 Form 10-KSB.

(2)  CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of its financial statements. The Company's significant accounting policies are described in the footnotes to the consolidated financial statements at December 31, 2004 as filed on its annual report on Form 10-KSB.

     Certain accounting policies involve significant estimates and assumptions by the Company, which have a material impact on the carrying value of certain assets and liabilities. The Company considers these accounting policies to be critical accounting policies. The estimates and assumptions used are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the estimates and assumptions made, actual results could differ from these estimates and assumptions which could have a material impact on carrying values of assets and liabilities and results of operations.

     The Company believes that the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the portion of management's discussion and analysis of financial condition and results of operations that addresses the allowance for loan losses for a description of the Company's processes and methodology for determining the allowance for loan losses.

(3)  EARNINGS  PER  SHARE

     Net earnings per common share are based on the weighted average number of common shares outstanding during each period. Basic and diluted earnings per share are calculated based on weighted average shares outstanding of 920,547 for the three and nine months ended September 30, 2005 and 2004.

                             FIRST SOUTHERN BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)  STOCK-BASED  COMPENSATION
     The Company sponsors stock-based compensation plans. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financing Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the three and nine months ended September 30, 2005 and 2004.

                                                      Three Months Ended        Nine Months Ended
                                                         September 30,            September 30,
                                                    -----------------------  ----------------------
                                                        2005        2004        2005        2004
                                                    -----------  ----------  ----------  ----------
Net earnings as reported                            $  206,572     117,220     515,763     801,331

Deduct: Total stock-based employee compensation
  expense determined under fair-value based method
  for all awards                                       (49,894)    (49,894)   (149,682)   (149,682)
                                                    -----------  ----------  ----------  ----------

Pro forma net earnings                              $  156,678      67,326     366,081     651,649
                                                    ===========  ==========  ==========  ==========

Basic and diluted earnings per share:

  As reported                                       $      .22         .13         .56         .87
                                                    ===========  ==========  ==========  ==========

  Pro forma                                         $      .17         .07         .40         .71
                                                    ===========  ==========  ==========  ==========

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is our discussion and analysis of certain significant factors that have affected our financial position and operating results and those of our subsidiary, First Southern National Bank, during the periods included in the accompanying financial statements. This commentary should be read in conjunction with the financial statements and the related notes and the other statistical information included in this report.

This report contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," and "intend," as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements, and our operating performance each quarter is subject to various risks and uncertainties that are discussed in detail in our filings with the Securities and Exchange Commission, including, without limitation:

- significant increases in competitive pressure in the banking and financial services industries;
- changes in the interest rate environment which could reduce anticipated or actual margins;
- changes in political conditions or the legislative or regulatory environment;
- general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;
-    changes occurring in business conditions and inflation;
-    changes in technology;
-    the level of allowance for loan loss;
-    the rate of delinquencies and amounts of charge-offs;
-    the rates of loan growth;
- adverse changes in asset quality and resulting credit risk-related losses and expenses;
-    changes in monetary and tax policies;
- loss of consumer confidence and economic disruptions resulting from terrorist activities;
-    changes in the securities markets; and
- other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

RESULTS OF OPERATIONS
---------------------

NET INTEREST INCOME
-------------------

For the nine months ended September 30, 2005, net interest income totaled $2,902,000 as compared to $2,035,000 for the same period in 2004. Interest income from loans, including fees, increased $1,550,000 to $4,182,000 for the nine months ended September 30, 2005 while income from investment securities increased by $134,000 to $239,000. Interest expense totaled $1,640,000 for the nine months ended September 30, 2005 compared to $730,000 during the same period in 2004. The net interest margin realized on earning assets and the interest rate spread were 3.72% and 3.13%, respectively, for the nine months ended September 30, 2005. For the nine months ended September 30, 2004, the net interest margin was 4.15% and the interest rate spread was 3.32%.

For the quarter ended September 30, 2005, interest income totaled $1,741,000 as compared to $1,069,000 for the same period in 2004. Interest expense totaled $679,000 for the quarter ended September 30, 2005 compared to $297,000 for the same period in 2004. The increase in net interest income was primarily due to the growth of interest-earning assets and interest-bearing liabilities in 2005 as compared to 2004.

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST RATE SENSITIVITY AND ASSET LIABILITY MANAGEMENT
--------------------------------------------------------

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management of a financial institution. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made. Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

Net interest income is the primary component of net income for financial institutions. Net interest income is affected by the timing and magnitude of repricing of as well as the mix of interest sensitive and noninterest sensitive assets and liabilities. "Gap" is a static measurement of the difference between the contractual maturities or repricing dates of interest sensitive assets and interest sensitive liabilities within the following twelve months. Gap is an attempt to predict the behavior of the bank's net interest income in general terms during periods of movement in interest rates. In general, if the bank is asset sensitive, more of its interest sensitive assets are expected to reprice within twelve months than its interest sensitive liabilities over the same period. In a rising interest rate environment, assets repricing more quickly is expected to enhance net interest income. Alternatively, decreasing interest rates would be expected to have the opposite effect on net interest income since assets would theoretically be repricing at lower interest rates more quickly than interest sensitive liabilities. Although it can be used as a general predictor, Gap as a predictor of movements in net interest income has limitations due to the static nature of its definition and due to its inherent assumption that all assets will reprice immediately and fully at the contractually designated time. At September 30, 2005, the Bank, as measured by Gap, is in an asset sensitive position. Management has several tools available to it to evaluate and affect interest rate risk, including deposit pricing policies and changes in the mix of various types of assets and liabilities. For more information on asset-liability management, see the annual report of Form 10-KSB filed with the Securities and Exchange Commission.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for possible loan losses at an adequate level. The provision for loan losses was $90,000 for the three months ended September 30, 2005 and $240,000 for the nine months ended September 30, 2005, compared to $80,000 and $317,000 for the three and nine months ended September 30, 2004, respectively. The increase in the provision was due to an increase in loan volume throughout the first three quarters of 2005. At September 30, 2005, the allowance for loan losses was 1.33% of gross loans. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We anticipate maintaining an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital.

NONINTEREST INCOME
------------------

Noninterest income for the nine months ended September 30, 2005 totaled $518,000 as compared to $465,000 for the nine months ended September 30, 2004. The increase in noninterest income was due to an increase in service charges on deposit accounts and additional mortgage loan fees.

Noninterest income for the quarter ended September 30, 2005 totaled $191,000 as compared to $158,000 for the quarter ended September 30, 2004. The increase in noninterest income was due to an increase service charge income directly related to bank growth during the quarter ended September 30, 2005, as well as increased mortgage loan fee income.

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NONINTEREST EXPENSE
-------------------

Total noninterest expense for the nine months ended September 30, 2005 was $2,353,000 as compared to $1,908,000 for the same period in 2004. Total noninterest expense for the three months ended September 30, 2005 was $833,000 as compared to $661,000 for the same period in 2004. Salaries and benefits, the largest component of noninterest expense, totaled $1,081,000 for the nine months ended September 30, 2005, compared to $884,000 for the same period a year ago, and totaled $395,000 for the quarter ended September 30, 2005, compared to $304,000 for the same period in 2004. These increases were due to normal salary increases and additional personnel. Other operating expenses were $993,000 for the nine months ended September 30, 2005 as compared to $763,000 for the nine months ended September 30, 2004. These increases in noninterest expenses are due to the continued growth of the bank.

INCOME TAXES
------------

During the quarters ended September 30, 2005 and 2004, we recognized $124,000 and $72,000, respectively, of income tax expense, which represents an effective tax rate of 37% and 38%, respectively. During the nine months ended September 30, 2004, we recognized a previously unrecognized income tax benefit of $598,000 as it became more likely than not that we would be able to realize this benefit. Our net income tax expense for the nine months ended September 30, 2005 was $311,000.

NET EARNINGS
------------

The combination of the above factors resulted in net earnings of $516,000 for the nine months ended September 30, 2005 compared to net earnings for the nine months ended September 30, 2004 of $801,000. Net earnings for the quarters ended September 30, 2005 and 2004 were $207,000 and $117,000, respectively. Basic and diluted earnings per share were $.56 for the nine months ended September 30, 2005 compared to basic and diluted earnings per share of $.87 for the same period in 2004. Basic and diluted earnings per share were $.22 for the quarter ended September 30, 2005 compared to basic earnings per share of $.13 for the quarter ended September 30, 2004.

ASSETS AND LIABILITIES
----------------------

During the first nine months of 2005, total assets increased $17,438,000, or 18%, when compared to December 31, 2004. The primary source of growth in assets was net loans, which increased $17,129,000, or 24%, during the first nine months of 2005. Investment securities available-for-sale increased $4,083,000 from December 31, 2004 to $11,355,000 at September 30, 2005. Total deposits increased $7,593,000, or 9%, from the December 31, 2004 amount of $84,274,000.

INVESTMENT SECURITIES
---------------------

Investment securities available-for-sale increased $4,083,000 from $7,273,000 at December 31, 2004 to $11,355,000 at September 30, 2005. All of the bank's marketable investment securities were designated as available-for-sale at September 30, 2005.

PREMISES AND EQUIPMENT
----------------------

Premises and equipment, net of depreciation, totaled $3,004,000 at September 30, 2005. The decrease of $13,000 from the December 31, 2004 amount of $3,017,000 was due to depreciation of existing fixed assets outpacing the additional fixed asset purchases during 2005.

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LOANS
-----

Gross loans totaled $88,563,000 at September 30, 2005, an increase of $17,311,000, or 24%, since December 31, 2004. The largest increase in loans was in real estate - non farm, non residential, which increased $8,863,000, or 30%, to $38,459,000 at September 30, 2005. Balances within the major loans receivable categories as of September 30, 2005 and December 31, 2004 are as follows:

                                              September 30,   December 31,
                                                   2005           2004
                                              --------------  ------------
     Commercial & industrial                  $   14,365,175    11,585,301
     Real Estate - non farm, non residential      38,458,724    29,595,492
     Real estate - construction                    7,694,599     4,601,244
     Real estate - mortgage                       20,690,694    19,025,504
     Consumer                                      7,353,456     6,444,045
                                              --------------  ------------
                                                  88,562,648    71,251,586

     Less allowance for loan losses                1,182,126     1,000,000
                                              --------------  ------------

                                              $   87,380,522    70,251,586
                                              ==============  ============


ALLOWANCE FOR LOAN LOSSES
-------------------------

Activity in the Allowance for Loan Losses is as follows:

                                                                   September 30,
                                                           ----------------------------
                                                                2005           2004
                                                           ---------------  -----------
     Balance, January 1,                                   $    1,000,000      673,000
                                                           ---------------  -----------
     Provision for loan losses for the period                     240,000      317,000
     Net loans (charged off) recovered for the period             (57,874)     (60,000)
                                                           ---------------  -----------

     Balance, end of period                                $    1,182,126      930,000
                                                           ===============  ===========

     Gross loans outstanding, end of period                $   88,562,648   68,063,000
                                                           ===============  ===========

     Allowance for loan losses to gross loans outstanding            1.33%        1.37%
                                                           ===============  ===========


DEPOSITS
--------

At September 30, 2005, total deposits increased by $7,593,000, or 9% from December 31, 2004. Noninterest-bearing demand deposits increased $1,400,000, or 22%, and interest-bearing deposits increased $6,193,000 or 8%.

Balances within the major deposit categories as of September 30, 2005 and December 31, 2004 are as follows:

                                           September 30,   December 31,
                                                2005           2004
                                           --------------  ------------
Noninterest-bearing demand deposits        $    7,854,825     6,455,161
Interest-bearing demand deposits               27,843,331    32,006,220
Savings deposits                                2,215,880     2,013,546
Certificates of deposit $100,000 and over      32,643,442    23,883,950
Other time deposits                            21,309,672    19,915,314
                                           --------------  ------------

                                           $   91,867,150    84,274,191
                                           ==============  ============

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY
---------

Our liquidity needs include the funding of loans, and the purchases of operating assets. Our liquidity needs are met through scheduled maturities of loans and investments on the asset side and through pricing policies on the liability side for interest-bearing deposit accounts.

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments.

Collateral held for commitments to extend credit varies but may include certificates of deposit, accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

The following table summarizes our off-balance-sheet financial instruments whose contract amounts represent credit risk as of September 30, 2005:

     Commitments to extend credit            $10,044,403
     Standby letters of credit               $         -

Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in Bulloch County and surrounding areas.

We also have obtained lines of credit available with correspondent banks to purchase federal funds for periods from one to fourteen days.

We have also established a line of credit with the Federal Home Loan Bank of Atlanta. This line of credit is collateralized by a portion of the bank's real estate loan portfolio and totaled $22,600,000 as of September 30, 2005, of which $8,000,000 was drawn upon. Future use of the FHLB of Atlanta is expected for funding and liquidity as those needs arise.

On September 26, 2005, we issued $4,124,000 in Junior Subordinated Debentures. The proceeds from these debentures will be used to contribute capital to the bank in order to support our future growth.

CAPITAL RESOURCES
-----------------

Total shareholders' equity increased from $8,381,000 at December 31, 2004 to $8,860,000 at September 30, 2005. This increase was attributable to net earnings for the period.

Bank holding companies, such as us, and their banking subsidiaries are required by banking regulators to meet certain minimum levels of capital adequacy, which are expressed in the form of certain ratios. The Federal Reserve guidelines contain an exemption from the capital requirements for bank holding companies with less than $150 million in consolidated assets. Because we have less than $150 million in assets, our holding company is not currently subject to these guidelines. However, the bank falls under these rules as set by bank regulatory agencies. Capital is separated into Tier 1 capital (essentially common shareholders' equity less intangible assets) and Tier 2 capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The first two ratios, which are based on the degree of credit risk in our assets, provide the weighting of assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit. The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines.

                             FIRST SOUTHERN BANCORP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 3.0%.

The following table summarizes the bank's capital ratios at September 30, 2005:

     Tier 1 capital (to risk-weighted assets)         10.16%
     Total capital (to risk-weighted assets)          11.42%
     Tier 1 capital (to total average assets)          8.43%

REGULATORY MATTERS
------------------

From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. We cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect us.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                                   APPENDIX D
                                   ----------

                FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION
                AND ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2004

--------------------------------------------------------------------------------

                             FIRST SOUTHERN BANCORP






                               2004 ANNUAL REPORT

                             FIRST SOUTHERN BANCORP

                                Table of Contents


                                                             Page
                                                             ----

Selected Financial Data . . . . . . . . . . . . . . . . . . .   2
Management's Discussion and Analysis of Financial Condition
  and Results of Operations . . . . . . . . . . . . . . . . .   3
Report of Independent Registered Public Accounting Firm . . .  14
Consolidated Financial Statements . . . . . . . . . . . . . .  15
Notes to Consolidated Financial Statements. . . . . . . . . .  20
Corporate and Shareholder Information . . . . . . . . . . . .  32

CORPORATE  INFORMATION

First Southern Bancorp, a Georgia Corporation (the "Company"), is a holding company engaged in commercial banking primarily in Bulloch County, Georgia. The Company currently has one subsidiary, First Southern National Bank (the "Bank"), which is active in retail and commercial banking.

There is no established public trading market for the Company's Common Stock. As of March 15, 2005, the Company had 662 shareholders of record.

It is the policy of the Board of Directors to reinvest earnings for such period of time as is necessary to ensure the operation of the Company. The Company has no current plans to initiate dividends, and the future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. The Company declared no dividends in 2004 and is not expected to do so for the foreseeable future. Information on restrictions on the amount of dividends payable by the Company and the Bank appears in Note 12 to the Company's audited financial statements.

                             FIRST SOUTHERN BANCORP

                            SELECTED FINANCIAL DATA

                                           2004         2003         2002

FOR THE YEAR
    Net interest income                $ 2,858,961    1,705,535      724,802
    Provision for loan losses              404,865      324,390      375,000
    Noninterest income                     606,769      467,128      217,650
    Noninterest expense                  2,567,230    2,153,070    1,533,875
    Net earnings(loss)                 $   943,453     (304,797)    (966,423)

PER COMMON SHARE
    Basic earnings(loss)               $      1.02        (0.33)       (1.05)
    Diluted earnings(loss)                    1.02        (0.33)       (1.05)
    Cash dividends declared                      -            -            -
    Book value                         $      9.10         8.09         8.45

AT YEAR END
    Loans, net                         $70,251,586   44,876,389   23,772,372
    Earning assets                      86,034,552   57,614,117   28,769,761
    Assets                              96,069,398   63,290,834   31,913,765
    Deposits                            84,274,191   55,674,666   24,063,029
    Shareholders' equity               $ 8,381,121    7,449,548    7,768,369
    Common shares outstanding              920,547      920,547      919,547

AVERAGE BALANCES
    Loans                              $60,357,925   34,843,677   10,625,401
    Earning assets                      69,821,200   41,305,997   15,898,866
    Assets                              74,539,221   46,113,806   18,024,602
    Deposits                            64,404,123   38,251,452   10,478,073
    Shareholders' equity               $ 7,915,334    7,608,959    8,058,708
    Weighted average shares
      outstanding                          920,547      919,847      919,547

KEY PERFORMANCE RATIOS
    Return on average assets                  1.27%      (0.66%)      (5.93%)
    Return on average shareholders'
      equity                                 11.92%      (4.01%)     (13.26%)
    Net interest margin                       4.09%        4.13%        4.07%
    Dividend payout ratio                        -            -            -
    Average equity to average assets         10.62%       16.50%       44.71%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                     GENERAL

First Southern Bancorp is a bank holding company headquartered in Statesboro, Georgia organized to own all of the common stock of its bank subsidiary, First Southern National Bank. The principal activity of the bank is to provide banking services to domestic markets, principally in Bulloch County, Georgia. The bank is primarily regulated by the Office of the Comptroller of the Currency("OCC") and undergoes periodic examinations by this regulatory agency. Our bank holding company is regulated by the Federal Reserve Bank and also is subject to periodic examinations.

The following discussion describes our results of operations for 2004 as compared to 2003 and also analyzes our financial condition as of December 31, 2004 as compared to December 31, 2003. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary sources of funds for making these loans and investments are our deposits and Federal Home Loan Bank borrowings, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

We have included a number of tables to assist in our description of these measures. For example, the "Average Balances" table shows the average balance during 2004 and 2003 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which is why we intend to channel a substantial percentage of our earning assets into our loan portfolio. Similarly, the "Rate/Volume Analysis" table helps demonstrate the impact of changing interest rates and changing volume of assets and liabilities during the years shown. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and we have included a "Sensitivity Analysis Table" to help explain this. Finally, we have included a number of tables that provide detail about our investment securities, our loans, and our deposits.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb possible losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process, as well as several tables summarizing information concerning the allowance for loan losses.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

                           FORWARD-LOOKING STATEMENTS

This Report contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those projected in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties include, but are not limited to:

     - significant increases in competitive pressure in the banking and financial services industries;
     - changes in the interest rate environment which could reduce anticipated or actual margins;
     - changes in political conditions or the legislative or regulatory environment;
     - general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;
     -    changes occurring in business conditions and inflation;

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

     -    changes in technology;
     -    changes in monetary and tax policies;
     -    the level of allowance for loan loss;
     -    the rate of delinquencies and amounts of charge-offs;
     -    the rates of loan growth;
     - adverse changes in asset quality and resulting credit risk-related losses and expenses;
     - loss of consumer confidence and economic disruptions resulting from terrorist activities;
     -    changes in the securities markets; and
     - other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

                          CRITICAL ACCOUNTING POLICIES

We have adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of our financial statements. Our significant accounting policies are described in note 1 in the footnotes to the consolidated financial statements at December 31, 2004 included elsewhere in this annual report.

We believe that the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our consolidated financial statements. Please refer to the portion of management's discussion and analysis of financial condition and results of operations that addresses the allowance for loan losses for a description of our processes and methodology for determining the allowance for loan losses.

                              RESULTS OF OPERATIONS
OVERVIEW

Net income for 2004 was $943,453, or $1.02 per common share, compared to a net loss for 2003 of $304,797, or $0.33 per common share. Our net income in 2004 included an income tax benefit of approximately $450,000, which was due in large part to the reversal of a valuation allowance on our deferred tax assets. Our operational results depend to a large degree on net interest income, which is the difference between the interest income received from investments(such as loans, investment securities, federal funds sold, etc.) and the interest expense, which is paid on deposits and Federal Home Loan Bank advances. Net interest income was $2,858,961 for the year ended December 31, 2004 compared to $1,705,535 for the year ended December 31, 2003.

The provision for loan losses in 2004 was $404,865 compared to $324,390 in 2003. The provision for loan losses reflects management's estimate of potential losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses.

Other operating income for the year ended December 31, 2004 totaled $606,769, representing a $139,641(30%) increase from December 31, 2003. Other operating income includes services charges on deposit accounts and mortgage origination fee income. An increase in the number of deposits allowed us to derive significant income from service charges, while rising interest rates caused a reduction in income recognized from the origination of mortgage loans. Other operating expenses in 2004 were $2,567,230, a $414,160(19%) increase compared with the 2003 amount, due to increases in data processing expense, which increased as the number of transactions increased. The largest component of other operating expenses is salaries and benefits, which totaled $1,182,704 for the year ended December 31, 2004.

In 2004, we recognized an income tax benefit of $449,818 due to the reversal of the valuation allowance related to our deferred tax asset. In 2003, we recognized no income tax benefit due to the fact that realization of such a benefit was dependent upon future earnings of our company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

NET  INTEREST  INCOME

For the year ended December 31, 2004, net interest income totaled $2,858,961 compared to $1,705,535 for the same period in 2003. Interest income from loans including fees was $3,750,598, representing a yield of 6.21%. Interest expense totaled $1,112,081 for the year ended December 31, 2004 compared to $641,888 in 2003. The net interest margin realized on earning assets and the interest rate spread were 4.09% and 3.86%, respectively, for the year ended December 31, 2004. For the year ended December 31, 2003, the net interest margin realized on earning assets and the interest rate spread were 4.13% and 3.79%, respectively.

AVERAGE BALANCES AND INTEREST RATES

The table below shows the average balance outstanding for each category of interest earning assets and interest-bearing liabilities for 2004 and 2003, and the average rate of interest earned or paid thereon. Average balances have been derived from the daily balances throughout the period indicated.

                                                    December 31, 2004                   December 31, 2003
                                                  ---------------------               ---------------------
                                              Average                 Yield/      Average                Yield/
                                              Balance     Interest     Rate       Balance    Interest     Rate
                                           -------------  ---------  ---------  -----------  ---------  ---------
Assets:
  Interest earning assets:
    Loans(including loan fees)             $ 60,357,925   3,750,598      6.21%  34,843,677   2,216,948      6.36%
    Investment securities                     6,272,816     169,400      2.70%   4,824,313     105,772      2.19%
    Federal funds sold                        3,190,459      51,044      1.60%   1,638,007      24,703      1.51%
                                           -------------  ---------  ---------  -----------  ---------  ---------

  Total interest earning assets              69,821,200   3,971,042      5.69%  41,305,997   2,347,423      5.68%
                                                          ---------                          ---------  ---------
  Other non-interest earning assets           4,718,021                          4,807,809
                                           -------------                        -----------

        Total assets                       $ 74,539,221                         46,113,806
                                           =============                        ===========

Liabilities and shareholders' equity:
  Interest-bearing liabilities:
    Deposits:
      Interest-bearing demand              $ 22,652,229     296,849      1.31%  13,270,875     149,950      1.13%
      Savings                                 1,802,578       8,901      0.49%   1,275,546       8,495      0.67%
      Time                                   34,223,293     783,396      2.29%  19,249,441     480,601      2.50%
    Federal Home Loan Bank advances           1,608,302      18,790      1.17%           -           -         -
    Other                                       375,984       4,145      1.10%     118,339       2,842      2.40%
                                           -------------  ---------  ---------  -----------  ---------  ---------

        Total interest-bearing
          liabilities                        60,662,386   1,112,081      1.83%  33,914,201     641,888      1.89%
                                                          ---------  ---------               ---------  ---------

  Other non-interest bearing liabilities      5,961,501                          4,590,646
  Shareholders' equity                        7,915,334                          7,608,959
                                           -------------                        -----------

        Total liabilities and
            shareholders' equity           $ 74,539,221                         46,113,806
                                           =============                        ===========
Excess of interest-earning assets
  over interest-bearing liabilities        $  9,158,814                          7,391,796
                                           =============                        ===========
Ratio of interest-earning assets to
  interest-bearing liabilities                      115%                               122%
Net interest income                                       2,858,961                          1,705,535
                                                          =========                          =========

Net interest spread                                                      3.86%                              3.79%
                                                                     =========                          =========

Net interest margin                                                      4.09%                              4.13%
                                                                     =========                          =========

Nonaccrual loans and the interest income that was recorded on these loans, if any, are included in the yield calculation for loans in all periods reported.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

VOLUME/RATE  ANALYSIS

Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated.

                                                 2004 Compared to 2003
                                         Increase(decrease) due to changes in
                                      ---------------  ------------  ----------
                                          Volume           Rate      Net Change
                                      ---------------  ------------  ----------
Interest income on:
    Loans(including loan fees)        $     1,584,187      (50,537)   1,533,650
    Investment securities                      35,912       27,716       63,628
    Federal funds sold                         24,752        1,589       26,341
                                      ---------------  ------------  ----------

                                            1,644,851      (21,232)   1,623,619
                                      ---------------  ------------  ----------


Interest expense on:
    Interest-bearing demand                   119,817       27,082      146,889
    Savings                                     1,085         (679)         406
    Time                                      339,041      (36,246)     302,795
    Federal Home Loan Bank advances            18,790            -       18,790
    Other                                       1,734         (431)       1,303
                                      ---------------  ------------  ----------

                                              480,467      (10,274)     470,193
                                      ---------------  ------------  ----------

                                      $     1,164,384      (10,959)   1,153,426
                                      ===============  ============  ==========

INTEREST RATE SENSITIVITY AND ASSET LIABILITY MANAGEMENT

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management of a financial institution. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made. Since the assets and liabilities of a bank are primarily monetary in nature(payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

Net interest income is the primary component of net income for financial institutions. Net interest income is affected by the timing and magnitude of repricing of as well as the mix of interest sensitive and noninterest sensitive assets and liabilities. "Gap" is a static measurement of the difference between the contractual maturities or repricing dates of interest sensitive assets and interest sensitive liabilities within the following twelve months. Gap is an attempt to predict the behavior of the bank's net interest income in general terms during periods of movement in interest rates. In general, if the bank is asset sensitive, more of its interest sensitive assets are expected to reprice within twelve months than its interest sensitive liabilities over the same period. In a rising interest rate environment, assets repricing more quickly is expected to enhance net interest income. Alternatively, decreasing interest rates would be expected to have the opposite effect on net interest income since assets would theoretically be repricing at lower interest rates more quickly than interest sensitive liabilities. Although it can be used as a general predictor, Gap as a predictor of movements in net interest income has limitations due to the static nature of its definition and due to its inherent assumption that all assets will reprice immediately and fully at the contractually designated time. At December 31, 2004, the bank, as measured by Gap, is in a liability sensitive position. Management has several tools available to it to evaluate and affect interest rate risk, including deposit pricing policies and changes in the mix of various types of assets and liabilities.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

The following table summarizes the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2004, that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated below, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans and mortgage-backed securities are included in the periods in which they are anticipated to be repaid based on scheduled maturities. The bank's savings accounts and interest-bearing demand accounts(NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the "Three Months or Less" category, although historical experience has proven these deposits to be more stable over the course of a year.

                                                At December 31, 2004
                                              Maturing or Repricing in
                                             --------------------------
                                               (dollars in thousands)

                                             3 Months or    4 Months to   1 to 5   Over 5
                                                Less         12 Months     Years    Years   Total
                                            -------------  -------------  -------  -------  ------
Interest-earning assets:
    Federal funds sold                      $      7,086              -        -        -    7,086
    Investment securities                              -          1,391    4,883      999    7,273
    Loans                                         38,843         10,907   20,390    1,112   71,252
    Other investments                                  -              -        -      424      424
                                            -------------  -------------  -------  -------  ------

Total interest-bearing assets:                    45,929         12,298   25,273    2,535   86,035
                                            -------------  -------------  -------  -------  ------

Interest-bearing liabilities:
    Deposits:
      Savings and demand                          34,020              -        -        -   34,020
      Time deposits                               13,777         22,136    7,886        -   43,799
      Federal Home Loan Bank advance                   -              -    3,000        -    3,000
                                            -------------  -------------  -------  -------  ------

Total interest-bearing liabilities                47,797         22,136   10,886        -   80,819
                                            -------------  -------------  -------  -------  ------

Interest sensitive difference per period    $     (1,868)        (9,838)  14,387    2,535    5,216
                                            =============  =============  =======  =======  ======
Cumulative interest sensitivity difference  $     (1,868)       (11,706)   2,681    5,216
                                            =============  =============  =======  =======
Cumulative difference to total assets             (1.94%)       (12.18%)    2.79%    5.43%

At December 31, 2004, the difference between the bank's liabilities and assets repricing or maturing within one year was $11,706,000.

Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may reflect changes in market interest rates differently. Additionally, certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates, both on a short-term basis and over the life of the asset. Other factors which may affect the assumptions made in the table include changes in interest rates, pre-payment rates, early withdrawal levels, and the ability of borrowers to service their debt.

PROVISION  AND  ALLOWANCE  FOR  LOAN  LOSSES

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for loan losses at an adequate level. The provision charged to expense was $404,865 for the year ended December 31, 2004, compared to $324,390 for the year ended December 31, 2003. The loan portfolio increased by $25,702,197 during the year ended December 31, 2004, compared to growth of $21,402,017 in 2003. The provision has been a result of management's efforts to increase the allowance to match the growth in the loan portfolio. The allowance for loan losses was 1.40% of gross loans at December 31, 2004 compared to 1.48% at December 31, 2003. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We anticipate maintaining an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

reasonable, but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital. We have experienced net charge-offs in 2004 of $77,865. Past due loans greater than 90 days and nonaccrual loans were $295,959 and $17,905, respectively, as of December 31, 2004. We had $45,882 in other real estate or repossessions as of December 31, 2004.

The following table summarizes information concerning the allowance for loan losses:

                                                                December 31,
                                                                ------------
                                                     2004          2003         2002
                                                 -------------  -----------  -----------
Total loans outstanding, end of year              $71,251,586   45,549,389   24,147,372
                                                 =============  ===========  ===========
Average loans outstanding                         $60,357,925   34,843,677   10,625,401
                                                 =============  ===========  ===========
Balance at beginning of year                       $673,000       375,000         -
Charge-offs:
  Commercial                                                -            -            -
  Real estate - construction                                -            -            -
  Real estate - mortgage                               44,735            -            -
  Consumer                                             38,130       35,584
                                                 -------------  -----------

    Total charge-offs                                  82,865       35,584            -
                                                 -------------  -----------  -----------

Recoveries:
  Commercial                                                -            -            -
  Real estate - construction                                -            -            -
  Real estate - mortgage                                    -            -            -
  Consumer                                              5,000        9,194            -
                                                 -------------  -----------  -----------

    Total recoveries                                    5,000        9,194            -
                                                 -------------  -----------  -----------

Net charge-offs                                        77,865       26,390            -

Additions charged to operations                       404,865      324,390      375,000
                                                 -------------  -----------  -----------

Balance at end of year                           $  1,000,000      673,000      375,000
                                                 =============  ===========  ===========
Ratio of net charge-offs during the period to
  average loans outstanding during the period            0.13%        0.08%        0.00%
                                                 =============  ===========  ===========
Allowance for loan losses to loans, end of year          1.40%        1.48%        1.55%
                                                 =============  ===========  ===========

The Company does not allocate the allowance for loan losses to various loan categories. The entire allowance is available to absorb losses from any and all loans. Due to the short time that the bank has been open, management does not estimate the amount of net charge-offs that will occur in 2005.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. The following table summarizes past due and non-accrual loans, other real estate and repossessions, and income that would have been reported on non-accrual loans as of December 31, 2004, 2003 and 2002:

                                                December 31,
                                               --------------
                                           2004     2003    2002
                                         --------  -------  ----
Accruing loans 90 days or more past due  $295,959   37,000     -
Non-accrual loans                          17,905   47,000     -
Interest on non-accrual loans which
  would have been reported                    832    1,000     -
Other real estate and repossessions        45,882        -     -

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

NONINTEREST  INCOME  AND  EXPENSE

Noninterest income for the year ended December 31, 2004 totaled $606,769 as compared to $467,128 for the year ended December 31, 2003. The largest component of other income is service charges on deposit accounts, which totaled $363,191 during 2004 compared to $193,662 in 2003. An increase in the number of customers during 2004 facilitated the increase in service charges. Mortgage origination fee income totaled $221,475 during the year ended December 31, 2004. The decrease in mortgage origination fee income of $39,851 from the December 31, 2003 balance of $261,326 was due to rising interest rates, which reduced refinancing volume in the residential real estate market.

Total noninterest expense for the year ended December 31, 2004 was $2,567,230 as compared to $2,153,070 for the same period in 2003. Salaries and benefits, the largest component of noninterest expense, totaled $1,182,704 for the year ended December 31, 2004, compared to $1,000,005 for the same period a year ago. Net occupancy and equipment expense was $331,622 during 2004 and other operating expenses totaled $1,052,904, compared to $280,344 and $872,721, respectively, during 2003. The increase in occupancy expense and other operating expense is directly related to the overall growth of the bank.

INCOME  TAXES

In 2004, we recognized a previously unrecognized net deferred tax benefit of $449,818 as it became more likely than not that we would be able to realize this benefit. In 2003, we recognized no income tax benefit due to the fact that realization of such a benefit was dependent upon future earnings of our company.

                               FINANCIAL CONDITION

Total assets were $96,069,398 as of December 31, 2004, compared to $63,290,834 as of December 31, 2003. The primary source of growth in assets was net loans, which totaled $70,251,586, or 73% of total assets, as of December 31, 2004. Investment securities available-for-sale totaled $7,272,616 at December 31, 2004, compared to $5,570,678 at December 31, 2003. Total deposits were $84,274,191, or 88% of total assets, at December 31, 2004, compared to $55,674,566, or 88% of total assets, as of December 31, 2003. Federal Home Loan Bank borrowings were $3,000,000 as of December 31, 2004. The Bank did not have any Federal Home Loan Bank borrowings as of December 31, 2003.

INTEREST-EARNING  ASSETS

LOANS

Gross loans totaled $71,251,586 at December 31, 2004, an increase of $25,702,197 or 56%, since December 31, 2003. The largest classification of loans was in real estate mortgage loans, which totaled $45,417,234 or 64% at December 31, 2004. Balances within the major loans receivable categories as of December 31, 2004 and December 31, 2003 are as follows:

                                                2004                  2003
                                         -------------------  --------------------
Commercial, financial and agricultural   $11,396,239  15.99%  $ 7,843,325   17.22%
Real estate - mortgage                    45,417,234  63.74%   28,290,032   62.11%
Real estate - construction                 8,049,926  11.30%    5,164,115   11.34%
Consumer and other                         6,388,187   8.97%    4,251,917    9.33%
                                         -----------  ------  -----------  -------

                                         $71,251,586  100.0%  $45,549,389  100.00%
                                         ===========  ======  ===========  =======

As of December 31, 2004, maturities of loans in the indicated classifications were as follows:

                            Real Estate
               Commercial   Construction    Total
               -----------  ------------  ----------

Maturity
Within 1 year  $ 8,816,138     7,932,846  16,748,984
1 to 5 years     2,270,161       117,080   2,387,241
Over 5 years       309,940             -     309,940
               -----------  ------------  ----------

    Totals     $11,396,239     8,049,926  19,446,165
               ===========  ============  ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

As of December 31, 2004, the interest terms of loans in the indicated classification for the indicated maturity ranges are as follows:

                              Fixed     Variable
                             Interest   Interest
                              Rates      Rates      Total
                            ----------  --------  ---------
Commercial
    1 to 5 years            $2,270,161         -  2,270,161
    Over 5 years               309,940         -    309,940

Real estate - construction
    1 to 5 years               117,080         -    117,080
                            ----------  --------  ---------

                            $2,697,181         -  2,697,181
                            ==========  ========  =========

INVESTMENT SECURITIES

Investment securities available-for-sale totaled $7,272,616 at December 31, 2004, compared to $5,570,678 at December 31, 2003. All of the bank's marketable investment securities were designated as available-for-sale at December 31, 2004 and 2003 and consisted of United States Government agencies and mortgage backed securities. The amortized cost of these investment securities was $7,314,413 at December 31, 2004.

The following table presents the investments by category at December 31, 2004 and 2003:

                                              2004                          2003
                                  -----------------------------  ---------------------------
                                               (Amounts are presented in thousands)


                                                     Estimated                    Estimated
                                                    -----------                  -----------
                                   Amortized Cost   Fair Value   Amortized Cost  Fair Value
                                   ---------------  -----------  --------------  -----------
United States government agencies  $         5,491        5,463           1,998        1,993
Mortgage-backed                              1,823        1,810           3,596        3,578
                                   ---------------  -----------  --------------  -----------

                                   $         7,314        7,273           5,594        5,571
                                   ===============  ===========  ==============  ===========

The following table presents the maturities of investment securities at amortized cost and the weighted average yields for each range of maturities presented. Yields are based on amortized cost of securities. (Amounts presented in thousands).

                                                  Weighted                     Weighted
                                 U.S. Government  Average   Mortgage-backed    Average
                                    Agencies       Yields       Securities      Yields
                                 ---------------  ---------  ----------------  ---------

Maturities at December 31, 2004
-------------------------------

Within 1 year                    $             -         -%  $          1,400      2.27%
After 1 through 5 years                    4,496      3.10%               423      3.19%
After 5 through 10 years                     995      5.30%                 -         -
                                 ---------------             ----------------
After 10 years

Totals                           $         5,491      3.50%  $          1,823      2.48%
                                 ===============  =========  ================  =========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

DEPOSITS

At December 31, 2004, deposits totaled $84,274,191 compared to $55,674,566 for the previous year. Noninterest-bearing demand deposits were $6,455,161 or 7.66%, of total deposits and interest-bearing deposits were $77,819,030 or 92.34% of total deposits, at December 31, 2004.

Balances within the major deposit categories as of December 31, 2004 and 2003 are as follows:

                                                   2004                  2003
                                           --------------------  --------------------
Noninterest-bearing demand deposits        $ 6,455,161    7.66%  $ 5,476,791    9.85%
Interest-bearing demand deposits            32,006,220   37.98%   26,469,185   47.54%
Savings deposits                             2,013,546    2.39%    1,471,359    2.64%
Certificates of deposit $100,000 and over   23,883,950   28.34%    8,219,513   14.76%
Other time deposits                         19,915,314   23.63%   14,037,718   25.21%
                                           -----------  -------  -----------  -------

                                           $84,274,191  100.00%  $55,674,566  100.00%
                                           ===========  =======  ===========  =======

The average balance of deposits and the average rates paid on such deposits are summarized for 2004 and 2003 in the following table.

                                             December 31,
                            -----------------------------------------
                                     2004                  2003
                            ---------------------  ------------------

                              Amount       Rate      Amount     Rate
                            -----------  --------  -----------  -----
Noninterest-bearing demand  $ 5,726,023        -   $ 4,455,590     -
Interest-bearing demand      22,652,229     1.31%   13,270,875  1.13%
Savings                       1,802,578     0.49%    1,275,546  0.67%
Time deposits                34,223,293     2.29%   19,249,441  2.50%
                            -----------            -----------

    Totals                  $64,404,123            $38,251,452
                            ===========            ===========

Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 2004, are summarized as follows:

Within 3 months            $ 5,005,367
After 3 through 6 months     2,027,024
After 6 through 12 months   10,732,443
After 12 months              6,119,116
                           -----------

Total                      $23,883,950
                           ===========

BORROWED  FUNDS

At December 31, 2004, the bank has an advance outstanding with the Federal Home Loan Bank in the amount of $3,000,000. We did not have any borrowings outstanding as of December 31, 2003. The average rate we paid on borrowings for the year ended December 31, 2004 was 1.17%. The bank has pledged approximately $12,389,000 in qualifying mortgage loans as security for this advance and possible future advances. This advance bears interest at a fixed rate of 2.01%, requires quarterly interest payments, is callable on June 20, 2005 and matures on June 18, 2007. At maturity, the bank will determine whether to repay or renew these loans based on the existing rate environment and interest rate considerations. As of December 31, 2004, the bank had $6,911,000 in additional borrowing capacity under the borrowing arrangement with the FHLB. Additionally, the bank has a $2,000,000 overnight federal funds line of credit with its correspondent bank to cover short-term liquidity needs. The credit line had no outstanding balance as of December 31, 2004.

CAPITAL  RESOURCES

Shareholders' equity totaled $8,381,121 at December 31, 2004 compared to $7,449,548 at December 31, 2003. Our net income for the year ended December 31, 2004 was $943,453, and accumulated other comprehensive income, net of tax, decreased $11,880.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

Bank holding companies, such as us, and their banking subsidiaries are required by banking regulators to meet certain minimum levels of capital adequacy, which are expressed in the form of certain ratios. These capital requirements currently apply to us only at the bank level. Once we have at least $150 million in total assets, these requirements will also apply at the holding company level. Capital is separated into Tier 1 capital(essentially common shareholders' equity less intangible assets) and Tier 2 capital(essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). In the table below, the first two ratios, which are based on the degree of credit risk in our assets, provide the weighting of assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit. The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital(Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines.

Banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 3.0%.

The following table summarizes the bank's risk-based capital ratios at December 31, 2004:

   Tier 1 capital(to risk-weighted assets)   9.43%
   Total capital(to risk-weighted assets)   10.68%
   Tier 1 capital(to total average assets)   8.43%

LIQUIDITY

The bank must maintain, on a daily basis, sufficient funds to cover the withdrawals from depositors' accounts and to supply new borrowers with funds. To meet these obligations, the bank keeps cash on hand, maintains account balances with its correspondent banks, and purchases and sells federal funds and other short-term investments. Asset and liability maturities are monitored in an attempt to match the maturities to meet liquidity needs. It is the policy of the bank to monitor its liquidity to meet regulatory requirements and their local funding requirements.

The bank maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the bank has arrangements with commercial banks for short term unsecured advances up to $2,000,000.

Cash and cash equivalents as of December 31, 2004 increased $4,591,605 from December 31, 2003. Cash provided by operating activities totaled $967,551 in 2004, while inflows from financing activities totaled $31,599,625, which were attributable to net deposit increases and proceeds from Federal Home Loan Bank borrowings.

During 2004, investing activities used $27,975,571. Investing activities included net loans made to customers of $25,860,944, purchases of investment securities available-for-sale of $4,000,000 and purchases of premises and equipment of $189,390, partially offset by maturities and paydowns of investment securities available-for-sale of $2,222,063.

OFF-BALANCE SHEET ARRANGEMENTS

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

The following table summarizes our off-balance-sheet financial instruments whose contract amounts represent credit risk as of December 31, 2004:

Commitments to extend credit  $11,911,495
Standby letters of credit     $         -

Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in Bulloch County and surrounding areas.

INFLATION

Inflation impacts the growth in total assets in the banking industry and causes a need to increase equity capital at higher than normal rates to meet capital adequacy requirements. We cope with the effects of inflation through the management of our interest rate sensitivity gap position, by periodically reviewing and adjusting our pricing of services to consider current costs and through managing our level of net income relative to our dividend payout policy.

SELECTED RATIOS

The following table sets out certain ratios of the Company for the years ended December 31, 2004, 2003 and 2002.

                                     2004    2003      2002
                                    ------  -------  --------
Net earnings(loss) to:
    Average shareholders' equity    11.92%  (4.01)%  (13.26)%
    Average assets                   1.27%   (.66)%   (5.93)%
Average equity to average assets    10.62%   16.50%    44.71%
Dividends to net earnings               -        -         -

RECENT ACCOUNTING PRONOUNCEMENTS

In  December  2004,  the  Financial  Accounting  Standards Board("FASB") adopted
Statement  of  Financial  Accounting  Standards  No.  123(R),  Share-Based
Payment("SFAS No. 123(R)"), which revises and amends SFAS No. 123. SFAS No. 123(R) requires all share-based payments to employees, including stock options, to be recognized in the financial statements based on their fair values. Upon adoption, pro forma disclosure is no longer an alternative to financial statement recognition. SFAS No. 123(R) will be effective for our company for financial statements beginning after December 15, 2005. We are still evaluating the transition provisions allowed by SFAS No. 123(R) and expect to adopt its provisions in the first quarter of 2006. We have not yet determined the financial statement impact of the pronouncement.

In March 2004, The Emerging Issues Task Force("EITF") issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments("EITF 03-1"). EITF 03-1 provides guidance for evaluating whether an investment is other-than-temporarily impaired. The disclosure guidance was effective for other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004, whereas the recognition and measurement guidance has been deferred. The disclosures required by EITF 03-1 are included in Note 2 to the consolidated financial statements. We did not recognize an impairment loss on any investment in 2004 or 2003.

Other accounting standards that have been issued or proposed by the FASB and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

                               [GRAPHIC OMITTED]

                            Porter Keadle Moore, LLP
                            ------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
First Southern Bancorp
Statesboro, Georgia

We have audited the accompanying consolidated balance sheets of First Southern Bancorp and subsidiary as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders' equity, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Southern Bancorp and subsidiary as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ Porter Keadle Moore, LLP
                                                   [GRAPHIC OMITTED]


Atlanta, Georgia
February 11, 2005




                          Certified Public Accountants
--------------------------------------------------------------------------------
      Suite 1800 - 235 Peachtree Street NE - Atlanta, Georgia 30303 - Phone
                  404-588-4200 - Fax 404-588-4222 - www.pkm.com

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003

                                                                       2004         2003
                                                                   ------------  -----------
                                     Assets
                                     ------
Cash and due from banks                                            $ 6,710,767    2,988,162
Federal funds sold                                                   7,086,000    6,217,000
                                                                   ------------  -----------

    Cash and cash equivalents                                       13,796,767    9,205,162

Investment securities available-for-sale                             7,272,616    5,570,678
Other investments                                                      424,350      277,050
Loans, net                                                          70,251,586   44,876,389
Premises and equipment, net                                          3,016,786    2,960,532
Accrued interest receivable and other assets                         1,307,293      401,023
                                                                   ------------  -----------

                                                                   $96,069,398   63,290,834
                                                                   ============  ===========

                      Liabilities and Shareholders' Equity
                      ------------------------------------

Liabilities:
  Deposits:
    Noninterest-bearing demand                                     $ 6,455,161    5,476,791
    Interest-bearing demand and money market                        32,006,220   26,469,185
    Savings                                                          2,013,546    1,471,359
    Time                                                            43,799,264   22,257,231
                                                                   ------------  -----------

    Total deposits                                                  84,274,191   55,674,566

  Federal Home Loan Bank advances                                    3,000,000            -
  Accrued interest payable and other liabilities                       414,086      166,720
                                                                   ------------  -----------

    Total liabilities                                               87,688,277   55,841,286
                                                                   ------------  -----------

Commitments

Shareholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares authorized;
    no shares issued and outstanding                                         -            -
  Common stock, $.01 par value; 10,000,000 shares authorized;
    920,547 shares issued and outstanding in 2004 and 2003               9,205        9,205
  Additional paid-in capital                                         9,125,765    9,125,765
  Accumulated deficit                                                 (727,099)  (1,670,552)
  Accumulated other comprehensive income(loss)                         (26,750)     (14,870)
                                                                   ------------  -----------

    Total shareholders' equity                                       8,381,121    7,449,548
                                                                   ------------  -----------

                                                                   $96,069,398   63,290,834
                                                                   ============  ===========

See  accompanying  notes  to  consolidated  financial  statements.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                               2004          2003
                                                          --------------  ----------
Interest income:
    Interest and fees on loans                            $    3,750,598  2,216,948
    Interest and dividends on investment securities              169,400    105,772
    Interest on federal funds sold                                51,044     24,703
                                                          --------------  ----------

    Total interest income                                      3,971,042  2,347,423
                                                          --------------  ----------

Interest expense:
    Interest expense on deposits                               1,089,146    639,046
    Interest expense on Federal Home Loan Bank advances           18,790          -
    Other interest expense                                         4,145      2,842
                                                          --------------  ----------

    Total interest expense                                     1,112,081    641,888
                                                          --------------  ----------

    Net interest income                                        2,858,961  1,705,535

Provision for loan losses                                        404,865    324,390
                                                          --------------  ----------

    Net interest income after provision for loan losses        2,454,096  1,381,145
                                                          --------------  ----------

Other income:
    Service charges on deposit accounts                          363,191    193,662
    Residential mortgage origination fees                        221,475    261,326
    Miscellaneous                                                 22,103     12,140
                                                          --------------  ----------

        Total other income                                       606,769    467,128
                                                          --------------  ----------

Other expense:
    Salaries and benefits                                      1,182,704  1,000,005
    Net occupancy and equipment                                  331,622    280,344
    Other operating                                            1,052,904    872,721
                                                          --------------  ----------

        Total other expense                                    2,567,230  2,153,070
                                                          --------------  ----------

        Earnings(loss) before income tax benefit                 493,635   (304,797)

Income tax benefit                                               449,818          -
                                                          --------------  ----------

        Net earnings(loss)                                $      943,453   (304,797)
                                                          ==============  ==========

        Basic and diluted earnings(loss) per share        $         1.02      (0.33)
                                                          ==============  ==========

See  accompanying  notes  to  consolidated  financial  statements.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                        Accumulated
                                              Additional                   Other
                                     Common    paid-in    Accumulated   Comprehensive
                                      Stock    Capital      Deficit     Income(Loss)      Total
                                     -------  ----------  ------------  --------------  ------------
Balance, December 31, 2002           $ 9,195   9,115,775   (1,365,755)          9,154     7,768,369

Exercise of stock options                 10       9,990            -               -        10,000
Net loss                                   -           -     (304,797)              -      (304,797)
Change in unrealized gain/loss
  on securities available-for-sale,
  net of tax                               -           -            -         (24,024)      (24,024)
                                     -------  ----------  ------------  --------------  ------------

Balance, December 31, 2003             9,205   9,125,765   (1,670,552)        (14,870)    7,449,548

Net earnings                               -           -      943,453               -       943,453
Change in unrealized gain/loss
  on securities available-for-sale,
  net of tax                               -           -            -         (11,880)      (11,880)
                                     -------  ----------  ------------  --------------  ------------

Balance, December 31, 2004           $ 9,205   9,125,765     (727,099)        (26,750)    8,381,121
                                     =======  ==========  ============  ==============  ============

See accompanying notes to consolidated financial statements.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                     2004       2003
                                                                   ---------  ---------

Net earnings(loss)                                                 $943,453   (304,797)
                                                                   ---------  ---------
Other comprehensive loss, net of tax:
  Unrealized losses on investment securities available-for-sale:
    Unrealized losses arising during the period                     (18,563)   (37,537)
    Income tax benefit related to unrealized losses                   6,683     13,513
                                                                   ---------  ---------

Other comprehensive loss                                            (11,880)   (24,024)
                                                                   ---------  ---------

Comprehensive income(loss)                                         $931,573   (328,821)
                                                                   =========  =========

See accompanying notes to consolidated financial statements.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  2004           2003
                                                              -------------  ------------
Cash flows from operating activities:
    Net earnings(loss)                                        $    943,453      (304,797)
      Adjustments to reconcile net earnings(loss) to
        net cash provided by operating activities:
          Provision for loan losses                                404,865       324,390
          Deferred tax benefit                                    (449,818)            -
          Depreciation, amortization and accretion                 190,572       195,132
          Change in:
            Other assets                                          (368,887)     (121,575)
            Other liabilities                                      247,366        84,353
                                                              -------------  ------------

                  Net cash provided by operating activities        967,551       177,503
                                                              -------------  ------------

Cash flows from investing activities:
    Proceeds from maturities and paydowns
      of investment securities available-for-sale                2,222,063     2,123,864
    Purchases of investment securities available-for-sale       (4,000,000)   (4,766,211)
    Proceeds from sale of other investments                              -        33,250
    Purchases of other investments                                (147,300)     (113,800)
    Net change in loans                                        (25,860,944)  (21,428,407)
    Purchases of premises and equipment                           (189,390)     (942,663)
                                                              -------------  ------------

                  Net cash used by investing activities        (27,975,571)  (25,093,967)
                                                              -------------  ------------

Cash flows from financing activities:
    Net change in deposits                                      28,599,625    31,611,537
    Proceeds from Federal Home Loan Bank advances                3,000,000             -
    Proceeds from exercise of stock options                              -        10,000
                                                              -------------  ------------

                  Net cash provided by financing activities     31,599,625    31,621,537
                                                              -------------  ------------

Net change in cash and cash equivalents                          4,591,605     6,705,073

Cash and cash equivalents at beginning of the year               9,205,162     2,500,089
                                                              -------------  ------------

Cash and cash equivalents at end of the year                  $ 13,796,767     9,205,162
                                                              =============  ============

Noncash investing and financing activities:
    Change in unrealized gain/loss on securities
      available-for-sale, net of tax                          $    (11,880)      (24,024)
    Transfer of loans to other real estate                    $     80,882             -

Supplemental information of amounts paid for interest, net
of amounts capitalized                                        $  1,039,749       603,871

See accompanying notes to consolidated financial statements.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     Basis of Presentation
     ---------------------
     The consolidated financial statements include the accounts of First Southern Bancorp(the "Company") and its wholly owned subsidiary, First Southern National Bank(the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company raised $9,124,970, net of offering expenses of $70,500, through the sale of 919,547 shares of its $.01 par value common stock at $10.00 per share and was incorporated for the purpose of becoming a bank holding company. The Bank commenced business on February 5, 2002 upon receipt of its banking charter from the Office of the Comptroller of Currency("OCC"). The Bank is primarily regulated by the OCC and undergoes periodic examinations by this regulatory agency. The Company is regulated by the Federal Reserve Bank and also is subject to periodic examinations. The Bank provides a full range of commercial and consumer banking services throughout Bulloch County in Georgia.

     The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America(GAAP) and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

     Cash and Cash Equivalents
     -------------------------
     Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. Reserve requirements maintained with the Federal Reserve Bank totaled $238,000 as of December 31, 2004. The Bank had no such requirement at December 31, 2003.

     Investment Securities
     ---------------------
     The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2004 and 2003, all securities are classified as available-for-sale.

     Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Other Investments
     -----------------
     Other investments include equity securities with no readily determinable fair value. These investments are carried at cost.

     Loans and Allowance for Loan Losses
     -----------------------------------
     Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

     A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans. In determining the adequacy of the allowance for loan losses, management uses a loan grading system that rates loans in eight different categories. Grades are assigned allocations of loss based on peer group loss experience and regulatory guidelines. The combination of these results are compared monthly to the recorded allowance for loan losses and material differences are adjusted by increasing or decreasing the provision for loan losses.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

     Premises and Equipment
     ----------------------
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

     Depreciation expense is computed over the following estimated useful lives:

Building and improvements        10 - 39.5 years
Furniture and equipment          5 - 10 years
Computer Equipment / Software    3 years

                                     ------
                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Income Taxes
     ------------
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

     Net Earnings(Loss) Per Share
     ----------------------------
     Earnings(loss) per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The presentation of earnings per share is required on the face of the statement of operations with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Additionally, the reconciliation of the amounts used in the computation of both "earnings per share" and "diluted earnings per share" is required.

     For 2004, the outstanding potential common shares(warrants and options) would not change basic earnings per share. For 2003, the potential effect of outstanding options and warrants would be anti-dilutive, and therefore is not presented. Anti-dilutive potential stock issuances totaled 282,162 at December 31, 2003.

     For 2004 and 2003, net earnings(loss) per share is based on weighted average shares outstanding of 920,547 and 919,847, respectively.

     Stock-Based Compensation
     ------------------------
     At December 31, 2004, the Company sponsors stock-based compensation plans, which are described more fully in Note 9. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in net earnings, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings(loss) and earnings(loss) per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards("SFAS") No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the years ended December 31, 2004 and 2003.

                                                         2004        2003
                                                      -----------  ---------
Net earnings(loss) as reported                        $   943,453  (304,797)
Add/deduct: Total stock-based employee compensation
  expense determined under fair-value based method
  for all awards, net of tax                               29,274  (199,575)
                                                      -----------  ---------

Pro forma net earnings(loss)                          $   972,727  (504,372)
                                                      ===========  =========
Basic and diluted earnings(loss) per share:
  As reported                                         $      1.02     (0.33)
                                                      ===========  =========
  Pro forma                                           $      1.06     (0.55)
                                                      ===========  =========

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Stock-Based Compensation, continued
     -----------------------------------
     The pro forma effect of recognizing compensation expense is an increase in net earnings in 2004 due to the reversal of the valuation allowance related to deferred income tax assets discussed in note 7. The fair value of options granted in 2003 was $3.19. The fair value of each option granted in 2003 is estimated on the date of grant using the Minimum Value pricing model with the following assumptions: dividend yield of 0%, risk free interest rate of 4% and an expected life of ten years. The Company did not grant any options in 2004.

     Recent Accounting Pronouncements
     --------------------------------
     In December 2004, the Financial Accounting Standards Board("FASB") adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment("SFAS No. 123(R)"), which revises and amends SFAS No. 123. SFAS No. 123(R) requires all share-based payments to employees, including stock options, to be recognized in the financial statements based on their fair values. Upon adoption, pro forma disclosure is no longer an alternative to financial statement recognition. SFAS No. 123(R) will be effective for the Company for financial statements beginning after December 15, 2005. The Company is still evaluating the transition provisions allowed by SFAS No. 123(R) and expects to adopt its provisions in the first quarter of 2006. The Company has not yet determined the financial statement impact of the pronouncement.

     In March 2004, The Emerging Issues Task Force("EITF") issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments("EITF 03-1"). EITF 03-1 provides guidance for evaluating whether an investment is other-than-temporarily impaired. The disclosure guidance was effective for other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004,whereas the recognition and measurement guidance has been deferred. The disclosures required by EITF 03-1 are included in Note 2 to the consolidated financial statements. The Company did not recognize an impairment loss on any investment in 2004 or 2003.

     Other accounting standards that have been issued or proposed by the FASB and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the Company's consolidated financial statements upon adoption.

(2)  INVESTMENT  SECURITIES
     Investment securities available-for-sale at December 31, 2004 and 2003 are as follows:

                                           December 31, 2004
                                           -----------------
                                            Gross       Gross     Estimated
                              Amortized   Unrealized  Unrealized    Fair
                                 Cost       Gains       Losses      Value
                              ----------  ----------  ----------  ---------
  U.S. government agencies    $5,491,527       5,614      34,241  5,462,900
  Mortgage-backed securities   1,822,886           -      13,170  1,809,716
                              ----------  ----------  ----------  ---------

                              $7,314,413       5,614      47,411  7,272,616
                              ==========  ==========  ==========  =========


                                           December 31, 2003
                                           -----------------
                                            Gross       Gross     Estimated
                              Amortized   Unrealized  Unrealized    Fair
                                 Cost       Gains       Losses      Value
                              ----------  ----------  ----------  ---------

  U.S. government agencies    $1,998,006           -       4,895  1,993,111
  Mortgage-backed securities   3,595,906           -      18,339  3,577,567
                              ----------  ----------  ----------  ---------

                              $5,593,912           -      23,234  5,570,678
                              ==========  ==========  ==========  =========

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(2)  INVESTMENT  SECURITIES,  CONTINUED
     Unrealized losses and fair value, aggregated by investment category and length of time that individual investment securities available-for-sale have been in a continuous unrealized loss position, as of December 31, 2004 are summarized as follows:

                                Less than 12 Months     12 Months or More           Total
                              ----------------------  ---------------------  ---------------------
                                 Fair     Unrealized    Fair     Unrealized    Fair     Unrealized
                                Value       Losses      Value      Losses      Value      Losses
                              ----------  ----------  ---------  ----------  ---------  ----------
  U.S. government agencies    $3,964,700      34,241          -           -  3,964,700      34,241
  Mortgage-backed securities     769,618         879  1,040,098      12,291  1,809,716      13,170
                              ----------  ----------  ---------  ----------  ---------  ----------

                              $4,734,318      35,120  1,040,098      12,291  5,774,416      47,411
                              ==========  ==========  =========  ==========  =========  ==========

     At December 31, 2004 and 2003, unrealized losses in the investment portfolio related to debt securities. The unrealized losses on the debt securities arose due to changing interest rates and market conditions and are considered to be temporary because of acceptable investment grades where the repayment sources of principal and interest are largely backed by the U.S. Government. At December 31, 2004, four out of six U.S. Government agency securities contained unrealized losses and four out of four mortgage backed securities contained unrealized losses. The Company did not have any securities as of December 31, 2003 that had been in an unrealized loss position for greater than twelve months.

     The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 2004, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                          Estimated
                              Amortized     Fair
                                 Cost       Value
                              ----------  ---------
  Due within one year         $4,496,212  4,463,600
  Due from one to five years     995,315    999,300
  Mortgage-backed securities   1,822,886  1,809,716
                              ----------  ---------

                              $7,314,413  7,272,616
                              ==========  =========

     There were no sales of securities available-for-sale during 2004 and 2003. At December 31, 2004 and 2003, securities with a carrying value of approximately $986,000 and $996,000, respectively, were pledged to secure public deposits and for other purposes as required by law.

(3)  LOANS
     Major classifications of loans at December 31, 2004 and 2003 are summarized as follows:

                                             2004         2003
                                          -----------  ----------
Commercial, financial and agricultural    $11,396,239   7,843,325
Real estate - mortgage                     45,417,234  28,290,032
Real estate - construction                  8,049,926   5,164,115
Consumer                                    6,388,187   4,251,917
                                          -----------  ----------

                                           71,251,586  45,549,389

Less:   Allowance for loan losses           1,000,000     673,000
                                          -----------  ----------

                                          $70,251,586  44,876,389
                                          ===========  ==========

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Bulloch County, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(3)  LOANS, CONTINUED
     An analysis of the activity in the allowance for loan losses for the years ended December 31, 2004 and 2003 is presented below:

                                    2004        2003
                                 -----------  --------
Balance at beginning of year     $  673,000   375,000
Provision charged to operations     404,865   324,390
Loans charged off                   (82,865)  (35,584)
Recoveries                            5,000     9,194
                                 -----------  --------

Balance at end of year           $1,000,000   673,000
                                 ===========  ========

(4)  PREMISES  AND  EQUIPMENT
     Major classifications of premises and equipment as of December 31, 2004 and 2003 are summarized as follows:

                                   2004       2003
                                ----------  ---------
Land                            $  869,947    869,947
Building and improvements        1,870,197  1,870,197
Furniture and equipment            551,257    361,867
                                ----------  ---------

                                 3,291,401  3,102,011
Less: Accumulated depreciation     274,615    141,479
                                ----------  ---------

                                $3,016,786  2,960,532
                                ==========  =========

     Depreciation expense amounted to $133,136 and $113,111 in 2004 and 2003, respectively.

(5)  DEPOSITS
     Time deposits in excess of $100,000 totaled $23,883,950 as of December 31, 2004, and $8,219,513 as of December 31, 2003.

     At December 31, 2004, contractual maturities of time deposits are summarized as follows:

2005       $35,912,679
2006         6,294,061
2007           369,872
2008           126,542
2009         1,096,110
           -----------

           $43,799,264
           ===========

     At December 31, 2004, the Company held $6,042,000 in certificates of deposit obtained through the efforts of third party brokers. The daily average of such agreements totaled $4,326,833 during 2004. The weighted average cost during 2004 was 2.14%, while the weighted average cost at December 31, 2004 was 2.19%. The deposits as of December 31, 2004 have maturity dates ranging from April 19, 2005 to February 10, 2009. The Bank did not have any certificates of deposit obtained through third party brokers as of December 31, 2003.

(6)  ADVANCES  FROM  FEDERAL  HOME  LOAN  BANK
     At December 31, 2004, the Bank has an advance outstanding from the Federal Home Loan Bank of Atlanta(FHLB) in the amount of $3,000,000. The Bank has pledged approximately $12,389,000 in qualifying mortgage loans as security for this advance and possible future advances. This advance bears interest at a fixed rate of 2.01%, requires quarterly interest payments, is callable on June 20, 2005 and matures on June 18, 2007. At December 31, 2004, the Bank has approximately $6,911,000 in additional borrowing capacity under its borrowing arrangement with the FHLB.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(7)  INCOME  TAXES
     The components of income tax(benefit) expense for the years ended December 31, 2004 and 2003, are as follows:

                                              2004       2003
                                           ----------  ---------
Current                                    $ 179,502          -
Deferred                                     180,274   (113,266)
Benefit from operating loss carryforwards   (179,502)         -
Change in valuation allowance               (630,092)   113,266
                                           ----------  ---------

                                           $(449,818)         -
                                           ==========  =========

     The difference between income tax benefit and the amount computed by applying the statutory federal income tax rate to earnings(loss) before taxes for the years ended December 31, 2004 and 2003 is as follows:

                                           2004       2003
                                        ----------  ---------
Pretax income(loss) at statutory rate   $ 167,836   (103,631)
State income tax expense(benefit), net      8,878    (12,192)
Change in valuation allowance            (630,092)   113,266
Other                                       3,560      2,557
                                        ----------  ---------
                                        $(449,818)         -
                                        ==========  =========

     The following summarizes the components of deferred taxes at December 31, 2004 and 2003.

                                                                     2004      2003
                                                                   --------  ---------
Deferred income tax assets:
  Allowance for loan losses                                        $297,493   242,081
  Pre-opening expenses                                               69,419   102,740
  Operating loss carryforwards and credits                           93,413   272,915
  Unrealized losses on investment securities available-for-sale      15,046     8,364
  Premises and equipment                                                  -     5,191
  Other                                                               7,810     7,165
                                                                   --------  ---------

    Total gross deferred income tax assets                          483,181   638,456
Less valuation allowance                                                  -  (630,092)
                                                                   --------  ---------

    Total deferred income tax assets                                483,181     8,364
                                                                   --------  ---------

Deferred income tax liability consisting of premises
  and equipment                                                      17,512         -
                                                                   --------  ---------

    Net deferred income tax assets                                 $465,669     8,364
                                                                   ========  =========

     The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. Prior to 2004, a valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets was dependent on future taxable income. During 2004, the Company determined that the realization of the net deferred asset was more likely than not; therefore, the valuation allowance was eliminated. This determination was based on monthly earnings and projections of future earnings. As of December 31, 2004, the Company has federal net operating loss carryforwards totaling approximately $195,000 and state net operating loss carryforwards totaling approximately $332,000 that will begin to expire in 2021 unless previously utilized.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(8)  COMMITMENTS
     The Company has entered into employment agreements with its President and Chief Executive Officer, its Chief Financial Officer and its Chief Credit Officer, providing for initial terms of three years. The agreements provide for base salaries, incentive bonuses based on the Company's performance, stock options, and other perquisites commensurate with their employment.

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. The Bank's loans are primarily collateralized by residential and other real properties, automobiles, savings deposits, accounts receivable, inventory and equipment.

     Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank had no outstanding letters of credit at December 31, 2004 or 2003.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                 2004        2003
                                              -----------  ---------
Financial instruments whose contract amounts
  represent credit risk:
    Commitments to extend credit              $11,911,495  6,153,648

     The Bank maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the Bank has arrangements with commercial banks for short term unsecured advances up to $2,000,000.

(9)  EMPLOYEE  AND  DIRECTOR  BENEFIT  PLANS
     Defined Contribution Plan
     -------------------------
     During 2003, the Company adopted a 401(k) savings plan under which eligible employees may choose to save up to 15 percent of salary income on a pre-tax basis, subject to certain IRS limits. Under the plan, the Company can make additional discretionary contributions, as determined by the Board of Directors. During 2004 and 2003, the Company made no plan contributions.

     Stock Option Plan and Warrants
     ------------------------------
     The Company sponsors an employee stock incentive plan. The plan was adopted for the benefit of directors, key officers and employees in order that they may purchase Company stock at a price equal to the fair market value on the date of grant. A total of 137,770 shares were reserved for possible issuance under the plan. The options vest over one to five-year periods and expire after ten years.

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(9)  EMPLOYEE  AND  DIRECTOR  BENEFIT  PLANS,  CONTINUED
     Stock Option Plan and Warrants, continued
     ----------------------------------------------
     In connection with the Company's formation and initial offering, 188,708 warrants for shares were issued to the organizers. The warrants were issued at the initial offering price of $10 per share and vest evenly over a five-year period. The warrants will be exercisable for a period of ten years following issuance, but generally no later than three months after the holder ceases to serve as a director.

     A summary of activity in the directors' warrants and stock option plans for the years ended December 31, 2004 and 2003 is presented below:

                                      2004                 2003
                                ------------------  -------------------
                                         Weighted             Weighted
                                          Average              Average
                                         Exercise             Exercise
                                Shares     Price     Shares     Price
                                -------  ---------  --------  ---------
Outstanding, beginning of year  282,262  $   10.00  283,262   $   10.00
Exercised during the year             -          -   (1,000)      10.00
                                -------             --------

Outstanding, end of year        282,262      10.00  282,262       10.00
                                =======             ========

Exercisable, end of year        125,125      10.00   62,663       10.00
                                =======             ========

     The options and warrants outstanding have a weighted average remaining contractual life of approximately seven years as of December 31, 2004.

(10) SHAREHOLDERS'  EQUITY
     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company, up to a maximum of 10,000,000 shares. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

(11) RELATED  PARTY  TRANSACTIONS
     The Bank conducts transactions with directors and officers, including companies in which they have a beneficial interest, in the normal course of business. It is the Bank's policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons. As of December 31, 2004 and 2003, there were approximately $3,437,000 and $6,362,000, respectively, of related party deposits. Following is a summary of related party loans for the year ended December 31, 2004:

Beginning balance             $ 3,633,823
New loans/advances                788,194
Less: Repayments               (1,686,077)
                              ------------

Balance at December 31, 2004  $ 2,735,940
                              ============

(12) MISCELLANEOUS  OPERATING  EXPENSES
     Components of other operating expenses which are greater than 1% of interest income and other operating income for the years ended December 31, 2004 and 2003 are as follows:

                               2004     2003
                             --------  -------
Advertising                  $134,622   96,937
Audits and examinations        76,389   62,780
Business development           57,799   48,205
Mortgage expenditures          24,417   47,742
Data processing               193,168  136,223
FDIC, OCC, State Assessment    42,378   31,403
Legal and professional         57,976   32,144
Stationery and supplies        62,544   56,533
Telephone                      35,874   29,963
Regulatory fees                41,378   31,403
Computer maintenance           36,317   30,755

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(13) REGULATORY  MATTERS
     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios(set forth in the table below) of Total and Tier 1 Capital(as defined in the regulations) to risk-weighted assets(as defined), and of Tier 1 Capital(as defined) to average assets(as defined). Management believes, as of December 31, 2004 and 2003, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2004 and 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The actual capital amounts(in thousands) and ratios as of December 31, 2004 and 2003 are also presented in the table below:

                                                                                        To Be Well
                                                                                     Capitalized Under
                                                                  For Capital        Prompt Corrective
                                               Actual          Adequacy Purposes     Action Provisions
                                         ------------------  --------------------  ----------------------
                                          Amount    Ratio       Amount     Ratio    Amount       Ratio
                                         -------  ---------  ------------  ------  ---------  -----------
AS OF DECEMBER 31, 2004:
Total Capital(to Risk Weighted Assets)
  Consolidated                           $ 9,408     11.77%  $      6,392   8.00%        N/A        N/A
  Bank                                   $ 8,531     10.68%  $      6,392   8.00%  $   7,990       10.00%
Tier 1 Capital(to Risk Weighted Assets)
  Consolidated                           $ 8,408     10.52%  $      3,196   4.00%        N/A        N/A
  Bank                                   $ 7,531      9.43%  $      3,196   4.00%  $   4,794        6.00%
Tier 1 Capital(to Average Assets)
  Consolidated                           $ 8,408      9.41%  $      3,573   4.00%        N/A        N/A
  Bank                                   $ 7,531      8.43%  $      3,573   4.00%  $   4,466        5.00%
AS OF DECEMBER 31, 2003:
Total Capital(to Risk Weighted Assets)
  Consolidated                           $ 8,018     15.48%  $      4,144   8.00%        N/A        N/A
  Bank                                   $ 6,037     11.65%  $      4,144   8.00%  $   5,180       10.00%
Tier 1 Capital(to Risk Weighted Assets)
  Consolidated                           $ 7,449     14.38%  $      2,072   4.00%        N/A        N/A
  Bank                                   $ 5,468     10.56%  $      2,072   4.00%  $   3,108        6.00%
Tier 1 Capital(to Average Assets)
  Consolidated                           $ 7,449     13.76%  $      2,165   4.00%        N/A        N/A
  Bank                                   $ 5,468     10.10%  $      2,165   4.00%  $   2,706        5.00%

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(13) REGULATORY  MATTERS,  CONTINUED
     Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory classified assets, the prior years' net earnings, and the ratio of equity capital to total assets. The Bank is currently not allowed to pay dividends to the Company until it becomes cumulatively profitable.

(14) FIRST SOUTHERN BANCORP(PARENT COMPANY ONLY) FINANCIAL INFORMATION

                          Balance Sheets

                    December 31, 2004 and 2003

                              Assets
                              ------

                                                        2004       2003
                                                     ----------  ---------
Cash and interest-bearing deposits                   $  414,177  1,730,492
Land                                                    265,448    265,448
Other assets                                            170,806          -
Investment in Bank                                    7,530,690  5,453,608
                                                     ----------  ---------

                                                     $8,381,121  7,449,548
                                                     ==========  =========

               Liabilities and Shareholders' Equity
               ------------------------------------

Shareholders' equity                                 $8,381,121  7,449,458
                                                     ==========  =========


                            Statements of Operations

                 For the Years Ended December 31, 2004 and 2003

                                                                          2004       2003
                                                                        ---------  ---------

Other operating expense                                                  $16,315    25,988
                                                                        ---------  ---------
  Loss before income tax benefit and equity in undistributed
    earnings(loss) of Bank                                               (16,315)   (25,988)
Income tax benefit                                                       170,806          -
                                                                        ---------  ---------
  Earnings(loss) before equity in undistributed earnings(loss) of Bank   154,491    (25,988)
                                                                        ---------  ---------

  Equity in undistributed earnings(loss) of Bank                         788,962   (278,809)
                                                                        ---------  ---------

    Net loss                                                            $943,453   (304,797)
                                                                        =========  =========

                      FIRST SOUTHERN BANCORP AND SUBSIDIARY

(14) FIRST SOUTHERN BANCORP(PARENT COMPANY ONLY) FINANCIAL INFORMATION,
     CONTINUED

                            Statements of Cash Flows

                 For the Years Ended December 31, 2004 and 2003

                                                                       2004         2003
                                                                   ------------  ----------
Cash flows from operating activities:
  Net earnings(loss)                                               $   943,453    (304,797)
  Adjustments to reconcile net earnings(loss) to net cash
    used by operating activities:
      Equity in undistributed(earnings) loss of Bank                  (788,962)    278,809
      Change in other assets                                          (170,806)        (50)
                                                                   ------------  ----------

              Net cash used by operating activities                    (16,315)    (26,038)
                                                                   ------------  ----------

Cash flows from investing activities:
  Capital infusion to Bank                                          (1,300,000)          -
  Purchase of land                                                           -    (265,448)
                                                                   ------------  ----------

              Net cash used by investing activities                 (1,300,000)   (265,448)
                                                                   ------------  ----------

Cash flows from financing activities consisting of proceeds from
    exercise of stock options                                                -      10,000
                                                                   ------------  ----------

Net change in cash                                                  (1,316,315)   (281,486)

Cash at beginning of year                                            1,730,492   2,011,978
                                                                   ------------  ----------

Cash at end of year                                                $   414,177   1,730,492
                                                                   ============  ==========

                                  CORPORATE AND SHAREHOLDER INFORMATION

--------------------------------------------------------------------------------------------------------------
                                                DIRECTORS
--------------------------------------------------------------------------------------------------------------

MICHAEL R. ANDERSON                      CHARLES A. DEAL                       WILLIAM I. GRIFFIS
President                                Senior Partner                        President
Bulloch County Fertilizer Company, Inc.  Cross Creek Farms                     Georgia Southern University
                                                                               Foundation, Inc.
                                                                               Vice President for
                                                                               Advancement
                                                                               Georgia Southern University

TRACY D. HAM                             JAMES A. HIGH, DDS                    W. PRATT HILL, III
Head Football Coach                      Orthodontist                          Partner
Clark Atlanta University                                                       Lee, Hill & Johnston Insurers
President
Hambone Enterprises

MICHAEL R. KENNEDY                       R. WHITMAN LORD, O.D.                 LAURA TAULBEE MARSH
President                                President                             Partner
Kennedy Industries, Inc.                 Lord Eye Centers, Inc.                Franklin, Taulbee, Rushing,
                                                                               Snipes & Marsh, P.C.

JEFFREY D. POPE                          RONNIE J. POPE                        HUDSON J. POWELL, SR., DMD
President and Co-Owner                   President                             General Dentistry
Pope Construction Co., Inc.              R.J. Pope Traditional Menswear, Inc.
                                         and Cobblers Bench, Inc.

LAMAR O. REDDICK                         DEVRA P. WALKER, CPA                  L. ANTHONY WATERS, III
Retired Business Owner                   Business Owner                        Business Owner
Lamar O. Reddick & Associates            Walker Pharmacy & Gift Shop,          L.A. Waters Furniture Co., Inc.
                                         Little Doses Children's Wear,
                                         The Wash Room and
                                         Brooklet Drug

F. THOMAS DAVID
President and Chief Executive Officer
First Southern Bancorp
President and Chief Executive Officer
First Southern National Bank

--------------------------------------------------------------------------------------------------------------
                                                 OFFICERS
--------------------------------------------------------------------------------------------------------------
OFFICERS

F. THOMAS DAVID                          CHARLES R. FENNELL, JR.               CHRISTOPHER T. CLIETT
President and Chief Executive Officer    Chief Financial Officer               Senior Vice President and
                                                                               Chief Credit Officer



A COPY OF THE COMPANY'S 2004 ANNUAL REPORT ON FORM 10-KSB, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE AT NO CHARGE TO EACH SHAREHOLDER UPON WRITTEN REQUEST TO F. THOMAS DAVID, PRESIDENT AND CEO, FIRST SOUTHERN BANCORP, 201 SOUTH MAIN STREET, STATESBORO, GEORGIA 30458.

                                                                  PRELIMINARY
                                                                      COPY

                                      PROXY
                             FIRST SOUTHERN BANCORP
                         ANNUAL MEETING OF SHAREHOLDERS

-The undersigned hereby constitutes and appoints F. Thomas David and Charles R. Fennell, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Southern Bancorp ("First Southern"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 28, 2005, at First Southern National Bank, Statesboro, Georgia 30458 at 11:00 a.m. local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposal described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated November __, 2005, the receipt of which is acknowledged in the manner specified below.

     1. To vote on the Articles of Amendment providing for the Reclassification of each share of First Southern common stock held by record holders of 500 or fewer shares into one share of Series A stock.

          FOR     [ ]              AGAINST     [ ]              ABSTAIN     [ ]

     2. To elect the five (5) persons listed below to serve as Class I directors of First Southern Bancorp a three-year term expiring at the 2008 annual meeting:

             - F. Thomas David.     - William L. Griffis     - R. Whitman Lord

             - Laura T. March       - Jeffrey D. Pope

          [ ]  FOR all nominees listed above          [ ]  WITHHOLD authority to
              (except as vote for all nominees             listed above
              indicated below)

          INSTRUCTION: To withhold authority for any individual nominee, mark "FOR" above, and write the nominee's name in this space ______________
          ____________________________________.

     3. In the discretion of the proxies on such other matters that are unknown to First Southern's board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO FIRST SOUTHERN'S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _________ , 2005                          -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly


       THIS PROXY IS SOLICITED BY FIRST SOUTHERN'S BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE.

    Optional:     I _____do   _____ do not plan to attend the Annual Meeting.